    As filed with the Securities and Exchange Commission on January 18, 2000




                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                              One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the
following box:        [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:        [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

============================================================================================
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of each
class of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum            Amount of
to be                 to be               Offering Price     Aggregate          Registration
Registered            Registered          Per Unit(17)       Offering Price     Fee
----------            ----------          ---------------    --------------     ------------
Common Stock,
no par value           139,000 shares(1)    $4.00              $   556,000      $   161.94
                        15,000 shares(2)    $4.50              $    67,500      $    19.57
                       510,000 shares(3)    $5.00              $ 2,550,000      $   879.32
                       520,000 shares(4)    $5.00              $ 2,600,000      $   896.55
                       197,400 shares(5)    $4.00              $   789,600      $   272.28
                       375,000 shares(6)    $3.90              $ 1,462,500      $   482.62
                       420,830 shares(7)    $5.50              $ 2,335,840      $   770.81
                       933,600 shares(8)    $1.72              $ 1,605,792      $   446.41
                        50,000 shares(9)    $2.00              $   100,000      $    27.80
                        50,000 shares(10)   $3.00              $   150,000      $    41.70
                       150,000 shares(11)   $2.50              $   375,000      $   104.25
                     1,892,200 shares(12)   $2.88              $ 5,449,536      $ 1,493.17
                       631,167 shares(13)   $2.88              $ 1,817,761      $   498.07
                     3,560,000 shares(14)   $2.88              $10,252,800      $ 2,809.27
                     3,560,000 shares(15)   $2.88              $10,252,800      $ 2,809.27
                         9,400 shares(16)   $2.88              $    27,072      $     7.42
                                                                                ----------

Total...............13,013,597 shares.......................................... $11,720.45(18)
                                                                                ==========

(1) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-66927 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 139,000 shares of Common Stock underlying the 1998-B Warrants. A filing fee of $161.94 was paid in connection with the filing of the previous Registration Statement.

(2) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-66927 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 15,000 shares of Common Stock underlying certain Management Options. A filing fee of $19.57 was paid in connection with the filing of the previous Registration Statement.

(3) This Registration Statement amends the Company's Registration Statement on Amendment No. 8 to Form SB-2, Commission File No. 333-98808 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 510,000 shares of Common Stock underlying the 1995 Warrants. A filing fee of $879.32 was paid in connection with the filing of the previous Registration Statement.

(4) This Registration Statement amends the Company's Registration Statement on Amendment No. 4 to Form SB-2, Commission File No. 333-09465 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 520,000 shares of Common Stock underlying the 1996 Warrants. A filing fee of $896.55 was paid in connection with the filing of the previous Registration Statement.

(5) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-30853 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 197,400 shares of Common Stock underlying the 1997 Warrants and 1996-B Warrants. A filing fee of $272.28 was paid in connection with the filing of the previous Registration Statement.

(6) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-48731 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 375,000 shares of Common Stock underlying the 1998-A Warrants. A filing fee of $482.62 was paid in connection with the filing of the previous Registration Statement.

(7) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-38593 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 420,830 shares of Common Stock underlying certain Management Options. A filing fee of $770.81 was paid in connection with the filing of the previous Registration Statement.

(8) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-81591 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 933,600 shares of Common Stock underlying the 1999-A Warrants. A filing fee of $446.41 was paid in connection with the filing of the previous Registration Statement.

(9) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 50,000 shares of Common Stock underlying certain Consultant Warrants. A filing fee of $27.80 was paid in connection with the filing of the previous Registration Statement.

(10) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 50,000 shares of Common Stock underlying certain Consultant Warrants. A filing fee of $41.70 was paid in connection with the filing of the previous Registration Statement.

(11) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 150,000 shares of Common Stock underlying certain Consultant Warrants. A filing fee of $104.25 was paid in connection with the filing of the previous Registration Statement.

(12) This has been calculated by using the closing bid price of the Common Stock on January 11, 2000 which was higher than the conversion price of the Senior Notes. Includes 25,000 shares issued to Harmonic Research, Inc., a broker-dealer in connection with the Senior Note offering.

(13) This has been calculated by using the closing bid price of the Common Stock on January 11, 2000 which was higher than the exercise price of the Management Options. Such Management Options have not previously been covered by a Registration Statement.

(14) This has been calculated by using the closing bid price of the Common Stock on January 11, 2000 which was higher than the exercise price of the 1999-B Warrants.

(15) This has been calculated by using the closing bid price of the Common Stock on January 11, 2000 which was higher than the purchase price of the Restricted Common Stock.

(16) Covers shares underlying 9,400 1999-A Warrants issued to Harmonic Research, Inc., a broker-dealer in connection with the Senior Note offering.

(17) Pursuant to Rule 457(g), the registration fee has been calculated at the higher of the exercise price of the warrants relating to the above Common Stock or the average of the bid and asked price within 5 business days prior to the date of the initial filing the registration statement.

(18) The filing fee of $4,103.25 was paid in connection with the filing of the previous Registration Statements. The balance of $7,617.20 has been paid in connection with the filing of this Registration Statement.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             USA TECHNOLOGIES, INC.


                        13,013,597 shares of Common Stock



         These shares of Common Stock are being sold by the Selling Shareholders listed below. The Company will not receive any part of the proceeds from the sale.

                                ----------------


         The Common Stock is listed on the OTC Electronic Bulletin Board under the symbol "USTT." The closing bid price for the Common Stock on January 11, 2000 was $2.88 per share.


                                -----------------


         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" ON PAGE 6.

                               -------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.









                The date of this prospectus is January 18, 2000.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is current as of any time subsequent to its date.


                               TABLE OF CONTENTS


Prospectus Summary .......................................................     1

Risk Factors .............................................................     5

Use of Proceeds ..........................................................    12

Management Discussion And Analysis of
  Financial Condition And Results
  of Operations ..........................................................    12

Business .................................................................    18

Management ...............................................................    28

Principal Shareholders ...................................................    37

Certain Transactions .....................................................    41

Selling Shareholders .....................................................    44

Market for Common Stock ..................................................    84

Description of Securities ................................................    86

Plan of Distribution .....................................................    98

Legal Matters ............................................................    99

Experts ..................................................................    99

Financial Statements .....................................................   F-1

                               PROSPECTUS SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by and should be read in conjunction with the more detailed information and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors should consider carefully the factors discussed below under "Risk Factors".

                                   The Company

     Our Company, USA Technologies, Inc., a Pennsylvania corporation, was founded in January 1992. We are an owner and licensor of automated, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, and computer printers. Our customers are hotels, university libraries, public libraries and retail locations. We generate revenues primarily from the sale of equipment utilizing our control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through our control systems, and from monthly administrative fees paid by various locations utilizing our control systems.

     Each control system operates as follows:
         - The consumer swipes a valid credit card through the control system.
         - The control system transmits the request to the credit card processor.
         - The credit card processor verifies that the credit card is valid and authorizes the transaction.
         - The control system activates the equipment for use by the consumer.
         - Once the consumer finishes using the equipment, the control system transmits a record of the transactions to our computer center.
         - The transaction information collected from all of the installed control devices is transmitted by us to the credit card processor.
         - The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to us.
         - Finally, we forward a check to each location representing its share of the proceeds.

     As of September 30, 1999, we had a total installed base of 1,294 control systems, distributed as follows: 1,156 Business Express(R) or MBE Business Express(TM) control systems, 24 Business Express(R) Limited Service (LSS) control systems, 36 Copy Express(TM) control systems, 27 Debit Express(TM) control systems, 10 Fax/Printer Express(TM) control systems, and 41 Public PC(TM) control systems located primarily at various hotels and libraries throughout the United States and Canada. The total Business Express(R) or MBE Business Express(TM) locations as of September 30, 1999 is 327, compared to 173 locations as of September 30, 1998.

         Our executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087. The telephone number is (610) 989-0340. Our website is located at http://www.usatech.com.


Where to Get More Information

         Our Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

         We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).


         The Company will furnish record holders of its securities with annual reports containing financial statements audited and reported upon by its independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                                   Securities

Securities Offered .....................        Up to 12,979,197 shares of
                                                Common Stock by the Selling
                                                Shareholders.

                                                On June 7, 1999, the Company
                                                effectuated a 1-for-10 reverse
                                                stock split of all of its issued
                                                and outstanding Common Stock.
                                                Pursuant thereto, on the
                                                effective date of the reverse
                                                split (i) each 10 shares of
                                                outstanding Common Stock were
                                                reduced to one share of Common
                                                Stock; (ii) the number of shares
                                                of Common Stock into which each
                                                outstanding warrant, purchase
                                                right or option is exercisable
                                                was proportionately reduced on a
                                                10-to-1 basis; (iii) the
                                                exercise price of each
                                                outstanding warrant, purchase
                                                right, or option was
                                                proportionately increased on a
                                                1-to-10 basis; (iv) the number
                                                of shares of Common Stock into
                                                which each share of Series A
                                                Preferred Stock is convertible
                                                was reduced from 10 shares to 1
                                                share; (v) the conversion rate
                                                of the accrued and unpaid
                                                dividends on the Series A
                                                Preferred Stock was increased
                                                from $1.00 to $10.00 per share
                                                of Common Stock; and (vi) each
                                                share of Series B Preferred
                                                Stock was converted into 4
                                                shares of Common Stock. All of
                                                the share numbers, share prices,
                                                exercise prices, and all other
                                                similar items contained in this
                                                Prospectus have been properly
                                                adjusted, on a retroactive
                                                basis, to reflect all of the
                                                foregoing.

Common Stock Outstanding
         as of September 30, 1999 ......        6,629,934 shares. On a fully
                                                converted basis, there would be
                                                18,907,076 shares outstanding
                                                consisting of 3,560,000 shares
                                                issued by the Company in
                                                November and December 1999
                                                pursuant to a private placement
                                                offering ("Restricted Common
                                                Stock"), 3,560,000 shares
                                                issuable upon exercise of the
                                                Warrants issued in November and
                                                December 1999 ("1999-B
                                                Warrants"), 1,867,200 shares
                                                issuable upon conversion of the
                                                Senior Notes ("Senior Notes"),
                                                250,000 shares issuable upon
                                                exercise of Warrants issued in
                                                August 1999 to two consultants
                                                ("Consultant Warrants"), 958,840
                                                shares issuable upon exercise of
                                                947,100 options to purchase
                                                Common Stock and 11,740 Common
                                                Stock Purchase Rights
                                                (collectively "Management
                                                Options"), 110,000 shares
                                                issuable upon exercise of the
                                                Warrants issued to affiliates
                                                and/or consultants to GEM
                                                Advisors, Inc. in June 1997,
                                                807,000 shares issuable upon the
                                                exercise of the Warrants issued
                                                in June 1999 ("1999-A
                                                Warrants"), 5,000 shares
                                                issuable upon the exercise of
                                                the Warrants issued August and
                                                September 1998 ("1998-B
                                                Warrants"), 4,000 shares
                                                issuable upon the exercise of
                                                the Warrants issued in January,
                                                February and March 1998 ("1998-A

                                                Warrants"), 1,500 shares
                                                issuable upon exercise of the
                                                Warrants issued in April, May
                                                and June 1997 ("1997-Warrants"),
                                                4,000 shares issuable upon
                                                exercise of the Warrants issued
                                                in January and February 1997
                                                ("1996-B Warrants"), 86,800
                                                shares issuable upon exercise of
                                                the Warrants issued in 1996
                                                ("1996 Warrants"), 67,300 shares
                                                issuable upon the exercise of
                                                the  Warrants issued by the
                                                Company in 1995
                                                ("1995-Warrants"), 625,077
                                                shares issuable upon conversion
                                                of the Series A Convertible
                                                Preferred Stock ("Series A
                                                Preferred Stock"), and 370,425
                                                shares issuable upon conversion
                                                of accrued and unpaid dividends
                                                on the Series A Preferred Stock.

Series A Preferred Stock Outstanding as
        of September 30, 1999 ......            625,077 shares. Each share of
                                                Series A  Preferred Stock, no
                                                par value, of the Company is
                                                convertible by the holder
                                                thereof at any time into 1
                                                share of Common Stock. The
                                                holders of Series A Preferred
                                                Stock are entitled to an annual
                                                cumulative cash dividend of
                                                $1.50 per share. At the time of
                                                conversion, all accrued and
                                                unpaid dividends are converted
                                                into Common Stock at the rate of
                                                $10.00 per share. See
                                                "Description of Securities -
                                                Series A Convertible Preferred
                                                Stock."

                                  RISK FACTORS

     The securities described herein are speculative and involve a high degree of risk. Each prospective investor in the Common Stock should carefully consider the following risk factors inherent in and affecting our business and the Common Stock before investing in the Common Stock.

         1. Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern. From inception through September 30, 1999, our Company has generated funds primarily through the sales of its securities. The auditor's report at June 30, 1999 includes a modification that indicates that the Company's existence may be dependent on its ability to continue to raise capital and generate sufficient revenue from operations. See "Consolidated Financial Statements."

         Our Company installed its first product, the Golfer's Oasis(TM) in June 1994. This product line did not achieve the anticipated market acceptance and was also very capital intensive. There are currently no units in operation and revenues through September 30, 1999 were nominal. The Copy Express(TM) was first installed in January 1995, and as of September 30, 1999, there were 36 units in operation. The Credit Card Vending Express(TM) was first installed in March 1995, and as of September 30, 1999, there were no units in operation. The Fax Express(TM) was first installed in February 1997 and as of September 30, 1999 there were 10 units in operation and net revenues were nominal. The Company's Debit Express(TM) was first installed in April 1995, and as of September 30, 1999, there were 27 units in operation and net revenues were nominal. The Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) was first installed in April 1996, and as of September 30, 1999, there were 41 units in operation and net revenues were nominal. The Business Express(R) was first installed in September 1996, and as of September 30, 1999, there were 327 Business Express(R) or MBE Business Express(TM) units in operation (containing 1,156 control systems). Although the MBE Joint Venture was established in September 1997, as of September 30, 1999, 203 MBE Business Express(TM) units were sold. The MBE Joint Venture was terminated in May 1999. See "Business-Legal Proceedings."

         For its fiscal years ended June 30, 1999, 1998, and 1997 our Company incurred operating losses of $3,651,624, $3,586,281, and $3,120,712, respectively. From its inception on January 16, 1992 through September 30, 1999, we have incurred operating losses of $18.5 million.

         As of September 30, 1999, our Company had working capital of approximately $243,858, of which $1,120,687 was invested in inventory. At September 30, 1999, we had cash of $411,282. We anticipate generating additional cash to finance future operating expenses by selling additional securities and through increased revenues primarily through resale of equipment utilizing our control systems. As of September 30, 1999, an aggregate of 1,294 of our control devices have been installed at commercial locations. We have an limited operating history upon which an evaluation of future prospects can be made. Such future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business. There is currently no basis upon which to assume that our business will prove financially profitable or generate more than nominal operating revenues. In addition, there can be no assurances that we will be able to continue to sell additional securities. If we fail to generate increased revenues or fail to sell additional securities, investors may lose all or a substantial portion of their investment.

         2. Dependence Upon Key Personnel. Our Company is dependent on certain key management personnel, particularly its Chairman and Chief Executive
Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would have a material adverse effect upon our Company's business. The Company entered into an employment agreement with Mr. Jensen that expires in June 2001. The Company also entered into one-year employment agreements with other executive officers, each of which contain non-compete agreements. We have also obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice President-Research and Development, Haven Brock Kolls, Jr. We do not have and do not presently intend to obtain key man life insurance coverage on any of our other executive officers.

         3. Uncertainty of New Product Development; Unproven Commercial Viability. While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of our products has not been established. Although commercial production and installation of our products has commenced on a very limited basis, there can be no assurance that our products will be successful or become profitable. In addition, there can be no assurance that the demand for our products will be sufficient to enable us to become profitable. Even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place. In any such event, investors may lose all or substantially all of their investment in our Company.

         4. Dependence on Proprietary Technology; Patent Issues. Our Company's success is dependent in part on its ability to obtain patent protection for its products, maintain trade secret protection and operate without infringing the proprietary rights of others. To date, we have pending patent applications, and intend to file applications for additional patents covering our future products although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us one patent during April 1997 and another patent during June 1999. Three other patent applications have received notices of allowance as of September 30, 1999, two of which are design patent applications and the other a utility patent application. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that any of the remaining patent applications will be granted to us, that we will develop additional products that are patentable or do not infringe the patents of others, or that any patents issued to us will provide us with any competitive advantages or adequate protection for our products. In addition, there can be no assurance that any patents issued to us will not be challenged, invalidated or circumvented by others. There can be no assurance that any of our products would not infringe the patents of others. If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us. See "Business-Legal Proceedings."

         5. Competition. There are companies presently offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which are in direct competition with our Company's products, including the Business Express(R) and Public PC(TM). See "Business-Competition." In addition, the businesses which have developed unattended, credit card activated control systems currently used in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines are capable of developing control systems in direct competition with our Company. Many of these businesses are well established, have substantially greater resources than our Company and have established reputations for success in the development, sale and service of high quality products. Such competition may result in lower percentages of gross revenues being retained by our Company in connection with its devices, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be materially and adversely affected. We are also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an as-needed basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(R), and the location may not order the Business Express(R), or if ordered, the hotel guest may not use it.

         6. Dependence on Third-Party Suppliers. Our Company is dependent on third-party suppliers for the various component parts of its products. Although we believe there are alternative sources for these component parts, the failure of such suppliers to supply such component parts or the absence of readily available alternative sources could have a material adverse effect on our Company, including delaying the implementation of our business plan to achieve profitability. We do not have supply contracts with any of such third-party suppliers and we intend to purchase components pursuant to purchase orders placed from time to time. See "Business-Procurement".


         7. Cash Dividends Not Likely. There can be no assurance that the proposed operations of our Company will result in significant revenues or any level of profitability. Any earnings which may be generated by our Company would be used, for the foreseeable future, to finance the growth of our business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no cash dividends on the Common Stock or Series A Preferred Stock have been declared or paid by us to date, and the Company does not presently intend to pay cash dividends on the Common Stock or Series A Preferred Stock for the foreseeable future. Although we paid a special stock dividend in August 1995 consisting of one-third of a share of Common Stock for each share of outstanding Series A Preferred Stock, there can be no assurance that cash dividends will ever be paid on the Common Stock. Our Articles of Incorporation prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Series A Preferred Stock have been declared and paid. Through September 30, 1999, the unpaid and cumulative dividends on the Series A Preferred Stock equal $3,704,254. The unpaid and accumulated dividends are either payable in cash by our Company when and if declared by the Board of Directors or may be converted into shares of Common Stock at the rate of $10.00 per share. Through September 30, 1999, $1,872,673 of unpaid and cumulative dividends on the Series A Preferred Stock were converted into 217,344 shares of Common Stock. See "Description of Securities - Series A Convertible Preferred Stock."

         8. Need For Market Acceptance; Location Risk. There can be no assurance that demand for our Company's products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the credit card activated control systems at enough locations or sell equipment utilizing our control systems to enough locations to achieve significant revenues or that our operations can be conducted profitably. As of September 30, 1999, an aggregate of 1,294 control devices have been installed at commercial locations and revenues have been small. Alternatively, the locations which would utilize the control systems may not be successful locations. In such event, our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. Moreover, even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place.

         9. No Current Established Trading Market; No Assurance of Active
Public Market. The Common Stock is currently traded on the OTC Electronic Bulletin Board. Although there is limited trading in the Common Stock, there is no established trading market. Unless and until there is an established trading market for the Common Stock, holders of the Common Stock could find it difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."


         10. Risks of Low-Priced Stocks. The Common Stock is subject to the so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. These regulations may adversely affect the ability or willingness of broker-dealers to sell the Common Stock.

         The Commission has adopted regulations that define a penny stock to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         As of the date hereof, the Common Stock qualifies as a penny stock and is subject to the above regulations. The above regulations could adversely affect the market liquidity for the Common Stock and could limit the ability or willingness of broker-dealers to sell the Common Stock as well as the ability of holders of the Common Stock to sell the Common Stock in the secondary market.

         11. Determination of Offering Price. The exercise price of the Warrants and Management Options was determined arbitrarily by our Company and was not based upon book value, earnings, assets or any other recognizable standard of value. If profitable results are not achieved from operations, of which there can be no assurance, the value of our securities sold pursuant to this offering could well become considerably less than the offering price of such securities and could become worthless.

         12. Shares Eligible for Future Sale. Of the 6,629,934 shares of Common Stock issued and outstanding as of September 30, 1999, 4,499,560 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 2,130,374 are "restricted securities", as that term is defined under Rule 144 promulgated under the Act, and under certain circumstances may be sold without registration pursuant to that Rule. Of the 625,077 shares of Preferred Stock issued and outstanding on September 30, 1999, 420,677 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 204,400 are "restricted securities." As of September 30, 1999, there are 67,300 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1995 Warrants, 86,800 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1996 Warrants, 4,000 shares of Common Stock issuable by the Company to the holders of the outstanding 1996-B Warrants, 1,500 shares of Common Stock issuable to the holders of the outstanding 1997 Warrants, 4,000 shares of Common Stock issuable to the holders of the outstanding 1998-A Warrants, 958,840 shares of Common Stock issuable to the holders of the Management Options, 110,000 shares of Common Stock issuable upon the exercise of the GEM Warrants, 5,000 shares of Common Stock issuable by the Company to the holders of the outstanding 1998-B Warrants, 807,000 shares of Common Stock issuable to the holders of the 1999-A Warrants, 1,867,200 shares issuable upon conversion of the Senior Notes, 250,000 shares issuable upon exercise of the Consultant Warrants, or the 3,560,000 shares issuable upon exercise of the 1999-B Warrants. Such Common Stock, if issued, will be freely tradeable under the Act. In addition, the 3,560,000 shares of Restricted Common Stock issued in the last calendar quarter of 1999 are freely tradeable under the Act. See "Description of Securities". We are unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Common Stock prevailing at the time of any such sales. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities".

         13. Year 2000 Compliance. The Company's Y2K remediation efforts proceeded with Executive level management sponsorship, funding and support. Efforts have been made to ensure orderly transition leading up to and across the date change event. The Company is committed to making the Millennium event come and pass without disruption to its customers, suppliers and business partners. Final trial testing and contingency planning of utilities, municipal infrastructures, communications facilities and key interfaces has been completed. The Company has incurred costs estimated to be approximately $10,000 for internal and external studies and analysis related to Year 2000 compliance.

         In connection with its studies, the Company concentrated on five areas of its business: (i) its control system terminals; (ii) its office computers;
(iii) its credit card processing capability and related systems; (iv) its back-up and off-site recovery process; and (v) its non-Information Technology ("IT") systems. The Company estimates that its actual remediation costs have been approximately $20,000, including replacement accounting software, other software and database upgrades, and internal or external services.

         In reference to item (i) above, the terminals have been re-examined by the Development Engineer. No hardware or firmware was found to contain any date sensitive element that would cause a Year 2000 problem. In addition, several terminals were tested by using year 2000 dates, and no problem was found. In reference to item (ii) above, the Company has already found all office computers to be compliant. In reference to item (iii), the programs written by the Company to process credit card data received from the terminals in the field have been reviewed, and no Year 2000 problems have emerged. In reference to item (iv), the off-site recovery systems utilize IBM facilities nearby which are Year 2000 compliant. Item (v), non-IT systems, are deemed by the Company to pose no Year 2000 risk.

         The Company has obtained written assurances of compliance from third parties whose products may materially affect the Company's operations. These parties include, but are not limited to, the Company's credit card processor, control systems and select equipment manufacturers.

         The worst case scenario for the Company would be if the control systems in the field were all found to contain a Year 2000 problem which caused defective transmissions into the Company's main processing software. The Company believes that the probability of this scenario actually happening is very low because the technology of the control units does not involve use or transmission of two digit year data. If, however, the scenario did happen, the Company's licensing and processing revenues might be materially impacted if the time required for replacing all defective units using compliant terminals was many months. The Company anticipates the cost of such replacement units to be approximately $200,000.

         From and after January 1, 2000, and through the date of this Prospectus, the Company has not experienced any Year 2000 problems in connection with its operations or software.

         14. Ability to Service Debt; Subordination. As a result of our incurrence of indebtedness in connection with our issuance of the Senior Notes, we will be obligated to make substantial principal and interest payments to the holders of the Senior Notes.

         During October 1999, in an effort to reduce our debt payments, we authorized the voluntary conversion of all or any part of the Senior Notes into shares of Common Stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. If all of the $4,668,000 principal amount of the Senior Notes are converted, we would issue 1,867,200 shares of Common Stock. We have agreed to use our best efforts to register for resale under the Act the shares of Common Stock into which the Senior Notes are convertible.

         In the event that none of the Senior Notes are converted, on December 31, 2001, we are obligated to repay the $4,668,000 principal amount of the Senior Notes. Until the Senior Notes have been paid by us, the amount of the Senior Notes will be reflected as a liability on our financial statements, net of related discount. In addition, pending such repayment, our Company is required to make interest payments each calendar quarter in the amount of $140,040, or in the amount of $560,160 each year ($226,762 has been paid through September 30, 1999). The ability of our Company to satisfy its debt obligations will be dependent on its future performance and the success of its product lines and on its ability to raise capital. Such performance is subject to financial, business and market factors and other factors affecting our Company's business and operations.

         We anticipate that the scheduled interest and principal payments required under the Senior Notes can be met from cash from operations, if any, as well as proceeds from other securities offerings. However, there can be no assurance that such interest and principal payments can be met.

         The Senior Notes are unsecured and thus, in effect, will rank junior to any Senior Indebtedness, as defined therein. See "Description of Securities - 12% Senior Notes." The payment of any amount owing in respect of the Senior Notes will be subordinated to prior payment in full of all existing and future Senior Indebtedness. In the event of the liquidation, dissolution, reorganization or similar proceedings with respect to the Company, assets of the Company will be available to pay obligations on the Senior Notes only after all of the Senior Indebtedness, as applicable, has been paid in full, and there can be no assurance that sufficient assets to pay amounts due on all or any of the Senior Notes will remain.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sales of the Common Stock by the Selling Shareholders. See "Selling Shareholders" for a list of those Shareholders entitled to receive net proceeds from the sales of the Common Stock. The Company would, however, receive gross proceeds upon exercise of the Warrants or Management Options by the Selling Shareholders. There is no assurance that any or all of the Warrants or Management Options will be exercised by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock pursuant to this Prospectus. See "Description of Securities."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

         This Form SB-2 contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company's actual results to differ materially from those projected, include, for example
(i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations, or (vii) the ability to prevail in its pending legal proceeding with MBE. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company's expectations will be met.

Introduction

         Events in the latter portion of the fiscal year ended June 30, 1998 enabled the Company to complete its transition from a development stage enterprise to an enterprise focusing on marketing its products and its commercial operations. The Company has incurred operating losses during the years ended June 30, 1999 and 1998 of $3,651,624 and $3,568,281, respectively, and anticipates incurring operating losses through at least the end of fiscal 2000.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1999 consolidated financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at June 30, 1999 combined with the revenues to be generated during fiscal year 2000, the potential capital to be raised from the exercise of Common Stock Purchase Warrants, private placement offerings, and the ability to reduce anticipated expenditures, if required, will provide for the Company to continue as a going concern.

Results of Operations

Fiscal quarter ended September 30, 1999:

         The fiscal quarter ended September 30, 1999 resulted in a net operating loss of $1,887,531 compared to a net loss of $670,481 for the fiscal quarter ended September 30, 1998. Losses are projected to continue at least through fiscal year 2000 and until sufficient revenue is generated from equipment sales and licensing fees from the Company's proprietary technology.

         Revenues were $513,192 compared to $792,459 from the previous year's fiscal quarter. This $279,267 or 35% shortfall reflects the beginning of the large Prime Hospitality rollout of the MBE Business Express(TM) during the corresponding preceding quarter as well as reduced marketing efforts in the latter half of fiscal year 1999 due to the dispute with MBE. See - "Business - Legal Proceedings." Of the total revenues, equipment sales totaled $358,327, a decrease of $353,967 or 50% over the same period last year. License fees, however, increased to $154,865 from $80,165 for the same period during the prior year, an increase of 93%. This is due to the continuing increase in the installed base of control systems. Revenue is still well below the level required for the Company to be profitable.

         Cost of equipment sales for the period included labor and equipment of $316,385 which represented a decrease of $306,793 or 49% versus the same period during the prior year, and is directly attributable to the decrease in equipment sales described above.

         General and administrative expenses of $1,185,611 increased by $732,191 or 161% from the same quarter last year. The principal reason was a large increase in legal costs of $460,912 or 656%. Of this amount, $374,715 was for activities related to the MBE litigation, all of which has been funded through the issuance of Common Stock and therefore does not consume cash. See "Business
- Legal Proceedings." Other components of general and administrative costs included increases in outside services of $114,840; professional and consulting fee increases of $54,815, and increases in advertising and print media expenses of $30,370 or 104%; offset by reductions in travel and entertainment of $22,318 or 32%.

         Compensation expense of $447,293 increased by 32% due to increased personnel requirements in all areas of the Company. The interest expense increase of $418,375 was due to two factors. The non-cash amortization of the debt cost in connection with the Senior Notes and the equity component was $256,610; while the remaining amount was primarily due to interest payments on the 12% Senior Notes. Depreciation expense decreased from $23,082 to $17,169, due to completed depreciation on older assets.

         During the quarter, shares of Common Stock have been issued in lieu of cash payments with a fair value of $556,000, and are reflected primarily as an increase in prepaid assets.

Fiscal year ended June 30, 1999:

         For the fiscal year ended June 30, 1999, the Company had a net loss of $3,651,624. The overall loss applicable to common shares of $4,654,077 or $1.07 per common share (basic and diluted) was derived by adding the $3,651,624 net loss and the $1,002,453 of cumulative preferred and other adjustments and dividing by the weighted average shares outstanding of 4,348,866.

         Revenues for the fiscal year ended June 30, 1999 were $3,890,516, an increase of $2,065,287 or 113% over the prior year, reflecting the continued penetration of the Business Express(R) and the MBE Business Express(TM) into the marketplace.

         Operating expenses for the fiscal year ended June 30, 1999 were $7,295,628, representing a $1,793,978 or 33% increase over the prior year. The primary contributors to this increase were cost of equipment sales and general and administrative expenses, as detailed below.

         Cost of sales increased by $1,701,193 from the prior year, primarily reflecting the increase in MBE Business Express(TM) business. General and administrative expenses of $2,687,744 increased by $473,760 or 21%. This increase is primarily due to legal expenses associated with the pending MBE litigation, which amounted to over $600,000. See "Business - Legal Proceedings." Without these legal expenses, general and administrative expenses would have declined by over $100,000. In addition, outside services increased by $141,135 or 199% primarily to fund promotional programs in the marketing and investor relations areas. Offsetting these increases were decreases in travel and entertainment expenses of $147,097, or 42%; decreases in product development of $45,760 or 46%; and decreases in advertising by $103,270 or 49%.

         Compensation expense was $1,553,189, a decrease of $356,493 or 19% from the previous year. The decrease was primarily due to the non-cash expense of $554,630 last year which reflected the compensation charge recorded for the repricing of the Common Stock options below fair market value during April 1998. Offsetting this decrease were increases in salaries of $237,260, or 21%, which is due to increased personnel requirements in the operations and sales areas.

         Depreciation expense of $91,773 decreased by $24,382 or 21%, due to a lower depreciable asset base.

Fiscal year ended June 30, 1998:

         For the fiscal year ended June 30, 1998, the Company had a net loss of $3,568,281. The overall loss applicable to common shares of $5,322,847 or $1.51 per common share (basic and diluted) was derived by adding the $3,568,281 net loss and the $1,754,566 of cumulative preferred and other adjustments and dividing by the weighted average shares outstanding of 3,532,048.

         Revenues for the fiscal year ended June 30, 1998 were $1,825,229, an increase of $1,217,457 or 200% over the prior year, reflecting the continued entrance of the Business Express(R) and the MBE Business Express(TM) into the marketplace.

         Operating expenses for the fiscal year ended June 30, 1998 were $5,501,650, representing a $1,758,689 or 47% increase over the prior year. The primary contributors to this increase were cost of sales, general and administrative expense, and compensation expense, as detailed below.

         Cost of sales increased by $736,639 from the prior year, primarily reflecting the increase in MBE Business Express(TM) business. General and administrative expense of $2,213,984 increased by $173,821 or 8.5% which reflects both a general increase in spending to support the expansion of operations and other factors as described below. Specifically, the major contributors to this increase were: reserves of $87,520 established in fiscal 1998 to cover estimated future field service warranty expenses for the Company's control system terminals; marketing promotions and trade show expenses increased $64,901 or 59%; and advertising increased by $125,204 or 143%, reflecting the need to increase product awareness in the marketplace. Certain other increases were experienced in outside services, telephone, and office supplies. Certain other expenses decreased as compared to the prior year, primarily professional and consultant fees, which decreased by $109,916 or 20%.

         Compensation expense was $1,909,682, an increase of $829,224 or 76.7% over the previous year. The increase was primarily due to the non-cash expense of $554,630 which reflects the compensation charge recorded for the repricing of the common stock options below fair market value during April 1998. The remainder of the increase is due to increased personnel requirements in the operations and sales areas.

         Depreciation expense of $116,255 increased by $19,005, which is attributable to the increased depreciable asset base.


Plan of Operations

         As of September 30, 1999, the Company had an installed base of a total of 1,294 control systems, distributed as follows: 1,156 Business Express(R) or MBE Business Express(TM) control systems, 24 Business Express(R) Limited Service control systems, 36 Copy Express(TM) control systems, 27 Debit Express(TM) control systems, 10 Fax/Printer Express(TM) control systems, and 41 Public
PC(R) control systems located at various hotels and libraries throughout the United States and Canada. The total Business Express(R) or MBE Business Express(TM) locations as of September 30, 1999 is 327, compared to 173 locations as of September 30, 1998. The total license fee revenues received by the Company from these systems increased 93% from last fiscal year but is still well below the level required to achieve profitability.

         The Company has developed a product line extension to its flagship Business Express(R) product, called the Business Express(R) Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the hospitality industry, which includes mid-market, limited service and economy properties. As of September 30, 1999, 14 LSS locations have been installed, in Holiday Inns, Best Westerns and others.

         The Company's next generation of terminal, e-Port(TM), is nearing completion of development, and would contain all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the internet. The Company intends to introduce to the public a preliminary version of e-Port(TM) in the first half of the calendar year 2000. During this period, the Company anticipates that it would beta-test these terminals in selected hospitality locations, and believes that it would begin selling e-Port(TM) shortly thereafter.

          In October 1999, the Company reached a preliminary agreement with a Fortune 100 consumer products company, pursuant to which the consumer products company would establish a pilot program using e-Port(TM) in a limited number of its beverage vending machines. The pilot is expected to last several months, with all costs covered. The Company is in discussions with the consumer products company regarding a comprehensive business relationship if the pilot program is a success. As of the date hereof, no such beverage vending machines have been installed with the e-Port(TM).

         The Company continues to work with IBM on a number of different projects. A proposal is being developed with IBM whereby IBM will provide value added design, development, fulfillment and product warranty services for e-Port(TM). The goal is to benefit from IBM research, purchasing, manufacturing and global services to provide the Company with shortened time to market, product excellence, and a lower total cost of goods. IBM has also signed a non-binding letter of intent to help the Company design an enhanced version of the network which will underlie all transaction processing for e-Port(TM), including advertising and e-commerce.

         The Company is marketing its products through its full-time sales staff consisting of two national accounts salespeople and three telesales individuals, either directly to customer locations or to management companies servicing these locations. Strategic partnerships continue to be pursued and developed.

         On June 7, 1999, Ikon Office Solutions signed a letter of intent with the Company wherein it stated its intent to market and sell the Company's Transact solutions to businesses through its sales representatives. Ikon, with fiscal 1998 revenues of more than $5.6 billion, is one of the world's leading office technology companies, providing copier and printing systems, computer networking and digital document document services. As of the date hereof, no such sales have occured.

         Additional plans for fiscal year 2000 include continued focus on the sales and/or leasing of our Business Express(R) business centers, and development of strategic partnering relationships.

Liquidity and Capital Resources

         For the three month period ended September 30, 1999, there was a net decrease in cash of $1,253,734. This was attributable to using $1,363,792 for operating activities, partially offset by net proceeds of $139,792 raised through the exercise of warrants and collection of subscriptions receivable. As of September 30, 1999, total cash on hand was $411,282, and working capital was $243,858, of which $1,120,687 was invested in inventory.

         During the quarter ended September 30, 1999, 136,000 1999-A Warrants were exercised at $.50 per share, resulting in proceeds to the Company of $68,000.

         During October and November 1999, the Company's Board of Directors authorized a private placement offering (the "Offering") to accredited investors of up to 356 units at a unit price of $10,000. Each unit consists of 10,000 shares of Restricted Common Stock at $1.00 per share, and 10,000 1999-B Warrants. Each 1999-B Common Stock purchase warrant entitles the holder to purchase one share of Common Stock for $2.00 at any time through March 31, 2000. As a result of the offering, during October, November and December 1999, a total of 356 units were sold at $10,000 per unit, resulting in gross proceeds of $3,560,000 to the Company.

         During the period October 1, 1999 through December 31, 1999, an additional 627,700 1999-A Warrants were exercised at $.50 per warrant, resulting in gross proceeds to the Company of $313,850.

         The Company believes that existing proceeds from the above offering, together with funds available from the potential exercise of outstanding warrants and options, increased revenues from its business, and additional sales of securities would be sufficient to fund operations until at least through the fiscal year ending June 30, 2000. However, there can be no assurance that any such additional warrant or option exercises would occur, any additional securities would be sold, or that increased revenues would result from its business activities. Under such circumstances, the Company may cease to be a going concern or may have to reduce its operations.

         During the fiscal year ended June 30, 1999, the Company completed several financing transactions. Net proceeds of $4,106,440 were realized from issuance of Senior Notes, $254,360 were realized from private placement offerings of Series A Preferred Stock, and $182,540 were realized from Common

Stock transactions, principally the exercise of Common Stock Purchase Warrants and Options. As of June 30, 1999, the Company had working capital of $1,279,367, which included cash and cash equivalents of $1,665,016 and inventory of $1,255,836.

         During the fiscal year ended June 30, 1999, net cash of $3,940,414 was used by operating activities, primarily due to the net loss of $3,651,624. The net cash provided by financing activities of $5,320,747 was principally due to the net proceeds generated from the issuance of the Senior Notes and the $804,485 proceeds from the line of credit from IBM Global Financing.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1999 consolidated financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company anticipates that for the year ending June 30, 2000 there will be a negative cash flow from operations in excess of $3.0 million. However, the Company believes that the funds available at June 30, 1999 combined with the revenues to be generated during fiscal year 2000, the potential capital to be raised from the exercise of the Common Stock Purchase Warrants and private placement offerings, and the ability to reduce anticipated expenditures, if required, will provide for the Company to continue as a going concern through fiscal year 2000.

Commitments

         The Company leases approximately 10,000 square feet in Wayne, Pennsylvania for a monthly rental of $10,500 plus utilities and operating expenses. The lease is currently on a month-to-month basis.

         The Company has acquired inventory financing using IBM Global Financing. The debt to IBM is secured primarily by the inventory being financed. As of September 30, 1999, $780,787 of inventory is being financed. Such inventory was originally the inventory of the MBE Joint Venture, but was purchased by the Company from the MBE Joint Venture when the MBE Joint Venture was terminated in May 1999.

                                    BUSINESS

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company is a leading provider and licensor of automated, credit card activated control systems for the copying, debit card and personal computer industries. The Company's devices make available credit card payment technology in connection with the sale of a variety of products and services. The Company generates its revenues from the direct sale of its control systems and the resale of configured office products, from monthly administrative fees paid by locations utilizing its control systems, and from retaining a portion of the monies generated from all credit card transactions conducted through its control systems.

         The Company has developed an automated, credit card activated control system to be utilized with photocopying machines, facsimile machines, computer printers, and debit card purchase/revalue stations. The control systems allow consumers to use credit cards to pay for use of these products.

         The Company has also developed the Public PC(R), which is an automated credit card activated control system to be used in connection with a personal computer, including on-line services, such as the Internet. This product enables locations to offer the use of personal computers to the public on an "as needed" basis utilizing credit cards as a method of payment. In addition, the Company introduced to the university library market its Automated Print Payment System(TM) (APPS). This system enables libraries to charge users via credit/debit cards for the printed output from computer networks, thus providing a new source of revenue to cover their increasing costs of operations.

         During fiscal year 1997, the Company introduced the Business Express(R), which is being marketed to the hospitality industry as an amenity to the business traveler. The Business Express(R) combines the Company's existing applications for computers, copiers, and facsimiles into a kiosk type configuration. All services provided are credit card activated. The Business Express(R) continues the Company's move towards the sale of the Company's proprietary equipment to operators rather than the revenue sharing arrangements employed in past years. The Company still retains all rights to software and proprietary technology which it licenses to location operators for their exclusive use. As of September 30, 1999, 124 Business Express(R) units are installed.

         During the last part of the 1999 fiscal year, the Company introduced a product line extension to its flagship Business Express(R) product, called the Business Express(R) Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the hospitality industry, which includes mid-market, limited service and economy properties. As of September 30, 1999, 14 LSS units have been installed.

         The Company is beginning to explore the possibilities of apartment buildings as a market for its technology. Approximately 27,000 operators of apartment buildings in the United States have been identified. As of September 30, 1999, one such location has been installed.

         The Company generates its revenues from the sale of equipment utilizing its control systems, from retaining a portion of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees from each location utilizing its control systems. The Company has entered into a joint marketing agreement with Minolta Corporation, and has been designated as an authorized equipment reseller by Hewlett-Packard Company and International Business Machines Corporation. The Company believes that it benefits from the association of its control systems with the well-known brands of business equipment manufactured by these companies.

         On September 24, 1997, the Company entered into a Joint Venture Agreement with Mail Boxes Etc. ("MBE"), in order to sell and market automated, credit card activated business centers under the name MBE Business Express(TM) to the hospitality industry. The MBE Business Express(TM) bundles together the same components as the Business Express(R), but under the MBE brand name. In addition, the MBE Business Express(TM) includes a dial-through service to a nearby MBE store making available the products and services of the store. During the fiscal year ended June 30, 1999, the MBE Joint Venture sold and installed 201 MBE Business Express(TM) business centers. The MBE Joint Venture was terminated in May 1999 and the Company is currently involved in legal proceedings with MBE. Notwithstanding these proceedings, the Company continues to service all field installations. See "Business - Legal Proceedings."

         In 1998, Prime Hospitality Corp. ("Prime") entered into an agreement with the MBE Joint Venture, pursuant to which Prime would purchase a minimum of 100 MBE Business Express(TM) units for installation at Prime's owned and managed hotels (primarily the AmeriSuites brand). As of September 30, 1999, all of the installations under the agreement have been completed, generating total revenues of approximately $1.9 million.

         During the past year the Company has focused on developing a new terminal, trademarked e-Port(TM). It contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. With the development of e-Port(TM), USA Technologies hopes to position itself to claim a piece of two important market spaces within the new "Internet" economy - electronic commerce and pervasive computing. To date, there are no commercial installations of the e-Port(TM).

         In May, 1999 the Company signed an agreement with International Business Machines Corporation ("IBM") whereby IBM agreed to be the executional partner for certain aspects of the Company's business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. This agreement expands an earlier agreement between IBM and the MBE Joint Venture from 1,000 to 5,000 locations, and expands the array of products which are eligible for IBM installation. The Company also is developing a proposal with IBM whereby IBM will provide value added design, development, fulfillment and product warranty services for the Company's e-Port(TM) product. The goal is to benefit from IBM research, purchasing, manufacturing and global services to provide the Company with shortened time to market, product excellence, and a lower total cost of goods. IBM has also signed a letter of intent to help the Company design an enhanced version of the network which will underlie all transaction processing for e-Port(TM), including advertising and e-commerce.

         The Company has entered into a corporate agreement on May 14, 1999 with Choice Hotels International (which includes the Comfort, Clarion, Quality, Sleep, Econo Lodge, Rodeway and Mainstay brands) which establishes USA as the only endorsed vendor of business center products for its over 3,000 properties. This agreement reflects Choice's commitment to promote the

Company's LSS internally to its own hotels. Also, the Company has entered into a corporate agreement with Promus Hotel Corporation (Embassy Suites, Hampton, and Doubletree brands) which establishes itself as a preferred supplier of business center products for those brands. In addition, the Company's Business Express(R) has been approved and recommended as a solution for business center needs by Marriott for its hotels.

         On June 7, 1999, Ikon Office Solutions signed a letter of intent with the Company wherein it stated its intent to market and sell the Company's Transact solutions to businesses through its sales representatives. Ikon, with fiscal 1998 revenues of more than $5.6 billion, is one of the world's leading office technology companies, providing copier and printing systems, computer networking and digital document services. To date, no such sales have occurred.

         For the years ended June 30, 1999 and 1998, the Company has spent approximately $198,000 and $199,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company's employees and are reflected in compensation expense in the accompanying consolidated financial statements.

         As of September 30, 1999, the Company had 1,156 Business Express(R) or MBE Business Express(TM) control systems, 36 Copy Express(TM) control systems, 27 Debit Express(TM) control systems, 10 Fax/Printer Express(TM) control systems, and 41 Public PC(R) control systems located at various hotels and libraries throughout the United States and Canada. Through September 30, 1999 the total gross revenues received by the Company from these systems, although growing, has not been sufficient to cover operating expenses.

         The Company has been certified by PNC Merchant Services (a subsidiary of First Data Corporation), a leading credit card processor in the United States. PNC Merchant Services has extended to the Company a fixed rate percentage processing charge in connection with the credit card transactions conducted through the Company's control systems. This charge is payable by the Company (not the locations) out of its share of the gross proceeds.

Industry Trends

         With trends over the last twenty years indicating an ever increasing customer reliance on the use of credit cards as a method of payment, the Company believes the future of purchasing retail products and services is in credit cards rather than cash. Consumers are constantly searching for ways to purchase quality products and services in the most convenient manner. Examples of this trend include the increasing use of unattended Automated Teller Machines (ATM's) in banking transactions and the use of unattended, self-service gasoline pumps with credit and debit card payment capabilities. Consumers are becoming more accustomed to using credit cards in an ever increasing number of retail and service settings. They increasingly use mail order, telephone and the Internet to order goods and services and use credit cards to pay for them. There are over a billion credit cards in the United States. The Company's products reflect this overall trend and feature automated credit card control systems. The Company has focused its efforts towards the personal computer, copier, and debit card industries.

         Further, trends in the space of electronic commerce and pervasive computing are encouraging signs for e-Port(TM):

>> By the year 2003, 500 million internet users will be conducting $1.3 trillion in commerce over the net (versus 160 million users conducting $50 billion in 1998). This increased use would amount to two new users per second.

>> By the year 2001, consumer used pervasive computing devices/network appliances will outship desktop PC shipments to homes - nearly 20 million per year by 2001.


Credit Card Processing

         Each of the Company's credit card activated control devices records and transmits all transaction data to the Company, and the Company then forwards such data to the credit card processor. After receiving transaction information from the Company, the credit card processor electronically transfers the funds (less the credit card processor's charge) to the Company. The Company then forwards to the location its share of the funds.

         The Company and each location have agreed on a percentage split of the gross proceeds from the Company's device. The credit card processor's fees and cost to forward the location's share of the gross proceeds are all paid for out of the Company's portion of the gross revenue.

         The Company currently retains a portion of the gross revenues from each device. If the Company has sold the equipment to the location, the portion retained is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In addition, the Company charges a fixed monthly management fee which is generally $20-$25 per control device.

Product Lines

The Business Express(R)

         The hotel/motel hospitality industry continues to expand, but has become more competitive as chains increase their efforts to attract the most dominant and profitable customer: the business traveler. Business travelers and conference attendees account for the majority of hotel occupancy, stay longer and spend more per visit than the leisure traveler. For these reasons, hotels have become very sensitive and responsive to the needs and preferences of the business traveler. The Business Express(R) enables a hotel to address these needs in a comprehensive and cost effective manner, while simultaneously generating incremental revenue.

         The Business Express(R) utilizes the Company's existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product. The Business Express(R) bundles the Public PC(R) unit, the Copy Express(TM) unit, and the Fax Express(TM) unit, into a functional kiosk type work station. All devices are credit card activated, therefore eliminating the need for an attendant normally required to provide such services.

The MBE Business Express(TM)

         The MBE Business Express(TM) bundles together the same components as the Business Express(R): Public PC(R), Copy Express(TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Business Express(TM) includes a dial-through service to a nearby MBE store making available the products and services of the store.

         The MBE Business Express(TM) was marketed and sold by the MBE Joint Venture which was terminated in May 1999. The Company is presently engaged in legal proceedings with MBE. See "Business - Legal Proceedings."

The Copy Express(TM)

         Traditionally, customers wishing to use a photocopying machine have either used a prepaid, stored value card or cash. In most instances, this places a burden on employees of the facility to provide a number of services unrelated to their primary jobs, such as providing change and collecting/counting/reloading coins. With the Copy Express(TM), the attendant no longer needs to interact with the customers for these purposes.

         The Copy Express(TM) provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.

The Debit Express(TM)

         Many "closed" environments such as universities or hospitals utilize a private card known as a debit or "stored value" card, to store cash value. The system works by encouraging customers (by discounting the price of the products or services) to transfer lump sum cash values onto a magnetic stripe or imbedded chip card that can be used to activate equipment within the closed environment. As the cardholder uses the card to purchase products or services the cash value is deducted from the total value on the card. Typically, the cards are purchased from attendants or from machines which accept coins or dollar bills.

         The Company's Debit Express(TM) enables customers to purchase or revalue their debit cards with the swipe of a credit card and eliminates the need for cash or for an attendant to handle cash or provide change. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a valid credit card to purchase or place additional value on a debit card.

The Public PC(R)

         The Company believes that the growing dependence on personal computers has created an environment where there is a need for access to personal computers by the general public on an "as needed" basis. To meet this need, the Company has developed the Public PC(R). Through September 30, 1999, the Company has an installed base of 41 units in libraries and retail locations. The device enables the public to utilize personal computers and/or the services they offer on an "as-needed" basis. The system is designed so that the computer cannot be used until a valid credit card is swiped through the control system. Once the user is authorized to proceed, the system has the ability to charge for time in use, printed output, and any modem activity.

         The Company believes that the personal computer is becoming an integral part of how people access and utilize the information available to them. The Company believes that the majority of libraries do not currently offer general use personal computers to their patrons. The Company will pursue print shops, cyber cafes, hotels, airports, convention and conference centers, and various retail outlets as potential customers.

The e-Port(TM)

         e-Port(TM) contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. With e-Port(TM), the Company believes it has positioned itself to claim a piece of two important market spaces within the new "Internet" economy -- electronic commerce and pervasive computing. e-Port(TM) would enable e-commerce to be transacted away from the computer and would offer internet merchants an extension of their business without brick and mortar outlays. The e-Port(TM) could be considered a low cost "physical" location for "virtual" merchants. e-Port(TM) will possibly give consumers the opportunity to engage in interactive advertising and e-commerce while making routine purchases at millions of points of sale - including our Business Express(R) locations, vending machines, and convenience stores.

         As of the date hereof, there are no commercial installations of the e-Port(TM), although the Company is planning to beta test the product at its Philadelphia offices.

TransAct(TM) as a Stand Alone Product

         The Company has developed TransAct(TM), a cashless transaction terminal that enables secure, low cost credit transactions to take place. As the nerve center for USA's Business Express(R) product line and the MBE Business Express(TM), TransAct(TM) currently enables over 400 automated business center locations, that benefit from TransAct's ability to provide 24/7 business center accessibility, secure transaction settlements and voice and display instructions for users. The installed locations of Business Express(R) indicates that TransAct(TM) works effectively to transform a la carte office components into automated, credit card-operated, revenue centers.

         To effectively penetrate the "pay as you go" business service markets within the retail, university, transportation and apartment communities, three standardized TransAct(TM) packages have been developed, priced and launched to office component dealers who already service these markets. The Company anticipates that the development of a dealer channel to sell TransAct(TM) units would increase the Company's licensing and usage revenue streams.

Marketing

         The Company is currently marketing its products through its full-time sales staff consisting of four salespeople, to hotel and retail locations, either directly or through facility management companies servicing these locations. The Company believes the agreements with Marriott, Choice Hotels International, and Promus Hotel Corporation are an important component of the Company's effort to market the Business Express(R) to the hospitality industry because they provide instant brand name recognition.

Procurement

         The Company's control system devices consist of a card reader, printer, amplifier, circuit board and micro chip in a specially designed housing. The devices are currently manufactured to the Company's design specification by an independent contractor, LMC - Autotech Technologies, LP. As of September 30, 1999, the Company has no outstanding orders with LMC.

         The Company anticipates obtaining its complete computer systems (other than the control system) through IBM. As of September 30, 1999, the Company has adequate inventory, and has no outstanding orders through IBM.

Competition

         There are currently other businesses offering an unattended, credit card activated control system for use in connection with copiers, printers, general use personal computers, facsimile machines, Internet and e-mail access, and debit card purchase/revalue stations as well as businesses offering business centers in competition with the Business Express(R). In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. The Company is aware of businesses which have developed an unattended, credit card activated control system to be used in connection with vending machines. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company's Business Express(R), and the locations may not order the Business Express(R), or if ordered, the hotel guest may not use it. The Company is aware that credit card activated personal computer kiosks have been developed and are in the marketplace.


Patents, Trademarks and Proprietary Information

         The Company received federal registration approval of its trademarks Business Express(R), C3X(R), Public PC (R), and has applied for federal registration of its trademarks Copy Express(TM), e-Port(TM) and TransAct(TM).

         Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain of the Company's technology.

         As of September 30, 1999, the Company has applied for twenty-four patents as well as fourteen pending foreign patents. To date, two of these United States patents have been issued: Patent Number 5,619,024 entitled "Credit card and bank issued debit card operated system and method for controlling and monitoring access of computer and copy equipment," and Patent Number 5,637,845 entitled "Credit and bank issued debit card operated system and method for controlling a prepaid card encoding/dispensing machine." Three United States patent applications have received notices of allowances as of September 30, 1999, two of which are design patent applications and the other a utility patent application. The remaining nineteen applications are pending and have not been granted.

Employees

         As of September 30, 1999, the Company had twenty-six full time employees.

Properties

         The Company leases its principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $10,500 plus utilities and operating expenses. The lease is on a month-to-month basis.

Year 2000 Compliance

         The Company's Y2K remediation efforts proceeded with Executive level management sponsorship, funding and support. Efforts have been made to ensure orderly transition leading up to and across the date change event. The Company is committed to making the Millennium event come and pass without disruption to its customers, suppliers and business partners. Final trial testing and contingency planning of utilities, municipal infrastructures, communications facilities and key interfaces has been completed. The Company has incurred costs estimated to be approximately $10,000 for internal and external studies and analysis related to Year 2000 compliance.

         In connection with its studies, the Company concentrated on five areas of its business: (i) its control system terminals; (ii) its office computers;
(iii) its credit card processing capability and related systems; (iv) its back-up and off-site recovery process; and (v) its non-Information Technology ("IT") systems. The Company estimates that its actual remediation costs have been approximately $20,000, including replacement accounting software, other software and database upgrades, and internal or external services.

         In reference to item (i) above, the terminals have been re-examined by the Development Engineer. No hardware or firmware was found to contain any date sensitive element that would cause a Year 2000 problem. In addition, several terminals were tested by using year 2000 dates, and no problem was found. In reference to item (ii) above, the Company has already found all office computers to be compliant. In reference to item (iii), the programs written by the Company to process credit card data received from the terminals in the field have been reviewed, and no Year 2000 problems have emerged. In reference to item (iv), the off-site recovery systems utilize IBM facilities nearby which are Year 2000 compliant. Item (v), non-IT systems, are deemed by the Company to pose no Year 2000 risk.

         The Company has obtained written assurances of compliance from third parties whose products may materially affect the Company's operations. These parties include, but are not limited to, the Company's credit card processor, control systems and select equipment manufacturers.

         The worst case scenario for the Company would be if the control systems in the field were all found to contain a Year 2000 problem which caused defective transmissions into the Company's main processing software. The Company believes that the probability of this scenario actually happening is very low because the technology of the control units does not involve use or transmission of two digit year data. If, however, the scenario did happen, the Company's licensing and processing revenues might be materially impacted if the time required for replacing all defective units using compliant terminals was many months. The Company anticipates the cost of such replacement units to be approximately $200,000.

         From and after January 1, 2000, and through the date of this Prospectus, the Company has not experienced any Year 2000 problems in connection with its operations or software.

Legal Proceedings

         In June 1994, a former employee and Director of the Company filed a complaint against the Company in the Court of Common Pleas of Montgomery County, Pennsylvania. The complaint alleges that the Company engaged in age discrimination in violation of the Pennsylvania Human Relations Act in connection with his termination of employment. The trial of this matter was held in July 1998, and on August 28, 1998 the Court entered an Order in favor of the Company and against the former employee. The Court's decision states that the former employee failed to prove any age discrimination. On September 14, 1998, the former employee appealed the Court's decision as well as other prior orders rendered in the matter to the Superior Court of Pennsylvania. On June 14, 1999, the Superior Court affirmed the judgment in favor of the Company. On August 5, 1999, the former employee filed a Petition for Allowance of Appeal with the Pennsylvania Supreme Court. The Pennsylvania Supreme Court has not yet decided whether to grant the appeal. The Company continues to believe this claim to be without merit and accordingly there is no provision recorded in the consolidated financial statements.

         On June 11, 1998, the Company filed a complaint in the District Court of the Eastern District of Pennsylvania against Alphanet Hospitality Systems, Inc. ("Alphanet Hospitality") and Alphanet Telecom, Inc. ("Alphanet Telecom") (collectively "Alphanet"). The complaint alleges that the Defendants engaged in patent infringement, breach of contract, misappropriation of trade secrets, unfair competition and tortious interference with prospective business relations. The Company and Alphanet Hospitality had considered entering into a business relationship. In order to protect the Company's confidential information and trade secrets, Alphanet Hospitality signed a Non-Disclosure and Non-Use Agreement as part of the negotiation process. Alphanet terminated the negotiations and the relationship with the Company. Shortly thereafter, Alphanet began marketing an unattended business center similar to the Company's Business Express(R). The Company believes that Alphanet wrongfully used the confidential information and trade secrets it became privy to during the negotiations, to develop its product. The Company is seeking damages and injunctive relief. On September 14, 1998, Alphanet filed an answer to the Complaint denying any liability to the Company. Alphanet also filed a counterclaim against the Company seeking a declaratory judgement that the Company's patents are invalid or, in the alternative, there is no patent infringement. The counterclaim also seeks damages against the Company for unfair competition and product disparagement.

         Alphanet Telecom, Inc. filed for bankruptcy in Canada during 1999 and therefore the lawsuit against them has been stayed. Tech Electro Industries announced on August 12, 1999 that it intends to acquire Alphanet Hospitality. The Company's lawsuit against Alphanet Hospitality is on-going.

         On September 3, 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, San Diego County. The complaint alleges that 195 terminals purchased by MBE were defective, and seeks a refund of the purchase price in the amount of $141,260 as well as lost profits claimed to be several hundred thousand dollars. In addition, the complaint seeks a declaratory judgement that MBE is not obligated to purchase the 600 terminals ordered in April 1998. In October 1998, the Company had the case removed to the United States District Court for the Southern District of California.

         In September 1998, the Company commenced arbitration proceedings against MBE in connection with MBE's breach of the Joint Venture Agreement. In December 1998, the parties agreed that the arbitration proceedings would be terminated, and the Company would proceed with all of its claims against MBE in the pending Federal Court action described above.

         Pursuant to the above Federal Court action, the Company asserted counterclaims. These counterclaims allege that MBE breached the Joint Venture Agreement by among other things, utilizing a competitor of the Company in connection with MBE's in-store computer workstation project ("ICW Project"), for which project the Company believes MBE was obligated to purchase USA's terminals. The counterclaims also allege that MBE breached a separate agreement pursuant to which it had agreed to purchase USA terminals for use in the ICW Project. The counterclaims also allege that by attempting to revoke or cancel its written purchase orders with the Company for in excess of 700 terminals, MBE breached its obligations under these purchase orders. The counterclaim includes claims by the Company against MBE for breach of contract, breach of fiduciary duty, and trade libel. The counterclaims seek recovery from MBE of monetary damages caused by MBE's actions, including lost profits, consequential damages and/or incidental damages, and punitive damages. The total counterclaims are for an amount in excess of $10 million. The Company has also requested a declaration that MBE is required to use the Company in connection with its ICW project and prohibiting MBE from continuing to breach the Joint Venture Agreement.

         On May 14, 1999, the Company notified MBE that the Company was terminating the Joint Venture Agreement. On May 19, 1999, the Company received a letter from MBE purporting to terminate the Joint Venture Agreement. The Joint Venture Agreement provided that it could be terminated at any time by either partner if the other partner breached any material term or condition of the agreement; provided that the terminating partner will have provided the other partner with written notice of the alleged breach and at least a sixty day period to cure such alleged breach. Previously, as required under the Joint Venture Agreement, on February 4, 1999 and February 19, 1999, the Company had given to MBE notice that MBE was in default of the Joint Venture Agreement in connection with five separate items, and demanded that MBE cure the breaches within sixty days.

         The Company's May 14, 1999 letter to MBE states five reasons for the termination: MBE's refusal to authorize the installation of data port terminals as required under the sales agreement between the MBE Joint Venture and a customer; MBE's refusal to allow the MBE Joint Venture to market and sell the data port terminals; MBE's ongoing failure to commit adequate and appropriate resources to MBE Joint Venture sales and marketing to effectuate a reasonable number of sales of business center equipment; MBE's failure to acknowledge the Company's ownership of the trademark Business Express(R) and its actions inconsistent with the Company's ownership of the mark; and MBE's refusal to timely meet with the Company to discuss and conclude a sales and marketing budget for the fiscal year commencing April 1, 1999.

         On January 7, 2000, the Company filed a First Amended Answer and Counterclaims. As set forth above, the Company has denied the allegations set forth in MBE's original complaint of September 1998. In addition to the counterclaims previously set forth, the Company has stated additional claims against MBE, including that MBE misrepresented to USA that MBE's franchisees would be capable of selling the MBE Joint Venture's products. The new counterclaims seek relief from MBE for intentional and negligent misrepresentation and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages. The Company has eliminated its demand for injunctive relief regarding the Joint Venture Agreement and ICW Project as described above because the MBE Joint Venture has now been terminated.

        On January 7, 2000, MBE filed a First Amended Complaint. In addition to the allegations set forth in MBE's original complaint, MBE has stated numerous additional claims against the Company, including that the Company failed to develop for MBE a working ICW Project as promised, the Company owes MBE $392,760 under the Joint Venture Agreement, the Company has breached the Joint Venture Agreement, and the Company's technology was not viable and "public proof" as promised. The new claims seek relief from the Company for intentional misrepresentation, breach of the Joint Venture Agreement, breach of express and implied warranty, breach of fiduciary duty, and trade libel, and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         The Company believes that the claims of MBE are without merit and that it will prevail in this matter. Accordingly, there has been no provision recorded for this action in the accompanying consolidated financial statements.

         Both parties have requested a jury trial. To date, the parties have been conducting discovery but no trial date has been set. By court order, discovery is currently required to be completed by February 18, 2000, although both parties are seeking an extension of this deadline.

                                   MANAGEMENT

Directors and Executive Officers

         The Directors and executive officers of the Company, together with their ages and business backgrounds are as follows.

         Name                      Age          Position(s) Held
         ----                      ---          ----------------



George R. Jensen, Jr.              51           Chief Executive
                                                Officer, Chairman of the
                                                Board of Directors
Stephen P. Herbert                 36           President, Director
Haven Brock Kolls, Jr.             33           Vice President - Research
                                                and Development
Leland P. Maxwell                  53           Senior Vice President,
                                                Chief Financial Officer,
                                                Treasurer
Peter G. Kapourelos                79           Director
William W. Sellers (1)(2)          77           Director
Henry B. duPont Smith              37           Director
William L. Van Alen, Jr. (1)(2)    65           Director
Steven Katz (1)                    50           Director
Douglas M. Lurio (2)               43           Director
Edwin R. Boynton                   45           Director

(1) Member of Compensation Committee
(2) Member of Audit Committee

         Each Director holds office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

         George R. Jensen, Jr., has been, Chief Executive Officer and Director of the Company since January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $33 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, " A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

         Stephen P. Herbert was elected a Director of the Company in April 1996, and joined the Company on a full-time basis on May 6, 1996. Mr. Herbert was elected as President in June 1999. Prior to joining the Company and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo., Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined the Company on a full-time basis in May 1994 and was elected an executive officer in August 1994. In August 1997, Mr. Kolls became a patent agent registered to practice before the United States Patent and Trademark Office. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Leland P. Maxwell joined the Company on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining the Company, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

         Peter G. Kapourelos joined the Board of Directors of the Company in May 1993. Mr. Kapourelos has been a branch manager of Advantage Capital Corporation, a subsidiary of Primerica Corporation, since 1972. He has been a member of the Millionaire Production Club since 1972. Mr. Kapourelos is currently the Vice President for American Capital High Yield Bond Fund and of the American Capital Equity Income Fund, which are publicly traded mutual funds.

         William W. Sellers joined the Board of Directors of the Company in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of the Company in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.

         William L. Van Alen, Jr., joined the Board of Directors of the Company in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

         Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

         Douglas M. Lurio joined the Board of Directors of the Company in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

         Edwin R. Boynton joined the Board of Directors in July 1999. He is a partner of Stradley Ronon Stevens & Young LLP, and is a member of and currently the chair of the firm's estates department. Mr. Boynton received his bachelor of arts degree from Harvard University in 1976 and his Juris Doctor degree from Duke University in 1979.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999 to the individual acting in the capacity of Chief Executive Officer of the Company. No individual who was serving as an executive officer of the Company at the end of the fiscal years ended June 30, 1997, June 30, 1998 or June 30, 1999 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

                                    Fiscal
Name and Principal Position          Year       Annual Compensation
---------------------------         ------      -------------------------
                                                Salary              Bonus
                                                ------              -----

George R. Jensen, Jr.,              1999       $100,000             $0
Chief Executive Officer,            1998       $100,000             $0
President                           1997       $100,000             $0


Executive Employment Agreements

         The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2001. The Agreement is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $100,000 per year. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

         The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of Common Stock as shall when issued to him equal eight percent of all the then issued and outstanding shares of Common Stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for the Rights. At the time of any USA Transaction, all of the shares of Common Stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

         The Rights are irrevocable and fully vested and will not be affected by the termination of Mr. Jensen's employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

         On January 21, 1999, Mr. Jensen purchased ten (10) units pursuant to the Company's private placement offering of the Senior Notes for $100,000. In full payment therefore, Mr. Jensen has agreed to forego any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period of time as may be required based upon his monthly net base salary after all applicable withholding taxes and other deductions.

         The Company has entered into a one-year employment agreement with Mr. Herbert which expires on April 30, 2000. The agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $90,000 per year, provided, that Mr. Herbert's base salary shall never be less than ninety percent of that of the Chief Executive Officer of the Company. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

          Mr. Kolls has entered into a one-year employment agreement with the Company which expires on April 30, 2000, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $90,000 per year. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

         Mr. Maxwell has entered into a one-year employment agreement with the Company which expires on February 28, 2000, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or the Company. The agreement provides for an annual base salary of $90,000 per year, provided, that Mr. Maxwell's base salary shall never be less than eighty-five percent of that of the Chief Executive Officer of the Company. Mr. Maxwell is also entitled to receive such bonus or bonuses as by the Board of Directors may award to him. The Agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors.

         In July 1993, the Company issued to each of Messrs. Kapourelos, Sellers, and Van Alen fully vested options to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share. In March 1998, the expiration date of these options was extended from June 30, 1998 to June 30, 2000 and in April 1998, the exercise price was reduced from $2.50 to $1.50.

         In March 1995, the Company issued to Mr. Smith fully vested options to purchase 10,000 shares of Common Stock, to Mr. Sellers fully vested options to purchase 5,500 shares of Common Stock, to Mr. Kapourelos fully vested options to purchase 7,000 shares of Common Stock, and to Mr. Van Alen fully vested options to purchase 2,500 shares of Common Stock. The exercise price of these options is $2.50 per share and they must be exercised on or before February 29, 2000. In April 1998, the exercise price of these options was reduced from $2.50 to $1.50.

         In March 1998, the Company extended the expiration date of the following options to purchase shares of Common Stock from June 30, 1998 to the close of business on June 30, 2000, to the following Directors of the Company:
Peter G. Kapourelos - 10,000 options; William W. Sellers - 10,000 options; and William L. Van Alen, Jr. - 10,000 options.

         In April 1998, the Company reduced from $2.50 to $1.50 the exercise price of the following options to purchase Common Stock issued to the following Directors of the Company: Peter G. Kapourelos - 17,000 options; William W. Sellers - 15,500 options; William L. Van Alen, Jr. - 12,500 options; and Henry
B. duPont Smith - 10,000 options.

         In November 1998, all of the Common Stock underlying the above options was registered by the Company under the Act, for resale by the holder thereof. Such registration was at the Company's cost and expense.

         During June and July 1999, the Company granted 10,000 options to each of the seven Directors who were not executive officers of the Company. Each option is exercisable at $2.00 per share at any time for five years following the vesting thereof.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 stock option repricing, the exercise price of all these options were below the fair market value on the date of the repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.

Executive Stock Options

         Keith L. Sterling resigned as the Executive Vice President-Systems Chief Information Officer, Secretary and Director of the Company effective April 3, 1998 for personal reasons. The Company agreed to permanently reduce the exercise price of Mr. Sterling's options to purchase 45,000 shares of Common Stock to $1.00 per share from $2.50 per share and $4.50 per share, and accelerated the vesting of 2,500 options to April 1998. Mr. Sterling agreed to act as a consultant through June 30, 1998.

         In April 1998, the Company issued to each of Messrs. Herbert, Kolls and Maxwell options to purchase up to 5,000 shares of Common Stock at $4.50 per share. The options become vested over a one-year period at the rate of 1,250 per quarter. The options must be exercised within five years of vesting.

         In April 1998, the Company permanently reduced the exercise price to $1.50 of the following options to purchase Common Stock: Haven Brock Kolls, Jr.
- 10,000 options from $2.50 to $1.50; Stephen P. Herbert - 10,000 options from $4.50 to $1.50; and Leland P. Maxwell - 10,000 options from $4.50 to $1.50.

         In June 1999, the Company granted an aggregate of 470,000 options to the executive officers as follows: Mr. Jensen - 180,000 options; Mr. Herbert - 110,000; Mr. Kolls - 100,000 options; Mr. Maxwell - 40,000 options; Mr. Lawlor - 20,000 options; and Mr. Donahue - 20,000 options. All of Mr. Jensen's options became vested immediately. All of the other executive officers' options would vest as follows: one-third immediately; one-third on June 17, 2000, and one-third on June 17, 2001. Each option is exercisable at $2.00 per share at any time for five years following vesting thereof.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share of Common Stock at any time within five years following issuance.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 stock options repriced, the exercise prices of all those options were below the fair market value on the date of the repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.


                             PRINCIPAL SHAREHOLDERS

Common Stock


         The following table sets forth, as of September 30, 1999, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                         Number of Shares
       Name and Address                  of Common Stock          Percent
       of Beneficial Owner               Beneficially Owned(1)   of Class(2)
       -------------------               ---------------------   -----------
George R. Jensen, Jr.                    940,000 shares(3)           5.02%
16 Marlborough Road
Newtown Square, Pennsylvania 19073

Stephen P. Herbert                        179,050 shares(4)            *
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                    173,850 shares(5)            *
52 Norwood House Road
Downingtown, PA  19335

Leland P. Maxwell                          90,741 shares(6)            *
129 Windham Drive
Langhorne, Pennsylvania 19047

Edwin R. Boynton                          120,500 shares(7)            *
104 Leighton Drive
Bryn Mawr, Pennsylvania 19010

Peter G. Kapourelos                        41,300 shares(8)            *
1515 Richard Drive
West Chester, Pennsylvania 19380

Steven Katz                                10,000 shares(9)            *
20 Rebel Run Drive
East Brunswick, New Jersey 08816

Douglas M. Lurio                          71,533 shares(10)            *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                         454,075 shares(11)         2.4%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                      50,000 shares(12)            *
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                   52,500 shares(13)            *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028

All Directors and Executive Officers
As a Group (11 persons)                   2,181,549 shares(14)      11.66%

---------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of September 30, 1999, are deemed to be beneficially owned for purposes hereof.

(2) On September 30, 1999 there were 6,629,934 shares of Common Stock and 625,077 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 625,077 shares of Common Stock and that all Management Options which are fully vested as of September 30, 1999 (or within 60-days of September 30, 1999) have been converted into 753,767 shares of Common Stock. Of the 958,840 Management Options issued as of September 30, 1999, only 753,767 are vested (or become vested within 60-days), and are included in this table. For purposes of computing such percentages it has also been assumed that all of the remaining 1995 Warrants have been exercised for 67,300 shares of Common Stock, all of the remaining 1996 Warrants have been exercised for 86,800 shares of Common Stock, all of the 1996-B Warrants have been exercised for 4,000 shares of Common Stock, all of the 1997 Warrants have been exercised for 1,500 shares of Common Stock, all of the Warrants issued to affiliates and/or consultants to GEM Advisors, Inc. have been exercised for 110,000 shares of Common Stock, all of the 1998-A Warrants have been exercised for 4,000 shares of Common Stock, all of the 1998-B Warrants have been exercised for 5,000 shares of Common Stock, and all of the accrued and unpaid dividends on the Preferred Stock as of September 30, 1999 have been converted into 370,425 shares of Common Stock. It has also been assumed that all 807,000 of the 1999-A Warrants have been exercised for 807,000 shares of Common Stock, all 3,560,000 of the 1999-B Warrants have been exercised for 3,560,000 shares of Common Stock, all of the 3,560,000 shares of Restricted Common Stock issued in December 1999 pursuant to the private placement are issued and outstanding, all of the Senior Notes have been converted into 1,867,200 shares of Common Stock, and all of the Consultant Warrants have been exercised into 250,000 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 18,713,743 shares of Common Stock issued and outstanding.

(3) Includes 350,000 shares of Common Stock held by Mr. Jensen with his children as joint tenants with right of survivorship, 180,000 shares of Common Stock issuable upon the exercise of options, 40,000 shares of Common Stock issuable upon the exercise of the 1999-A Warrants, 80,000 shares issuable upon conversion of Senior Note, 200,000 shares issuable upon exercise of 1999-B Warrants, and 50,000 shares of Common Stock held jointly with Julie E. Johnston. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive eight percent (8%) of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined herein). See "Executive Employment Agreements". Does not reflect transfer by Mr. Jensen of 190,000 shares of Common Stock subsequent to September 30, 1999.

(4) Includes 91,667 shares of Common Stock issuable to Mr. Herbert upon the exercise of options, 2,000 shares issuable to his spouse upon the exercise of 1999-A Warrants, 4,000 shares of Common Stock owned by his spouse, 4,000 shares issuable to his spouse upon conversion of her Senior Note and 2,000 shares beneficially owned by his child. Does not reflect 45,000 shares underlying fully vested options granted to him in November 1999.

(5) Includes 73,333 shares of Common Stock issuable to Mr. Kolls upon the exercise of options, 6,000 shares issuable to his spouse upon the exercise of 1999-A Warrants, 12,000 shares of Common Stock owned by his spouse and 12,000 shares issuable to his spouse upon conversion of her Senior Note. Does not reflect 30,000 shares underlying fully vested options granted to him in November 1999.

(6) Includes 38,333 shares of Common Stock issuable to Mr. Maxwell upon the exercise of options. Does not reflect 15,000 shares underlying fully vested options granted to him in November 1999.

(7) Includes 5,500 shares of Common Stock issuable upon conversion of 5,500 shares of Series A Preferred Stock. Includes 10,000 shares of Common Stock issuable upon exercise of options. Includes 10,000 shares of Common Stock issuable upon exercise of 1999-A Warrants, 20,000 shares issuable upon conversion of his Senior Note, and 10,000 shares issuable upon exercise of 1999-B Warrants. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends on the Series A Preferred Stock.

(8) Includes 1,000 shares of Common Stock issuable upon the conversion of 1,000 shares of Preferred Stock beneficially owned by Mr. Kapourelos. Includes 3,000 shares of Common Stock held on the date hereof by Mr. Kapourelos with his spouse as joint tenants with right of survivorship. Includes 27,000 shares of Common Stock issuable upon exercise of options. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends on the Series A Preferred Stock.

(9) Includes 10,000 shares of Common Stock issuable upon exercise of options.

(10) Includes 23,533 shares of Common Stock held jointly with Mr. Lurio's spouse, 10,000 shares of Common Stock issuable upon exercise of options, 6,000 shares issuable upon exercise of 1999-A Warrants, 12,000 shares issuable upon conversion of his Senior Note, and 10,000 shares issuable upon exercise of 1999-B Warrants.

(11) Includes 17,245 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,651 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 9,929 shares of Common Stock owned by Mr. Seller's wife. Includes 25,500 shares of Common Stock issuable upon exercise of options, 14,000 shares issuable upon exercise of 1999-A Warrants, 28,000 shares issuable upon conversion of his Senior Note, and 130,000 shares issuable upon exercise of 1999-B Warrants.

(12) Includes 12,000 shares of Common Stock issuable upon conversion of the 12,000 shares of Preferred Stock beneficially owned by Mr. Smith. Includes 20,000 shares of Common Stock issuable upon exercise of options. Includes 8,000 shares of Common Stock issuable upon conversion of the 1996 Warrants held by trusts for the benefit of Mr. Smith's children of which he is a trustee. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends on the Series A Preferred Stock.

(13) Includes 22,500 shares of Common Stock issuable to Mr. Van Alen upon exercise of options and 10,000 shares issuable upon conversion of 1999-B Warrants.

(14) Includes all shares of Common Stock described in footnotes (2) through (13) above.

Preferred Stock

         The following table sets forth, as of September 30, 1999 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.
                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         -----------

Edwin R. Boynton
104 Leighton Avenue
Bryn Mawr, Pennsylvania 19010               5,500                        *

Peter G. Kapourelos
1515 Richard Drive
West Chester, Pennsylvania 19380            1,000                        *

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010              12,000(2)                   1.9%

All Directors and
Executive Officers
As a Group (11 persons)                    18,500                      3.0%
--------------
*Less than one percent (1%)

(1) There were 625,077 shares of Preferred Stock issued and outstanding as of September 30, 1999.

(2) Includes 2,000 shares of Preferred Stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

                              CERTAIN TRANSACTIONS

         At June 30, 1999 and 1998, approximately $84,000 and $26,000 respectively, of the Company's accounts payable are due to several shareholders for various legal and technical services performed. For the years ended June 30, 1999 and June 30, 1998, the Company incurred approximately $381,000 and $340,000 respectively for these services.

         In March 1998, the Company extended the expiration date of the following options to purchase shares of Common Stock from June 30, 1998 to the close of business on June 30, 2000: Adele Hepburn - 5,000 options; Peter G. Kapourelos - 10,000 options; William W. Sellers - 10,000 options; William L. Van Alen, Jr. - 10,000 options; and Keith L. Sterling - 10,000 options.

         In March 1998, the Company extended the expiration date of all the purchase rights to acquire 15,730 shares of Common Stock at $10.00 per share from June 30, 1998 to the close of business June 30, 2000.

         In April 1998, the Company permanently reduced from $2.50 to $1.50 the exercise price of the following options to purchase Common Stock issued to the following Directors and/or executive officers of the Company: Peter G. Kapourelos - 17,000 options; William W. Sellers - 15,500 options; William L. Van Alen, Jr. - 12,500 options; Henry B. duPont Smith - 10,000 options; and Haven Brock Kolls, Jr. - 10,000 options.

         In April, 1998, the Company permanently reduced the exercise price of 5,000 of the 10,000 options to purchase shares of Common Stock of the Company owned by Michael Lawlor, an officer of the Company, from $4.50 per share to $.50 per share and the exercise price of the remaining 5,000 options was permanently reduced from $4.50 to $1.50 per share. The reduced exercise price of the 10,000 options is less than the fair market value of the Common Stock on the effective date of the reduction, and therefore, a charge against earnings has been recorded in the Statement of Operations at June 30, 1998.

         In April 1998, the Company permanently reduced from $4.50 to $1.50 the exercise price of the following options to purchase shares of Common Stock issued to the following Directors and/or executive officers of the Company:
Leland P. Maxwell - 10,000 options; Haven Brock Kolls, Jr. - 10,000 options; and Stephen Herbert - 10,000 options.

         In April 1998, the Company authorized the permanent reduction in the exercise price of the options to purchase 20,000 shares of Common Stock of the company owned by Adele Hepburn, an employee of the company, from $2.50 to $1.50.

         In April 1998, the Company authorized a reduction in the exercise price of 15,730 purchase rights from $10.00 per share to $2.50 per share through June 30, 1998. At that time the price reverted back to $10.00 per share.

         In April 1998, the Company authorized a temporary reduction in the exercise price of all of the options to purchase up to 12,100 shares of Common Stock of the Company owned by Edward J. Sullivan, a former officer and employee of the Company, to $1.50 per share through October 31, 1998. Thereafter, the exercise price shall revert back to the current exercise price.

         In April 1998 the Company authorized a permanent reduction from $4.50 to $1.50 in the exercise price of 10,000 options to purchase shares of Common Stock owned by Joseph Donahue. Also in April 1998 the Company authorized a permanent reduction from $4.50 to $2.00 in the exercise price of 7,500 options to purchase shares of Common Stock owned by Phillip Harvey.

         All of the above reductions to the exercise price of $.50, $1.00, $1.50, $2.00 or $2.50 per share were to a price which was less than the fair market value of the Common Stock as of the date of the reductions and therefore, a charge against earnings was recorded during fiscal year 1998.

         On January 21, 1999, Mr. Jensen purchased ten units pursuant to the Company's private placement offering of Senior Notes for $100,000. In full payment therefore, Mr. Jensen has agreed to forego any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period of time as may be required based upon his monthly net base salary after all applicable withholding taxes and other deductions.

         In June and July 1999, the Company issued options to purchase an aggregate of 470,000 shares of Common Stock to its executive officers and an aggregate of 70,000 shares of Common Stock to its directors who were not executive officers. Each option is exercisable at $2.00 per share of Common Stock. See "Management - Director Compensation and Stock Options" and "Executive Stock Options".

         In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; Henry duPont Smith - 10,000 options; William Sellers - 15,500 options; Peter Kapourelos - 17,000 otions; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001.

         During the fiscal year ended June 30, 1999, the Company paid
Lurio & Associates, P.C., of which Mr. Lurio is President, professional fees of approximately $155,000 for legal services rendered to the Company by such law firm.

         In August 1999, the Company issued to Stephen P. Herbert, President of the Company, an aggregate of 27,000 shares of Common Stock. Such Common Stock was issued in exchange for services rendered or to be rendered to the Company by Mr. Herbert. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Company agreed to issue to Leland P. Maxwell, Chief Financial Officer of the Company, an aggregate of 5,691 shares of Common Stock. Such Common Stock was issued in exchange for services rendered or to be rendered to the Company by Mr. Maxwell. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Company issued to Michael Lawlor, Vice President of the Company, an aggregate of 25,000 shares of Common Stock. Such Common Stock was issued in exchange for services to be rendered to the Company by Mr. Lawlor. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Company also issued to Mr. Lawlor fully vested options to acquire up to 20,000 shares of Common Stock at $2.00 per share. The options are exercisable at any time within five years following issuance. The Company has agreed to register under the Act the Common Stock underlying the options for resale by Mr. Lawlor.

         In August 1999, the Company issued to Joseph Donahue, a former
Vice President of the Company, an aggregate of 7,500 shares of Common Stock. Such Common Stock was issued in exchange for services to be rendered to the Company by Mr. Donahue. The shares of Common Stock were valued at $2.00 per share, the closing bid price on the date of the grant. The Company has registered these shares under the Act.

         In August 1999, the Company agreed to issue to Haven Brock Kolls, Vice-President - Research and Development, an aggregate of 2,000 shares of Common Stock. Such Common Stock was issued in exchange for services rendered or to be rendered to the Company. The shares were valued at $2.00 per share, the closing bid price on the date of grant. The Company has registered these shares under the Act.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share of Common Stock. The options are exercisable at any time within five years following issuance. The Company has agreed to register the Common Stock underlying these options for resale under the Act.

                              SELLING SHAREHOLDERS


         Each of the Selling Shareholders listed below is, as of the date hereof, the holder of Restricted Common Stock, 1999-B Warrants, 1999-A Warrants, Senior Notes, 1998-B Warrants, 1998-A Warrants, 1997 Warrants, 1996-B Warrants, 1996 Warrants, 1995 Warrants or Management Options to acquire the number of shares of Common Stock set forth opposite such Selling Shareholder's name or has exercised the corresponding Warrants or Management Options for, or converted the Senior Notes into, the number of shares of Common Stock set forth opposite such Selling Shareholder's name. All of these securities were issued by the Company to the Selling Shareholders pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws.

         The issuance by the Company of the Restricted Common Stock to the Selling Shareholders as well as the Common Stock to the Selling Shareholders upon exercise of the Warrants or Management Options or upon conversion of the Senior Notes was or will be a transaction exempt from the registration requirements of the Act and various state securities laws. The Company has agreed, at its expense, to register all of such Common Stock for resale by the Selling Shareholders under the Act. The Company expects to incur expenses of approximately $32,617.20 in connection with the registration statement of which this Prospectus is a part. The Common Stock may be sold from time to time by the Selling Shareholders pursuant to this Prospectus. See "Plan of Distribution".

         The following tables set forth information with respect to each Selling Shareholder and the respective amounts of Common Stock that may be offered pursuant to this Prospectus. None of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the Common Stock offered hereby has been sold, none of the Selling Shareholders will beneficially own one percent (1%) or more of the Common Stock.

                             RESTRICTED COMMON STOCK

                                                                                        Beneficial Ownership
Selling Shareholder                                  Common Stock Offered Hereby          After Offering(1)
-------------------                                  ---------------------------        --------------------
                                                                                        Number       Percent
                                                                                        ------       -------
Gunter Beyer                                                     5,000
Deborah L. Witte, custodian for Corey Witte                      1,000
Robert G. Padrick & Robert Balic                                20,000
Steven N. Hollaway                                              10,000
Donald R. Jones Jr                                               5,000
Julie Carlson                                                   15,000
Gary R. Bourassa                                                10,000
Lois H. & David F. Zeyher                                       10,000
Daniel Laitner                                                  10,000
Joseph J. Bolitsky                                              20,000
Henry J. Fieldman(2)                                            30,000                      60,000        *
Anthony B. Ullman(2)                                            20,000                      50,000        *
John J. Hay(2)                                                  20,000                      50,000        *
Frances Young(3)                                               150,000                     672,000       3.6%
Richard S. Schonwald                                           150,000
William Robert Johnston                                         20,000
G. Ellard Mccarthy & Joan R. Bennett                             5,000
Adele H. Hepburn(4)                                             80,000                     377,912       1.79%
Austin B. Hepburn(4)                                             5,000                     377,912       1.79%
Shelley & James Leroux                                           5,000
George Jensen & Andrew David Jensen (JTWOS) (5)                 50,000                     550,000       2.94%
George Jensen & Burton Jensen (JTWOS)(5)                        50,000                     550,000       2.94%
George Jensen & Ron Jensen (JTWOS)(5)                           50,000                     550,000       2.94%
George Jensen & Julie E. Johnston (JTWOS)(5)                    50,000                     550,000       2.94%
Clifton B Currin, Trust                                          5,000
Earl D & Nancy A. Besch                                         10,000
August B Castle, Jr.                                            30,000
Al Migliaccio, Custodian for Ashlee Migliaccio, Under UGMA      10,000
Sheri-Lynn Demaris                                              50,000
Marthe Burlingame                                                4,000
Douglas Lurio & Margaret Sherry Lurio (JTWOS)(6)                10,000                      61,533        *
Brooke Ann Adamson                                              10,000
Betty A. Harris                                                 20,000
Charles C. Kelleher                                             10,000
James E. Hamilton                                               10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Karl C. & Natalie C. Mynyk                                60,000
Randall C. Rolfe                                           1,000
Noma Ann Roberts                                          10,000
Gina & John C. Nostrant                                   10,000
Edwin R. Boynton(7)                                       20,000                   100,500        *
Nancy Krook                                               50,000
Kathleen J. Mason                                         50,000
John R. Green                                             10,000
Richard F. Murphy                                         10,000
Maureen C. Costello                                       10,000
John E. & Sandra J. Krafton                               10,000
Sheila & Thomas Garbellotto                               10,000
Barbara K. Kluver & Ronald D Lawler                        1,000
Jonathan A. Desouza                                          500
David S. D'Angelo                                         10,000
Karl F. Rugart                                            10,000
Barbara J Murray & Emerson E Kolesnikoff                  10,000
Susan A Rodeheaver                                         5,000
Jackson L Anderson                                        15,000
Pamela Ann Townsend                                       10,000
Richard G & Laura J Parker                                10,000
Kathy N & Douglas A. Parker                               10,000
Hrubala Associates, a Partnership David R Molumphy,
 Partner                                                  10,000
Francis J Guzzetta                                        10,000
Howard H Wolfe                                             2,000
Claudine W Wolfe                                           2,000
Leon M Kruger                                             10,000
Barbara J Osborne                                          2,000
Howard K & Elizabeth L Penn                               10,000
Sarah B & Paul A. Salois                                  50,000
Donald W Mackenzie                                        10,000
Janet K Catino                                            10,000
John A Chistolini                                         10,000
Richard D & Mary R.B. Roderick                            20,000
Ann Elizabeth Shaheen                                     30,000
George H & June Y Kilmarx                                 10,000
Charles F Glomb                                           10,000
Nancy E Ranson                                             1,000
Frances N Luppino                                         10,000
Israel & Nesia Lichtenstein                               10,000
Solomon & Toby Lichtenstein                               10,000
James R Boynton Md Pc Pen Tr                              10,000
Richard Bleaman                                            2,500
Trinity Associates                                        80,000
Mary Ann Sentner                                             750

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Leo J Dolan                                                 5,000
Robert A Kilgore                                           20,000
James F Merriman                                            5,000
Rachel & Israel Lichtenstein                               10,000
Shirley K Knerr                                            50,000
Alexander R Beard                                           1,000
F Stanton Moyer                                            50,000
John B & Solveig W Stetson IV                              10,000
Patricia H Jacobs                                           4,000
Harry Renner IV                                            10,000
Arthur L Wheeler                                           20,000
James M Holmwood                                           20,000
Margaret R Geddis                                           2,500
Christine F Hughes                                          2,500
Homer N Stewart                                             1,000
William F Harrity, Jr                                      20,000
Donald J Zelenka                                           25,000
Judy B & John R Hargett                                     2,500
Cliff G Frisby                                              2,500
Derrick J Luppino                                          10,000
Elizabeth L. Nelson                                        10,000
Louis J & Janet L Shaheen                                   5,000
Ralph H Knode                                               3,000
Wayne A Anderson                                           10,000
Marc A. Cohen                                              10,000
Terri G Mills                                               2,100
Brook & Harley Miller                                       5,000
Linda Moran Evans                                           5,000
Joseph Singer                                              10,000
Martha L. Demedio                                           1,000
Timothy H Pelter                                              500
David M. Demedio(8)                                         3,000                   16,664          *
John D Wright                                               5,000
Priscilla A. Stitt                                         10,000
Eileen B Lang                                                 500
Lee R & Lisa Roper                                         10,000
Nancy M & William T Baycroft                               10,000
Dr. James E. Meeks                                         12,500
Gideon Trading Ltd                                        335,000
Yeshiva Shearith Hapleta                                   20,000
Thomas F & Lisa H Horgan                                   10,000
Andrea Havens                                               5,000
Charles S Greth & Ronnie M Neff                            10,000
Elizabeth & Steve Illes                                   100,000
Alan Alpert                                                10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Robert G Giddens                                           10,000
Harold N Gray                                              10,000
Donald R & Joan F Jones Sr                                  5,000
Dr. William  P Burks                                        5,000
Salvatore Marino                                           10,000
Michael Hyman                                              10,000
Solomon Ellner                                             10,000
Cong. Kolel Mateh Efraim                                   20,000
Robert A. Hamilton Fbo IRA(12)                             20,000                    31,084         *
William W. Sellers(9)                                     130,000                   324,075        1.73%
Virginia W Harrity                                         10,000
Harriet & Cary Glickstein                                  10,000
Robert Gueriera, Jr.                                       10,000
Scott Schotter                                              5,000
Anthony & Joan M Popoff                                     1,000
Peter B Pakradooni                                         10,000
William Recktenwald                                        10,000
L David & Jill H Spealler                                  10,000
Barry C Ardnt                                               1,000
Julia B Holloway                                            3,000
William K & Linda S Curtis                                 30,000
Kenneth & William K Curtis                                 20,000
William L. Van Alen, Jr.(10)                               10,000                    42,500         *
Vincent J Calvarese                                        10,000
Joanne C Calvarese                                         10,000
John W Ponton, Jr.                                          5,000
Wayne A. Frye                                               2,500
Steve J Niewinski                                          10,000
Phillip S Krombolz                                         20,000
Leroy M Lewis, Jr.                                         10,000
Pearl & Edwin J Coggeshall                                  2,000
Clark D & Caroline S Stull, Jr.                             5,000
Patrick Lopez                                              15,000
Barbara D Hauptfuhrer                                      10,000
Robert P Hauptfuhrer Family Partnership                     5,000
Leland P. Maxwell(11)                                      10,000                    95,741         *
Paul J Rafferty                                            10,000
Marion Douglas & Teddie Earline Belin                      20,000
Jane Hanscom                                                1,000
Carolyn Wojcik                                              5,000
Castor Group Ltd.                                         200,000
Jack M Heald                                               10,000
Barbara H. Miller                                           5,000
Patricia Jill Smith                                        73,500
James Dailey                                               10,000
Stephen M. Luce(13)                                         2,000                         0         *
Michael Wusinich                                            5,000
Julie Herbert, custodian for Lucas H. Herbert               1,000
Deborah L. Witte, custodian for Clare Witte                 1,000
Wanda S. Moffitt                                            5,000
George W. Yocum                                            10,000
Nisha Mehta Investments Ltd.                               60,000
Deborah & Gene Witte                                        1,500
Larry D. Tate                                              12,500

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Nancy H Hansen                                               30,000
Robert B & Mary Lou Jacoby                                   10,000
Kenneth J Wallace, Jr.                                        4,000
Robert F Jones & Deborah L Jones (Jtwros)                    30,000
Judy Ann Ciesielski                                          10,000
John P Ayers                                                 20,000
Jerrold Carl & Susan E Cohen                                 50,000
T Sean Brooks Ttee, T Sean Brooks Rev. Trust
 Dated 7/27/99                                               20,000
Worden Family Partnership                                    10,000
Geoffrey F Worden                                            25,000
Andrew B Hebenstreit                                         10,000
Julie E Johnston                                             50,650
Gary Papa                                                    10,000
Daniel P Quinn                                               20,000
Jean W Eason                                                  2,000
Jason Bradley Harris                                         20,000
Michael A. Parker                                             5,000
                                                          ---------

Total                                                     3,560,000
                                                          =========

_____________
*   Less than one percent (1%).
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents the Company in connection with pending litigation. Upon the sale of all of the Common Stock listed above, each of Messrs. Hay and Ullman would own 50,000 shares of Common Stock and Mr. Fieldman would own 60,000 shares of Common Stock.

(3) Ms. Young is an employee of the Company.

(4) Adele and Austin Hepburn are husband and wife and together would beneficially own an aggregate of 377,912 shares of Common Stock following the sale of all the Common Stock listed above. Adele Hepburn is the Director of Public Relations of the Company.

(5) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of the Company. Following the sale of all the Common Stock listed above, Mr. Jensen would be the beneficial owner of 550,000 shares of Common Stock. The foregoing excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements." The table reflects the transfer by Mr. Jensen of 190,000 shares subsequent to September 30, 1999.

(6) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to the Company.

(7)  Mr. Boynton is a Director of the Company.

(8) Mr. DeMedio is an employee of the Company. Following the sale of all of the Common Stock listed above, he would beneficially own 16,674 shares of Common Stock.

(9) Mr. Sellers is a Director of the Company. Following the sale of all of the Common Stock listed above, Mr. Sellers would beneficially own 324,075 shares of Common Stock.

(10) Mr. Van Alen is a Director of the Company. Following the sale of all of the Common Stock listed above, Mr. Van Alen would beneficially own 42,500 shares of Common Stock.

(11) Mr. Maxwell is the Chief Financial Officer of the Company. Following the sale of all of the Common Stock listed above, Mr. Maxwell would beneficially own 95,741 shares of Common Stock. The table reflects 15,000 shares underlying fully vested options granted to him in November 1999.

(12) Mr. Hamilton is an employee of the Company. Following the sale of all of the Common Stock listed above, he would beneficially own 31,084 shares of Common Stock.

(13) Mr. Luce is an employee of the Company.

                      1999-B COMMON STOCK PURCHASE WARRANTS

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Gunter Beyer                                               5,000
Deborah L. Witte, custodian for Corey Witte                1,000
Robert G. Padrick & Robert Balic                          20,000
Steven N. Hollaway                                        10,000
Donald R. Jones Jr                                         5,000
Julie Carlson                                             15,000
Gary R. Bourassa                                          10,000
Lois H. & David F. Zeyher                                 10,000
Daniel Laitner                                            10,000
Joseph J. Bolitsky                                        20,000
Henry J. Fieldman(2)                                      30,000                  60,000         *
Anthony B. Ullman(2)                                      20,000                  50,000         *
John J. Hay(2)                                            20,000                  50,000         *
Frances Young(3)                                         150,000                 672,000        3.6%
Richard S. Schonwald                                      50,000

                                                                                     Beneficial Ownership
Selling Shareholder                               Common Stock Offered Hereby          After Offering(1)
-------------------                               ---------------------------        --------------------
                                                                                     Number       Percent
                                                                                     ------       -------
William Robert Johnston                                      20,000
G. Ellard Mccarthy & Joan R. Bennett                          5,000
Adele H. Hepburn(4)                                          80,000                  377,912       1.79%
Austin B. Hepburn(4)                                          5,000                  377,912       1.79%
Shelley & James Leroux                                        5,000
George Jensen & Andrew David Jensen (JTWOS) (5)              50,000                  550,000       2.94%
George Jensen & Burton Jensen (JTWOS)(5)                     50,000                  550,000       2.94%
George Jensen & Ron Jensen (JTWOS)(5)                        50,000                  550,000       2.94%
George Jensen & Julie E. Johnston (JTWOS)(5)                 50,000                  550,000       2.94%
Clifton B Currin, Trust                                       5,000
Earl D & Nancy a Besch                                       10,000
August B Castle, Jr                                          30,000
Al Migliaccio, Custodian for Ashlee Migliaccio, Under UGMA   10,000
Sheri-Lynn Demaris                                           50,000
Marthe Burlingame                                             4,000
Douglas Lurio & Margaret Sherry Lurio (JTWOS)(6)             10,000                   61,533        *
Brooke Ann Adamson                                           10,000
Betty A Harris                                               20,000
Charles C Kelleher                                           10,000
James E Hamilton                                             10,000
Karl C & Natalie C Mynyk                                     60,000
Randall C Rolfe                                               1,000
Noma Ann Roberts                                             10,000
Gina & John C Nostrant                                       10,000
Edwin R. Boynton(7)                                          20,000                  100,500        *
Nancy Krook                                                  50,000
Kathleen J Mason                                             50,000
John R Green                                                 10,000
Richard F Murphy                                             10,000
Maureen C Costello                                           10,000
John E & Sandra J Krafton                                    10,000
Sheila & Thomas Garbellotto                                  10,000
Barbara K Kluver & Ronald D Lawler                            1,000
Jonathan A Desouza                                              500
David S D'Angelo                                             10,000
Karl F Rugart                                                10,000
Barbara J Murray & Emerson E Kolesnikoff                     10,000
Susan A Rodeheaver                                            5,000
Jackson L Anderson                                           15,000
Pamela Ann Townsend                                          10,000
Richard G & Laura J Parker                                   10,000
Kathy N & Douglas A Parker                                   10,000
Hrubala Associates, a Partnership David R Molumphy,
 Partner                                                     10,000
Francis J Guzzetta                                           10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Howard H Wolfe                                              2,000
Claudine W Wolfe                                            2,000
Leon M Kruger                                              10,000
Barbara J Osborne                                           2,000
Howard K & Elizabeth L Penn                                10,000
Sarah B & Paul a Salois                                    50,000
Donald W Mackenzie                                         10,000
Janet K Catino                                             10,000
John A Chistolini                                          10,000
Richard D & Mary R.b. Roderick                             20,000
Ann Elizabeth Shaheen                                      30,000
George H & June Y Kilmarx                                  10,000
Charles F Glomb                                            10,000
Nancy E Ranson                                              1,000
Frances N Luppino                                          10,000
Israel & Nesia Lichtenstein                                10,000
Solomon & Toby Lichtenstein                                10,000
James R Boynton Md Pc Pen Tr                               10,000
Richard Bleaman                                             2,500
Trinity Associates                                         80,000
Mary Ann Sentner                                              750
Leo J Dolan                                                 5,000
Robert A Kilgore                                           20,000
James F Merriman                                            5,000
Rachel & Israel Lichtenstein                               10,000
Shirley K Knerr                                            50,000
Alexander R Beard                                           1,000
F Stanton Moyer                                            50,000
John B & Solveig W Stetson IV                              10,000
Patricia H Jacobs                                           4,000
Harry Renner IV                                            10,000
Arthur L Wheeler                                           20,000
James M Holmwood                                           20,000
Margaret R Geddis                                           2,500
Christine F Hughes                                          2,500
Homer N Stewart                                             1,000
William F Harrity, Jr.                                     20,000
Donald J Zelenka                                           25,000
Judy B & John R Hargett                                     2,500
Cliff G Frisby                                              2,500
Derrick J Luppino                                          10,000
Elizabeth L. Nelson                                        10,000
Louis J & Janet L Shaheen                                   5,000
Ralph H Knode                                               3,000
Wayne A Anderson                                           10,000
Marc A Cohen                                               10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Terri G Mills                                             2,100
NyBrook & Harley Miller                                   5,000
Linda Moran Evans                                         5,000
Joseph Singer                                            10,000
Martha L Demedio                                          1,000
Timothy H Pelter                                            500
David M Demedio(8)                                        3,000                      16,674        *
John D Wright                                             5,000
Priscilla A Stitt                                        10,000
Eileen B Lang                                               500
Lee R & Lisa Roper                                       10,000
Nancy M & William T Baycroft                             10,000
Dr. James E. Meeks                                       12,500
Gideon Trading Ltd                                      335,000
Yeshiva Shearith Hapleta                                 20,000
Thomas F & Lisa H Horgan                                 10,000
Andrea Havens                                             5,000
Charles S Greth & Ronnie M Neff                          10,000
Elizabeth & Steve Illes                                 100,000
Alan Alpert                                              10,000
Robert G Giddens                                         10,000
Harold N Gray                                            10,000
Donald R & Joan F Jones Sr                                5,000
Dr. William  P Burks                                      5,000
Salvatore Marino                                         10,000
Michael Hyman                                            10,000
Solomon Ellner                                           10,000
Cong. Kolel Mateh Efraim                                 20,000
Robert A. Hamilton Fbo IRA(12)                           20,000                      31,084        *
William W Sellers(9)                                    130,000                     324,075      1.73%
Virginia W Harrity                                       10,000
Harriet & Cary Glickstein                                10,000
Robert Gueriera Jr                                       10,000
Scott Schotter                                            5,000
Anthony & Joan M Popoff                                   1,000
Peter B Pakradooni                                       10,000
William Recktenwald                                      10,000
L David & Jill H Spealler                                10,000
Barry C Ardnt                                             1,000
Julia B Holloway                                          3,000
William K & Linda S Curtis                               30,000
Kenneth & William K Curtis                               20,000
William L Van Alen, Jr(10)                               10,000                      42,500        *
Vincent J Calvarese                                      10,000
Joanne C Calvarese                                       10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby          After Offering(1)
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
John W Ponton Jr                                              5,000
Wayne A. Frye                                                 2,500
Steve J Niewinski                                            10,000
Phillip S Krombolz                                           20,000
Leroy M Lewis Jr                                             10,000
Pearl & Edwin J Coggeshall                                    2,000
Clark D & Caroline S Stull Jr                                 5,000
Patrick Lopez                                                15,000
Barbara D Hauptfurer                                         10,000
Robert P Hauptfuhrer Family Partnership                       5,000
Leland P. Maxwell(11)                                        10,000                95,741          *
Paul J Rafferty                                              10,000
Marion Douglas & Teddie Earline Belin                        20,000
Jane Hanscom                                                  1,000
Carolyn Wojcik                                                5,000
Castor Group Ltd                                            200,000
Jack M Heald                                                 10,000
Barbara H Miller                                              5,000
Patricia Jill Smith                                          73,500
James Dailey                                                 10,000
Stephen M. Luce(13)                                           2,000                     0          *
Michael Wusinich                                              5,000
Julie Herbert, custodian for Lucas H. Herbert                 1,000
Deborah L. Witte, custodian for Clare Witte                   1,000
Wanda S. Moffitt                                              5,000
George W. Yocum                                              10,000
Nisha Mehta Investments Ltd.                                 60,000
Deborah & Gene Witte                                          1,500
Larry D. Tate                                                12,500
Nancy H Hansen                                               30,000
Robert B & Mary Lou Jacoby                                   10,000
Kenneth J Wallace Jr                                          4,000
Robert F Jones & Deborah L Jones (Jtwros)                    30,000
Judy Ann Ciesielski                                          10,000
John P Ayers                                                 20,000
Jerrold Carl & Susan E Cohen                                 50,000
T Sean Brooks Ttee, T Sean Brooks Rev. Trust
 Dated 7/27/99                                               20,000
Worden Family Partnership                                    10,000
Geoffrey F Worden                                            25,000
Andrew B Hebenstreit                                         10,000
Julie E Johnston                                             50,650
Gary Papa                                                    10,000
Daniel P Quinn                                               20,000
Jean W Eason                                                  2,000
Jason Bradley Harris                                         20,000
Michael A. Parker                                             5,000
                                                          ---------

Total                                                     3,560,000
                                                          =========

____________
*   Less than one percent (1%).
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents the Company in connection with pending litigation. Upon the sale of all of the Common Stock underlying their 1999-B Warrants, each of Messrs. Hay and Ullman would own 50,000 shares of Common Stock and Mr. Fieldman would own 60,000 shares of Common Stock.

(3)  Ms. Young is an employee of the Company.

(4) Adele and Austin Hepburn are husband and wife and together would beneficially own an aggregate of 377,912 shares of Common Stock following the sale of all the Common Stock underlying their 1999-B Warrants. Adele Hepburn is the Director of Public Relations of the Company.

(5) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of the Company. Following the sale of all the Common Stock underlying the 1999-B Warrants, Mr. Jensen would be the beneficial owner of 550,000 shares of Common Stock. The foregoing excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding Common Stock upon the occurence of a USA Transaction (as defined therein). See "Management -- Executive Employment Agreements." The table reflects the transfer by Mr. Jensen of 190,000 shares subsequent to September 30, 1999.

(6) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to the Company.

(7)  Mr. Boynton is a Director of the Company.

(8) Mr. DeMedio is an employee of the Company. Following the sale of all of the Common Stock underlying his 1999-B Warrants, he would beneficially own 16,674 shares of Common Stock.

(9) Mr. Sellers is a Director of the Company. Following the sale of all of the Common Stock underlying the 1999-B Warrants, Mr. Sellers would beneficially own 324,075 shares of Common Stock.

(10) Mr. Van Alen is a Director of the Company. Following the sale of all of the Common Stock underlying the 1999-B Warrants, Mr. Van Alen would beneficially own 42,500 shares of Common Stock.

(11) Mr. Maxwell is the Chief Financial Officer of the Company. Following the sale of all of the Common Stock underlying the 1999-B Warrants, Mr. Maxwell would beneficially own 95,741 shares of Common Stock. The table reflects 15,000 shares underlying fully vested options granted to him in November 1999.

(12) Mr. Hamilton is an employee of the Company. Following the sale of all of the Common Stock underlying the 1999-B Warrants, he would beneficially own 31,084 shares of Common Stock.

(13) Mr. Luce is an employee of the Company.

                      COMMON STOCK UNDERLYING SENIOR NOTES

                                                         Common Stock Offered         Beneficial Ownership
Selling Shareholder                                             Hereby                   After Offering (1)
-------------------                                      --------------------         --------------------
                                                                                       Number     Percent
                                                                                      -------     -------
JOSIAH DAVID ADAMSON                                             800
ANNA KATE ADAMSON                                                800
MICAH PAUL ADAMSON                                               800
BROOKE ANN ADAMSON                                               800
PETER JOHN ADAMSON                                               800
ROBERT M. AGANS                                               28,000
ALAN ALPERT AND NANCY ALPERT                                   2,000
WAYNE A. ANDERSON                                              1,000
CHARLES W. APPLE AND KATHERINE K. APPLE                        1,000
BARRY C. ARNDT                                                 2,000
JOHN P. AYERS                                                  1,000
CHARLES M. BARCLAY AND NANCY P. BARCLAY                        8,000
ROBERT E. BECK                                                   800
MARION DOUGLAS BELIN AND TEDDIE EARLINE BELIN                  8,000
NANCY A. BESCH AND EARL D. BESCH                               4,000
ALEXANDRA O. BJORKLUND, TRUSTEE U/A DATED 11-14-88             8,000
LOUISE D. BODINE                                               8,000
JOSEPH BOLITSKY                                               16,000
CHARLES L. BOLLING                                             2,000
GARY BOURASSA                                                  2,000
EDWIN R. BOYNTON (13)                                         20,000                  100,500           *
JAMES R. BOYNTON, PENSION PLAN                                12,000
MARGARET L. BROADWELL (10)                                     4,000                   12,500           *
GORDON L. BRODINE                                              8,000
CAROLINDA BROOKS                                               8,000
WILLIAM P. BURKS, MD                                          12,000
SUSAN L. BUTLER                                                6,000
SMEDLEY D. BUTLER                                              8,000
JOANNE C. CALVARESE AND VINCENT J. CALVARESE                   4,000
WILLIAM A. CAMPBELL                                            2,000
HULL OVERSEAS, LTD.                                           80,000
FIRST DOWNING CAPITAL CORPORATION                             20,000
RALPH A. CARABASI                                              2,000
EDWARD J. CARNEY                                               4,000
AUGUS F.B. CASTLE JR.                                          8,000
MICHAEL CHIECO                                                10,000
BARBARA L. CHIMICLES                                           4,000
JUDY A. CIESIELSKI                                             8,000
GORDON S. CLAUSEN AND MARY LOU C. CLAUSEN                      8,000
JAMES M. CLENDENIN AND JENNIFER S. CLENDENIN                  16,000
DIANE E. CLOUTIER                                             20,000
MARC A. COHEN                                                  8,000
HELEN A. CRECRAFT                                              4,000
J. DAVID CUNNINGHAM, M.D.                                      4,000
CLIFTON B. CURRIN                                              4,600
CLIFTON B. CURRIN, TRUST                                       6,400
A. KENNETH CURTIS AND WILLIAM K. CURTIS                        8,000
DAVID S. D'ANGELO                                              8,000
BENJAMIN DEACON                                                2,000
RICHARD J. DELLARUSSO                                          4,000
SHERI-LYNN DEMARIS                                            28,000
DAVID M. DEMEDIO (2)                                           2,000                   17,674           *

                                               Common Stock Offered         Beneficial Ownership
Selling Shareholder                                   Hereby                 After Offering (1)
-------------------                            --------------------         --------------------
                                                                             Number     Percent
                                                                            -------     -------
LOUIS E. DI RENZO AND ROSE M. DI RENZO                2,000
LEO J. DOLAN                                          8,000
MITCHELL DRESSLER                                     4,000
WILLIAM P. DUNHAM                                     4,000
JUSTIN G. DURYEA                                      3,000
HAROLD B. ERDMAN                                      2,000
HEALD FAMILY TRUST                                    8,000
HENRY J. FIELDMAN (11)                               12,000                  68,000           *
AVERELL H. FISK                                      20,000
LINDA GARDNER                                         4,000
MARGARET R. GEDDIS                                    1,000
SUSAN J. GERRITY                                      2,000
ROBERT G. GIDDENS                                    20,000
SEP-IRA OF ROBERT G. GIDDENS                          4,000
HARRIET GLICKSTEIN AND CARY GLICKSTEIN                8,000
WILLIAM M. GOLDSTEIN                                  4,000
GREGORY R. GOMES                                     20,000
MIKLOS GOTTLIEB AND
 YESHIVA SHEARITH HAPLETA                             8,000
HAROLD N. GRAY                                       12,000
JOHN R. GREEN                                         8,000
CHARLES S. GRETH AND RONNIE M. NEFF                   2,000
ROBERT GUERIERA JR.                                   4,000
JOHN E. HAMILTON                                      1,200
ROBERT A. HAMILTON (3)                                2,800                  48,284           *
NANCY H. HANSEN                                       8,000
KENNETH R. HARRIS AND BETTY A. HARRIS                 8,000
R. JOHNSTONE HARRITY                                  4,000
WILLIAM F. HARRITY, JR.                               8,000
BARBARA D. HAUPTFUHRER                                6,000

                                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                                    Hereby                   After Offering (1)
-------------------                                              --------------------         --------------------
                                                                                               Number     Percent
                                                                                              -------     -------
ROBERT P. HAUPTFUHRER FAMILY PARTNERSHIP                                 4,000
JOHN HAY (11)                                                           12,000                 58,000          *
ANN HEBENSTREIT REVOCABLE TRUST                                          4,000
MARC A. HEMBROUGH                                                        4,000
AUSTIN B. HEPBURN (4)                                                    6,000                426,912        2.01%
ADELE H. HEPBURN (4)                                                    30,000                426,912        2.01%
JULIE H. HERBERT (12)                                                    4,000                220,050        1.17%
JOYCE HODGES                                                             2,000
JULIA B. HOLLOWAY                                                        4,000
JAMES M. HOLMWOOD                                                        8,000
A PARTNERSHIP HRUBALA ASSOCIATES                                         4,000
DAVID W. HUBBERT                                                         6,000
WILBUR E. HUDSON                                                         2,000
JAY T. HUFFMAN                                                           2,000
CHRISTINE F. HUGHES                                                      1,000
MICHAEL HYMAN                                                            4,000
F/B/O FRED KARAGOSIAN KEOGH INDEPENDENT TRUST CORP, TRUSTEE              4,000
JANNEY MONTGOMERY SCOTT IRA FOR ROBERT E. WAGNER                         4,000
ROBERT B. JACOBY AND MARY LOU JACOBY                                     4,000
GEORGE R. JENSEN, JR. (5)                                               40,000                670,000        3.58%
GEORGE R. JENSEN, JR., AND BURTON C. JENSEN (5)                         20,000                670,000        3.58%
GEORGE R. JENSEN, JR., AND ANDREW D. JENSEN (5)                         20,000                670,000        3.58%
WILLIAM ROBERT JOHNSTON                                                  2,000
GLORIA S. KARN AND FRED S. KARN                                            400
MORRIS KAUFMAN                                                           4,000
MAUDE WOOD KENT AND THOMAS D. KENT JR.                                   4,000
ROBERT A. KILGORE                                                       20,000
KATHLEEN COUGHLIN KILGORE                                                4,000
GEORGE H. KILMARX AND JUNE Y. KILMARX                                   20,000
ANTHONY KIM                                                             20,000
HARRIETTE D. KLANN                                                       4,000
SHIRLEY K. KNERR                                                         4,400
CHRISTINE C. KOLLS (6)                                                  12,000                191,850         1.03%
DAVID A. KRA                                                             4,000
PHILLIP S. KROMBOLZ AND ROCHELLE KROMBOLZ                               12,000
NANCY KROOK                                                             28,000
LEON M. KRUGER                                                          16,000
JEFFREY R. LAND                                                          4,000
PAUL G. LANNI                                                            4,000
SHERRILL F. LEBOUTILLIER                                                36,000
JOHN N. LEE                                                             12,000
JENNIFER BEIRNES LEENE                                                   4,000
FBO DENNIS L. GILBERT R-IRA LEGG MASON CUSTODIAN ACCT #397-70859         4,000
AARON LEHMANN                                                            4,000
SHELLEY LEROUX AND JAMES LEROUX, III                                     8,000
LEROY LEWIS                                                              8,000
ISRAEL LICHENSTEIN AND NESIA LICHENSTEIN                                 4,000
TOBY AND SOLOMON LICHTENSTEIN                                            2,000
ISRAEL AND RACHEL LICHTENSTEIN                                           2,000
THE WORDEN FAMILY LIMITED PARTNERSHIP                                    8,000
E.H. ROGERS, JR. FAMILY LIMITED PARTNERSHIP                              8,000
BIRTZ REVOCABLE LIVING TRUST (DATED 8-15-94)                             8,000
PATRICK LOPEZ                                                            4,000
DOUGLAS M. LURIO AND MARGARET SHERRY LURIO (7)                          12,000                 59,533           *
JAMES P. MacCAIN                                                         4,000
DONALD W. MACKENZIE                                                      8,000
ALBERT P. MALISCHEWSKI AND MARY E. MALISCHEWSKI                          4,000
SALVATORE MARINO                                                         4,000
DR. IRWIN MARKOWITZ                                                     20,000
CHARLES A. MAYER                                                         4,000
G. ELLARD MCCARTHY AND JOAN R. BENNETT                                   2,000
ROBERT F. McCARTNEY                                                      4,000
JAMES F. MERRIMAN                                                        6,000
HARLEY MILLER AND BROOK MILLER                                           1,200
THOMAS J. MOLUMPHY                                                       2,000
GORDON E. MONTGOMERY                                                     4,000
ROBERT H. MONTGOMERY AND ROSEMARY M. MONTGOMERY                          4,000
MILTON K. MORGAN, JR. AND LOIS T. MORGAN                                 4,000
JOHN J. MORGENTHALER                                                     4,000
MAC G. MORRIS AND JANDELLE C. MORRIS                                     2,000
RICHARD F. MURPHY                                                        8,000
RONNIE M. NEFF                                                           2,000
ELIZABETH LARRABEE NELSON                                                6,000
JOHN BRADLEY NIX AND CAROL NIX                                             800
BRIAN G. NELSON                                                          4,000
ALEX ORLIK                                                               1,600
ROBERT G. PADRICK, TRUSTEE FBO ROBERT G. PADRICK
  PROFIT SHARING PLAN                                                    4,000

                                       58

                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                    Hereby                   After Offering (1)
-------------------                              --------------------         --------------------
                                                                               Number     Percent
                                                                              -------     -------
PETER B. PAKRADOONI                                     4,000
GARY PAPA                                               8,000
RICHARD G. PARKER                                       4,000
PANORAMA PARTNERS                                      20,000
WILLIAM R. PERRY AND MATTIE A. PERRY                   14,000
ROY T. PIRHALA                                          8,000
JOHN W. PONTON, JR.                                     4,000
J STEVE POWELL                                          1,200
MOLUMPHY CAPITAL MGMT PROFIT SHARING                    4,000
DANIEL P. QUINN                                         4,000
ROGER RADPOUR                                           4,000
PAUL J. RAFFERTY AND D. JOAN RAFFERTY                  24,000
ERNEST L. RANSOME III                                   2,000
WILLIAM RECKTENWALD                                     4,000
HARRY RENNER IV                                         4,000
WANDA S. MOFFITT REVOCABLE TRUST                        4,000
NOMA ANN ROBERTS                                       10,000
GARDINER ROGERS                                         1,600
DOYLE ROGERS                                            4,000
MARIE G. ROPER                                          2,000
LEE R. ROPER AND LISA A. ROPER                          8,000
GEORGE PARKE ROUSE, III                                 4,000
PETER S. RUBEN                                          4,000
KARL F. RUGART AND PATRICIA E. RUGART                   4,000
JOHN S. RUPP                                            6,000
VALENTINA SAS AND ALEX ORLIK                              800
WILLIAM F. SCHOENHUT, JR.                              16,000
RICHARD S. SCHONWALD                                   42,000
THOMAS V. SEDLACEK                                      4,000
THOMAS A. SELDERS AND KRISTIN M. SELDERS                2,000
WILLIAM W. SELLERS (8)                                 28,000                  426,075           2.28%
NICHOLAS SELLERS                                        4,000
SCOTT SELTZER                                           2,000
CELIA E. SHEVLIN                                          800
LEONARD H. SICHEL, JR.                                  4,000
JOSEPH SINGER                                           4,000
LESLIE SINGER AND ETHEL SINGER                          4,000
ELINOR M. STEINHILBER                                   4,000
MICHAEL K. STERN                                       40,000
SOLVEIG W. STETSON                                      4,000
ERIC W. STETSON                                         2,000
JOHN B. STETSON, IV                                     8,000
  AND SOLVEIG W. STETSON
HOMER N. STEWART                                        4,000
PRISCILLA STITT                                         8,000
EDWARD B. STOKES                                        8,000
CLARK D. STULL                                          8,000
TERRY L. SWANTON AND MOLLY B. SWANTON                   8,000
STEPHEN S. TURESKY                                      2,000
ANTHONY B. ULLMAN (11)                                 12,000                   58,000              *
JOHN H. VESPER, JR.                                     2,000
SANZONE VINCENT                                         4,000
BORJE WAHLSTROM                                         4,000
JEAN STEEL WAHLSTROM                                    4,000
HENRY W. WESSELLS, III                                  1,000
ARTHUR L. WHEELER                                      20,000
DR. J EDWARD WILLARD                                   20,000
GEOFFREY F. WORDEN                                      8,000
WILLIAM M. WRIGHT                                       4,000
JOHN D. WRIGHT                                          2,000
SAMUEL D. WYMAN, JR.                                    4,000
JONI CARLEY YAMAGUCHI                                   4,000
KEIJI YAMAGUCHI                                         4,000
FRANCES YOUNG (9)                                     180,000                  642,000           3.45%
DONALD J. ZELENKA                                      20,000
RUTH ZWEIGBAUM                                          1,600
HARMONIC RESEARCH, INC. (14)                           25,000
                                                      -------
    Total                                           1,892,200

-----------------
*   Less than one percent (1%).
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.
(2) Mr. DeMedio is an employee of the Company and would beneficially own 17,674 shares of Common Stock following the sale of all the Common Stock underlying his Senior Note.
                                       59

(3) Mr. Hamilton is an employee of the Company and would beneficially own 48,284 shares of Common Stock following the sale of all the Common Stock underlying his Senior Note.

(4) Adele and Austin Hepburn are husband and wife and together would beneficially own an aggregate of 426,912 shares of Common Stock following the sale of all the Common Stock underlying their Senior Note. Adele Hepburn is the Director of Public Relations of the Company.
(5) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of the Company. Following the sale of all the Common Stock underlying the Senior Note, Mr. Jensen would be the beneficial owner of 670,000 shares of Common Stock. The foregoing excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements." The table reflects the transfer by Mr. Jensen of 190,000 shares subsequent to September 30, 1999.
(6) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of the Company. Following the sale of all of the Common Stock underlying the Senior Note, Ms. Kolls would beneficially own 191,850 shares of Common Stock. The table reflects 30,000 shares underlying fully vested options granted to Mr. Kolls in November 1999.
(7) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to the Company.
(8) William W. Sellers is a Director of the Company. Following the sale of all the Common Stock underlying the Senior Note, Mr. Sellers would beneficially own 426,075 shares of Common Stock.
(9)  Ms. Young is an employee of the Company.
(10) Ms. Broadwell is a former employee of the Company and would beneficially own 12,500 shares of Common Stock following the sale of all of the Common Stock underlying her Senior Note.
(11) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents the Company in connection with pending litigation. Upon the sale of all of the Common Stock underlying their Senior Note, each of Messrs. Hay and Ullman would own 58,000 shares of Common Stock and Mr. Fieldman would own 68,000 shares of Common Stock.
(12) Julie Herbert is the spouse of Stephen Herbert, the President of the Company. Upon the sale of all of the shares of Common Stock underlying her Senior Note, she would beneficially own an aggregate of 220,050 shares of Common Stock. The table reflects 45,000 shares underlying fully vested options granted to Mr. Herbert in November 1999.

(13) Mr. Boynton is a Director of the Company.

(14) Harmonic acted as a broker-dealer in connection with the Senior Note offering.
                                       60

                            1999-A COMMON STOCK PURCHASE WARRANTS

                                                         Common Stock Offered         Beneficial Ownership
Selling Shareholder                                             Hereby                   After Offering (1)
-------------------                                      --------------------         --------------------
                                                                                       Number     Percent
                                                                                      -------     -------
JOSIAH DAVID ADAMSON                                             400
ANNA KATE ADAMSON                                                400
MICAH PAUL ADAMSON                                               400
BROOKE ANN ADAMSON                                               400
PETER JOHN ADAMSON                                               400
ROBERT M. AGANS                                               14,000
ALAN ALPERT AND NANCY ALPERT                                   1,000
WAYNE A. ANDERSON                                              2,000
CHARLES W. APPLE AND KATHERINE K. APPLE                        2,000
BARRY C. ARNDT                                                 1,000
JOHN P. AYERS                                                  2,000
CHARLES M. BARCLAY AND NANCY P. BARCLAY                        4,000
ROBERT E. BECK                                                   400
MARION DOUGLAS BELIN AND TEDDIE EARLINE BELIN                  4,000
NANCY A. BESCH AND EARL D. BESCH                               2,000
ALEXANDRA O. BJORKLUND, TRUSTEE U/A DATED 11-14-88             4,000
LOUISE D. BODINE                                               4,000
JOSEPH BOLITSKY                                                8,000
CHARLES L. BOLLING                                             1,000
GARY BOURASSA                                                  1,000
EDWIN R. BOYNTON (13)                                         10,000                  110,500           *
JAMES R. BOYNTON, PENSION PLAN                                 6,000
MARGARET L. BROADWELL (10)                                     2,000                   16,500           *
GORDON L. BRODINE                                              4,000
CAROLINDA BROOKS                                               4,000
WILLIAM P. BURKS, MD                                           6,000
SUSAN L. BUTLER                                                3,000
SMEDLEY D. BUTLER                                              4,000
JOANNE C. CALVARESE AND VINCENT J. CALVARESE                   2,000
WILLIAM A. CAMPBELL                                            1,000
HULL OVERSEAS, LTD.                                           40,000
FIRST DOWNING CAPITAL CORPORATION                             10,000
RALPH A. CARABASI                                              1,000
EDWARD J. CARNEY                                               2,000
AUGUS F.B. CASTLE JR.                                          4,000
MICHAEL CHIECO                                                 5,000
BARBARA L. CHIMICLES                                           2,000
JUDY A. CIESIELSKI                                             4,000
GORDON S. CLAUSEN AND MARY LOU C. CLAUSEN                      4,000
JAMES M. CLENDENIN AND JENNIFER S. CLENDENIN                   8,000
DIANE E. CLOUTIER                                             10,000
MARC A. COHEN                                                  4,000
HELEN A. CRECRAFT                                              2,000
J. DAVID CUNNINGHAM, M.D.                                      2,000
CLIFTON B. CURRIN                                              2,600
CLIFTON B. CURRIN, TRUST                                       3,400
A. KENNETH CURTIS AND WILLIAM K. CURTIS                        4,000
DAVID S. D'ANGELO                                              4,000
BENJAMIN DEACON                                                1,000
RICHARD J. DELLARUSSO                                          2,000
SHERI-LYNN DEMARIS                                            14,000
DAVID M. DEMEDIO (2)                                           1,000                   18,674           *

                                               Common Stock Offered         Beneficial Ownership
Selling Shareholder                                   Hereby                 After Offering (1)
-------------------                            --------------------         --------------------
                                                                             Number     Percent
                                                                            -------     -------
LOUIS E. DI RENZO AND ROSE M. DI RENZO                1,000
LEO J. DOLAN                                          4,000
MITCHELL DRESSLER                                     2,000
WILLIAM P. DUNHAM                                     2,000
JUSTIN G. DURYEA                                      1,500
HAROLD B. ERDMAN                                      1,000
HEALD FAMILY TRUST                                    4,000
HENRY J. FIELDMAN (11)                                6,000                  84,000           *
AVERELL H. FISK                                      10,000
LINDA GARDNER                                         2,000
MARGARET R. GEDDIS                                      500
SUSAN J. GERRITY                                      1,000
ROBERT G. GIDDENS                                    10,000
SEP-IRA OF ROBERT G. GIDDENS                          2,000
HARRIET GLICKSTEIN AND CARY GLICKSTEIN                4,000
WILLIAM M. GOLDSTEIN                                  2,000
GREGORY R. GOMES                                     10,000
MIKLOS GOTTLIEB AND
 YESHIVA SHEARITH HAPLETA                             4,000
HAROLD N. GRAY                                        6,000
JOHN R. GREEN                                         4,000
CHARLES S. GRETH AND RONNIE M. NEFF                   1,000
ROBERT GUERIERA JR.                                   2,000
JOHN E. HAMILTON                                        600
ROBERT A. HAMILTON (3)                                1,400                  49,684           *
NANCY H. HANSEN                                       4,000
KENNETH R. HARRIS AND BETTY A. HARRIS                 4,000
R. JOHNSTONE HARRITY                                  2,000
WILLIAM F. HARRITY, JR.                               4,000
BARBARA D. HAUPTFUHRER                                3,000

                                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                                    Hereby                   After Offering (1)
-------------------                                              --------------------         --------------------
                                                                                               Number     Percent
                                                                                              -------     -------
ROBERT P. HAUPTFUHRER FAMILY PARTNERSHIP                                 2,000
JOHN HAY (11)                                                            6,000                 64,000          *
ANN HEBENSTREIT REVOCABLE TRUST                                          2,000
MARC A. HEMBROUGH                                                        2,000
AUSTIN B. HEPBURN (4)                                                    3,000                444,912        2.10%
ADELE H. HEPBURN (4)                                                    15,000                444,912        2.10%
JULIE H. HERBERT (12)                                                    2,000                222,050        1.18%
JOYCE HODGES                                                             1,000
JULIA B. HOLLOWAY                                                        2,000
JAMES M. HOLMWOOD                                                        4,000
A PARTNERSHIP HRUBALA ASSOCIATES                                         2,000
DAVID W. HUBBERT                                                         3,000
WILBUR E. HUDSON                                                         1,000
JAY T. HUFFMAN                                                           1,000
CHRISTINE F. HUGHES                                                        500
MICHAEL HYMAN                                                            2,000
F/B/O FRED KARAGOSIAN KEOGH INDEPENDENT TRUST CORP, TRUSTEE              2,000
JANNEY MONTGOMERY SCOTT IRA FOR ROBERT E. WAGNER                         2,000
ROBERT B. JACOBY AND MARY LOU JACOBY                                     2,000
GEORGE R. JENSEN, JR. (5)                                               20,000                710,000         3.8%
GEORGE R. JENSEN, JR., AND BURTON C. JENSEN (5)                         10,000                710,000         3.8%
GEORGE R. JENSEN, JR., AND ANDREW D. JENSEN (5)                         10,000                710,000         3.8%
WILLIAM ROBERT JOHNSTON                                                  1,000
GLORIA S. KARN AND FRED S. KARN                                            200
MORRIS KAUFMAN                                                           2,000
MAUDE WOOD KENT AND THOMAS D. KENT JR.                                   2,000
ROBERT A. KILGORE                                                       10,000
KATHLEEN COUGHLIN KILGORE                                                2,000
GEORGE H. KILMARX AND JUNE Y. KILMARX                                   10,000
ANTHONY KIM                                                             10,000
HARRIETTE D. KLANN                                                       2,000
SHIRLEY K. KNERR                                                         2,200
CHRISTINE C. KOLLS (6)                                                   6,000                197,850          1.06% *
DAVID A. KRA                                                             2,000
PHILLIP S. KROMBOLZ AND ROCHELLE KROMBOLZ                                6,000
NANCY KROOK                                                             14,000
LEON M. KRUGER                                                           8,000
JEFFREY R. LAND                                                          2,000
PAUL G. LANNI                                                            2,000
SHERRILL F. LEBOUTILLIER                                                18,000
JOHN N. LEE                                                              6,000
JENNIFER BEIRNES LEENE                                                   2,000
FBO DENNIS L. GILBERT R-IRA LEGG MASON CUSTODIAN ACCT #397-70859         2,000
AARON LEHMANN                                                            2,000
SHELLEY LEROUX AND JAMES LEROUX, III                                     4,000
LEROY LEWIS                                                              4,000
ISRAEL LICHENSTEIN AND NESIA LICHENSTEIN                                 2,000
TOBY AND SOLOMON LICHTENSTEIN                                            1,000
ISRAEL AND RACHEL LICHTENSTEIN                                           1,000
THE WORDEN FAMILY LIMITED PARTNERSHIP                                    4,000
E.H. ROGERS, JR. FAMILY LIMITED PARTNERSHIP                              4,000
BIRTZ REVOCABLE LIVING TRUST (DATED 8-15-94)                             4,000
PATRICK LOPEZ                                                            2,000
DOUGLAS M. LURIO AND MARGARET SHERRY LURIO (7)                           6,000                 65,533           *
JAMES P. MacCAIN                                                         2,000
DONALD W. MACKENZIE                                                      4,000
ALBERT P. MALISCHEWSKI AND MARY E. MALISCHEWSKI                          2,000
SALVATORE MARINO                                                         2,000
DR. IRWIN MARKOWITZ                                                     10,000
CHARLES A. MAYER                                                         2,000
G. ELLARD MCCARTHY AND JOAN R. BENNETT                                   1,000
ROBERT F. McCARTNEY                                                      2,000
JAMES F. MERRIMAN                                                        3,000
HARLEY MILLER AND BROOK MILLER                                             600
THOMAS J. MOLUMPHY                                                       1,000
GORDON E. MONTGOMERY                                                     2,000
ROBERT H. MONTGOMERY AND ROSEMARY M. MONTGOMERY                          2,000
MILTON K. MORGAN, JR. AND LOIS T. MORGAN                                 2,000
JOHN J. MORGENTHALER                                                     2,000
MAC G. MORRIS AND JANDELLE C. MORRIS                                     1,000
RICHARD F. MURPHY                                                        4,000
RONNIE M. NEFF                                                           1,000
ELIZABETH LARRABEE NELSON                                                3,000
JOHN BRADLEY NIX AND CAROL NIX                                             400
BRIAN G. NELSON                                                          2,000
ALEX ORLIK                                                                 800
ROBERT G. PADRICK, TRUSTEE FBO ROBERT G. PADRICK
  PROFIT SHARING PLAN                                                    2,000

                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                    Hereby                   After Offering (1)
-------------------                              --------------------         --------------------
                                                                               Number     Percent
                                                                              -------     -------
PETER B. PAKRADOONI                                     2,000
GARY PAPA                                               4,000
RICHARD G. PARKER                                       2,000
PANORAMA PARTNERS                                      10,000
WILLIAM R. PERRY AND MATTIE A. PERRY                    7,000
ROY T. PIRHALA                                          4,000
JOHN W. PONTON, JR.                                     2,000
J STEVE POWELL                                            600
MOLUMPHY CAPITAL MGMT PROFIT SHARING                    2,000
DANIEL P. QUINN                                         2,000
ROGER RADPOUR                                           2,000
PAUL J. RAFFERTY AND D. JOAN RAFFERTY                  12,000
ERNEST L. RANSOME III                                   1,000
WILLIAM RECKTENWALD                                     2,000
HARRY RENNER IV                                         2,000
WANDA S. MOFFITT REVOCABLE TRUST                        2,000
NOMA ANN ROBERTS                                        5,000
GARDINER ROGERS                                           800
DOYLE ROGERS                                            2,000
MARIE G. ROPER                                          1,000
LEE R. ROPER AND LISA A. ROPER                          4,000
GEORGE PARKE ROUSE, III                                 2,000
PETER S. RUBEN                                          2,000
KARL F. RUGART AND PATRICIA E. RUGART                   2,000
JOHN S. RUPP                                            3,000
VALENTINA SAS AND ALEX ORLIK                              400
WILLIAM F. SCHOENHUT, JR.                               8,000
RICHARD S. SCHONWALD                                   21,000
THOMAS V. SEDLACEK                                      2,000
THOMAS A. SELDERS AND KRISTIN M. SELDERS                1,000
WILLIAM W. SELLERS (8)                                 14,000                  440,075           2.35%
NICHOLAS SELLERS                                        2,000
SCOTT SELTZER                                           1,000
CELIA E. SHEVLIN                                          400
LEONARD H. SICHEL, JR.                                  2,000
JOSEPH SINGER                                           2,000
LESLIE SINGER AND ETHEL SINGER                          2,000
ELINOR M. STEINHILBER                                   2,000
MICHAEL K. STERN                                       20,000
SOLVEIG W. STETSON                                      2,000
ERIC W. STETSON                                         1,000
JOHN B. STETSON, IV                                     4,000
  AND SOLVEIG W. STETSON
HOMER N. STEWART                                        2,000
PRISCILLA STITT                                         4,000
EDWARD B. STOKES                                        4,000
CLARK D. STULL                                          4,000
TERRY L. SWANTON AND MOLLY B. SWANTON                   4,000
STEPHEN S. TURESKY                                      1,000
ANTHONY B. ULLMAN (11)                                  6,000                   64,000              *
JOHN H. VESPER, JR.                                     1,000
SANZONE VINCENT                                         2,000
BORJE WAHLSTROM                                         2,000
JEAN STEEL WAHLSTROM                                    2,000
HENRY W. WESSELLS, III                                    500
ARTHUR L. WHEELER                                      10,000
DR. J EDWARD WILLARD                                   10,000
GEOFFREY F. WORDEN                                      4,000
WILLIAM M. WRIGHT                                       2,000
JOHN D. WRIGHT                                          1,000
SAMUEL D. WYMAN, JR.                                    2,000
JONI CARLEY YAMAGUCHI                                   2,000
KEIJI YAMAGUCHI                                         2,000
FRANCES YOUNG (9)                                      90,000                  732,000           3.93%
DONALD J. ZELENKA                                      10,000
RUTH ZWEIGBAUM                                            800
HARMONIC RESEARCH, INC. (14)                            9,400
                                                      -------
    Total                                             943,000

-----------------
*   Less than one percent (1%).
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.
(2) Mr. DeMedio is an employee of the Company and would beneficially own 18,674 shares of Common Stock following the sale of all the Common Stock underlying his 1999-A Warrants.

(3) Mr. Hamilton is an employee of the Company and would beneficially own 49,684 shares of Common Stock following the sale of all the Common Stock underlying his 1999-A Warrants.

(4) Adele and Austin Hepburn are husband and wife and together would beneficially own an aggregate of 444,912 shares of Common Stock following the sale of all the Common Stock underlying their 1999-A Warrants. Adele Hepburn is the Director of Public Relations of the Company.
(5) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of the Company. Following the sale of all the Common Stock underlying the 1999-A Warrants, Mr. Jensen would be the beneficial owner of 710,000 shares of Common Stock. The foregoing excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements." The table reflects the transfer by Mr. Jensen of 190,000 shares subsequent to September 30, 1999.
(6) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of the Company. Following the sale of all of the Common Stock underlying the 1999-A Warrants, Ms. Kolls would beneficially own 197,850 shares of Common Stock. The table reflects 30,000 shares underlying options granted to Mr. Kolls in November 1999.
(7) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to the Company.
(8) William W. Sellers is a Director of the Company. Following the sale of all the Common Stock underlying the 1999-A Warrants, Mr. Sellers would beneficially own 440,075 shares of Common Stock.
(9) Ms. Young is an employee of the Company and would own 680,000 shares of Common Stock following the sale of all the Common Stock underlying her 1999-A Warrants.
(10) Ms. Broadwell is a former employee of the Company and would beneficially own 9,000 shares of Common Stock following the sale of all of the Common Stock underlying her 1999-A Warrants.
(11) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents the Company in connection with pending litigation. Upon the sale of all of the Common Stock underlying their 1999-A Warrants, each of Messrs. Hay and Ullman would own 64,000 shares of Common Stock and Mr. Fieldman would own 84,000 shares.
(12) Julie Herbert is the spouse of Stephen Herbert, the President of the Company. Upon the sale of all of the shares of Common Stock underlying her 1999-A Warrants, she would beneficially own an aggregate of 222,050 shares of Common Stock. The table reflects 45,000 shares underlying options granted to Mr. Herbert in November 1999.

(13) Mr. Boynton is a Director of the Company.

(14) Harmonic Research, Inc. acted as a broker-dealer in connection with the Senior Note offering.
                                       65

                            1998-B COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                   After Offering (1)
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------

Barclay, Charles and Nancy              5,000

Bird, Benjamin Lee                      1,250

Bjorkland, Trustee, Alexandra O.        5,000

Bolitsky, Joseph J.                    20,000

Bourassa, Kim                          10,000

Burks, William P.                       2,500

Currin, Clifton B.                      1,250

Delta Western Company                   5,000

Geddis, Margaret R.                     1,250

Hepburn, Adele H.                       2,500                    460,412(2)     2.18%

Jones, Robert                           2,500

Klann, Hariette D.                      2,500

Krook, Nancy                           15,000

Moffit, Richard W.                      5,000

Roberts, Noma Ann                       2,500

Rubin, Peter                            2,500

Selders, Thomas A.                      2,500

Seltzer, Helen E.                         250

Sullivan, Robert D.                     2,500

Young, Frances                         50,000                    772,000(3)     4.15%




                                     --------
     Total                            139,000
                                     --------
---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Adele Hepburn would beneficially own an aggregate of 406,882 shares of Common Stock together with her husband Austin Hepburn, following the sale of the Common Stock underlying the 1998-B Warrants. Adele Hepburn is the Director of Public Relations of the Company.

(3) Frances Young is an employee of the Company.

                      1998-A COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                   After Offering (1)
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------
Adams, Vanda G.                            5,000
Allen, R. Kendall                         25,000
Andrejak, Frank R.                         2,500
Atkins, Darryl                             5,000
Boynton, Edwin R.                          5,000                115,500(6)     *
Calvarese, Vincent J.                      2,500
Civitella, Peter                           1,665
Civitella, Matthew                         1,665
Civitella, Michael J.                      1,670
Cohen, Neils & Betsy D.                    2,500
Cohen, Marc A.                            15,000
Currin, Trust, Clifton B.                  2,500
De Maris, Sheri-Lynn                       5,000
Di Renzo, Louis & Rose                     5,000
Donahue, Jean                              2,500                 24,317(2)     *
Ernst & Company                           25,000
First Downing Capital Corp.               25,000
Fox, Louise L.                             3,500
Generation Capital Association            15,000
Glickstein, Harriet                        5,000
Gray, Harold N.                            5,000
Harrity Jr., William F.                   10,000
Hauptfuhrer, Barbara                       7,500
Heald Family Trust                         2,500
Harvey, Andrea B.                          2,500
Hepburn, Adele H.                          5,000                455,412(3)   2.16%
Hepburn, Austin B.                         2,500                455,412(3)   2.16%
Kent, Maude Wood                           5,000
Kilmark, George                            5,000
Leroux, Shelley                            5,000
Ludington, Nicholas S.                     5,000
Merriman, James F.                         2,500
Moffitt, Richard W.                        5,000
Pollack, Robert L.                         5,000
Potts, Robert H.                           5,000
Powell, J. Steve                           1,000
Proctor III, Charles W.                      500
Ransome III, Ernest L.                     5,000
Rettew III, John B.                        5,000
Roberts, Noma Ann                          2,500
Rosenthal, G.B.                           80,000
Rubins, Joel                               2,500
Rugart, Karl F.                            2,500
Sedlacek, Thomas V.                        2,500
Selders, Thomas & Kristii                  2,500
Sellers, William W.                        5,000                439,075(4)   2.35%
Schonwald, Richard S.                      5,000
Smith, Jill                                2,500
Stull, Clark D                             2,500
S. W. Ryan & Co.                          10,000
Van Alen, Judith F.                       10,000                 42,500(5)     *
Wagner, Robert E.                          2,500
Wyman Jr., Samuel D.                       5,000
                                        ---------
     Total                               375,000
                                        =========
---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Jean Donahue is the wife of Joseph Donahue, a former Vice President of the Company.

(3) Adele and Austin Hepburn are husband and wife and together would beneficially own an aggregate of 455,412 shares of Common Stock following the sale of their Common Stock underlying their 1998-A Warrants. Adele Hepburn is the Director of Public Relations of the Company.

(4) William W. Sellers is a Director of the Company.

(5) Judith F. Van Alen is the wife of William L. Van Alen, a Director of the Company. Following the sale of the Common Stock underlying the 1998-A Warrants, she would beneficially own an aggregate of 42,500 shares of Common Stock.

(6) Mr. Boynton is a Director of the Company.

                    1997 COMMON STOCK PURCHASE WARRANTS
                    -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------

Mr. Charles A. Mayer                                                     800
Ms. Harriette Klann                                                    4,000
Mr. and Mrs. Richard W. Moffitt                                        2,000
Mr. Edwin R. Boynton                                                   4,000                             116,500(3)       *
Ernst & Company FBO Fred Karagosian                                    4,000
Mr. & Mrs. Daniel P. Mannix V                                         16,000
Daniel P. Mannix, as Custodian for Alexandra G. Mannix                 4,000
Ms. Janet J. Hewes                                                     4,000
Delaware Charter Gty. & Trust Co. for Paul M. Russell                  4,000
Ernst & Company FBO Fred Karagosian                                    2,000
John DiSante                                                           2,000
Vot Investments                                                        2,000
Ernst & Company FBO Arthur Rogovin                                     2,000
Robert H. Potts                                                        4,000
Noma Ann Roberts                                                       4,000
Clifton B. Currin, Trustee                                             1,600
Louis E. Direnzo                                                       4,000
Austin B. Hepburn                                                      2,000                             457,912(2)      2.17%
Elinor M. Steinhilber                                                  2,000
Wilbur E. Hudson                                                       1,000
Harvey J. Eliason                                                        600
Susan E. Cohen                                                         4,000
Gail D. Zimmerman                                                      4,000
G. Keith Funk, Jr.                                                     1,000
Susan E. Cohen                                                         2,000
Henry C. Carlson                                                         800
William P. Dunham                                                      4,000
S. W. Ryan & Co. Inc.                                                  3,000
Vanda G. Adams                                                         1,000
Warren Palitz                                                          4,000
Helen E. Seltzer                                                         400
Sonja Pettingill                                                         400
Risky Investment Group                                                 4,000
Ernst & Company FBO D. Henry and Diane Tintorer                        4,000

                                       68

W. F. Harrity                                                          4,000
Mr. John Berukoff                                                      1,000
Joan B. Stuart                                                         1,200
Evalyn Kadish                                                          2,000
Stephen S. Turesky                                                     2,000
Gurumantra S. Khalsa                                                     800
Richard Fradkin                                                        2,000
Roy T. Pirhala                                                         1,000
Peggy Longstreth Bayer                                                   800
Clark D. & Carolyn S. Stull, Jr.                                       2,000
Rosalind Robbins                                                       4,000
Eric Robbins                                                           4,000
William C. Martindale, Jr.                                             2,000
Andrew B. Hebenstreit                                                  4,000
Father R. S. H. Green                                                     80
Nancy Hansen                                                           2,000
Adele H. Hepburn                                                       3,000                           457,912(2)      2.17%
Patricia Jill Smith custodian for Burton Jensen                        1,120
Bullseye Marketing Inc.                                               20,000
Nancy Haun                                                               400
                                                                    ---------
  Total                                                              160,000
                                                                    =========

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 457,912 shares of Common Stock following the sale of all their Common Stock underlying their 1997 Warrants. Adele Hepburn is a Director of Public Relations of the Company.

(3) Mr. Boynton is a Director of the Company.


                    1996 - B COMMON STOCK PURCHASE WARRANTS
                    ----------------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Ms. Vanda G. Adams                                                     1,000
Mr. William S. Campbell                                                2,000
William R. Crothers                                                    2,000
Mr. Benjamin H. Deacon                                                 2,000
Sheri-Lynn Demaris                                                     2,000
Mr. Robert R. Frey                                                       400
Harold N. Gray                                                         2,000
Ms. Jane C. Macelree                                                   4,000
Lily L. McCartney Trust                                                2,000
Robert F. McCartney Trust                                              2,000
Mr. Eric Pagh                                                          2,000
Ms. Noma Ann Roberts                                                   2,000
Dr. Karl F. Rugart                                                     2,000
Richard S. Schonwald                                                   4,000
Mr. G. Morraw Smith                                                    4,000
Mr. & Mrs. Clark D. Stull                                              4,000
                                                                      ------
        Total                                                         37,400
                                                                      ======

                                       70

                       1996 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Gilbert Abramson                                                       2,000
Vanda Adams                                                            4,000
Ann M. Allegrini                                                       1,200
Eleanor S. Allshouse                                                   2,000
John and Celia Alvanos                                                   400
Costa and Michelle Alvanos                                               400
John P. Ayers                                                          4,000
J. Stone Bagby                                                         4,000
Alan and Judith Ballard                                                8,000
Thomas Basile                                                          2,000
Thomas B. Basile                                                       4,000
William Bauder                                                         4,000
Robert E. Beck                                                         1,200
Stephen A. Bell                                                        4,000
John Berukoff                                                          2,000
Benjamin and Diana Bird                                                4,000
Alexandra O. Bjorkland                                                 4,000
Donald F. Blackburn                                                    4,000
Clyde and Charlotte Blount                                               800
Frederick L. Bowden                                                    1,000
Edwin R. Boynton                                                       2,000                              118,500(4)       *
Edward S. Brockie                                                      4,000
Kathleen D. Buffum                                                       400
William P. and Judith Burks                                            4,000
Paul and Gwen Canavarro                                                2,000
Peter and Lisa Canavarro                                               2,000
Herminio and Maria Canavarro                                           2,000
Candace S. Carey                                                       2,000
Jerrold Carl                                                           4,000
Jeffrey C. Carlson                                                       400
D. Zeke Carlson                                                          400
L.E. Carlson                                                             400
Henry and Jean Carlson                                                 2,800
Charles Abbott Carter III                                              4,000
Marc A. Cohen                                                         16,000
Craig and Deanne Cook                                                  3,200
William R. Crothers                                                    4,000
Gary L. Cunha                                                          4,000
Marie Bradlyn Currin                                                   1,200
Clifton B. Currin, Trustee                                             4,000
Nancy B. Davis                                                         2,000
Jack and Helen Davis                                                   5,000
Benjamin Deacon                                                        2,000
Sheri Lynn DeMaris                                                     8,000
Jill Smith cust. for Ron Jensen                                       13,600
Sheri Demaris cust. for Burt Jensen                                   10,000
Sheri Demaris cust.
      for Andrew David Jensen                                         10,000
Desert Investment Grp.-D Crockett                                      4,000
William P. Dunham                                                        400

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Jean W. Eason                                                          6,000
Dr. Mallory Eisenman                                                     400
John Faust                                                             2,000
Richard and Isabel Fradkin                                             4,000
Harriet and Cary Glickstein                                            8,000
E.J. and M.K. Golightly                                                4,000
Harold N. Gray                                                         4,000
Wendel C. and Roma Roy Lynch Green                                     1,000
Loring S. Grove                                                        1,000
Ruth Hall                                                                400
Thomas F. Hall                                                         8,000
S. Hansen and K. Heiuschel                                             4,000
Armason Harrison                                                         800
William F. Harrity, Jr.                                                8,000
Robert Hauptfuhrer Family Partnership                                 10,000
Austin B. Hepburn                                                      8,000                               446,912(2)    2.12%
Adele H. Hepburn                                                       8,000                               446,912(2)    2.12%
A.D. Hodges                                                            4,000
R. Holland, D. Holland and K. Duffy                                    4,000
David W. Hubbert                                                       2,000
Wilbur E. Hudson                                                       2,000
Robert M. Ihrig                                                        2,000
Bernard Millis                                                         4,000
Fred Karagosian                                                        4,000
Harold and Lois Kauffman                                               4,000
George H. Kilmarx                                                      4,000
Rocco and Sandra La Penta                                             16,000
Fred Languth                                                           4,000
Robert E. Leiser                                                       2,000
Peggy Longstreth Bayer                                                 1,200
Nicholas S. Ludington                                                  4,000
Douglas M. Lurio and Margaret Lurio (JTWOS)                            4,000                                67,533(5)     *
Robert M. Madonna                                                      4,000
Alberta and J. Grant McCabe                                              400
Philip S. Meckley                                                      4,000
James F. Merriman                                                      4,000
Richard D. Mierley                                                     4,000
Richard Moffitt                                                        2,000
Robert H. and Rosemary Montgomery                                      4,000
Thomas Motl                                                            4,000
Eunice Carter Nute                                                     2,000
Harry Ohannesian                                                       8,000
Janet and Sudhir Patel                                                 4,000
George M. Pflaumer                                                     8,000
Bernard Pincus                                                         1,000
Genevieve Pondo                                                        1,200
J. Steve and Carol Powell                                              2,000
Ashok and Swaran Rajpal                                                1,000



                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------


Keith J. Raphael                                                       4,000
John B. Rettew III                                                     4,000
Melissa C. Rike                                                        1,200
Eric J. Robbins                                                        4,000
Noma Ann Roberts                                                       4,000
Dorothy S. Rodgers                                                     4,000
Edmund H. Rogers, Jr. Trust UA 06-21-88                               12,000
Gardiner Rogers                                                          800
Rodney Rohrer                                                          1,200
Joel M. Rubins                                                         4,000
Scott W. Ryan                                                          4,000
Joseph P. Sawka                                                        4,000
Virginia Schaun and Martha Eischen                                     2,000
Richard S. Schonwald                                                   2,000
William W. Sellers                                                    16,000                              426,075(3)    2.28%
Nancy F. Sellers                                                       4,000(3)
Sellers Pension Plan                                                   8,000(3)
Helen E. Seltzer                                                         400
Robert Silverman                                                       2,000
Horace and Elizabeth B. Spackman                                       4,000
Clarence E. Sterling                                                   4,000
Dorothy A. Stone                                                       4,000
Ben Wallace and J.A. Hatcherson                                        8,000
Howard Waxman                                                          4,000
Peter S. Whitney                                                       4,000
Peter S. Whitney SEP/IRA                                               4,000
Wilmington Trust Company, Trustee for
      Allison Eleuthera Smith                                          4,000
Wilmington Trust Company, Trustee
      for Isabelle duPont Smith                                        4,000
Wilmer H. Wood                                                           400
Dr. David W. Wood                                                      4,000
Joni Carley Yamaguchi                                                  8,000
Keiji Yamaguchi                                                        4,000
Thomas J. Zaucha                                                       4,000
V. Scott Zelov                                                         4,000
Peter Zelov                                                            4,000
Un Jin Zimmerman                                                         800
Patricia and Robert Zimmerman                                          2,000
                                                                      -------
                                        Total....................    520,000
                                                                     =======

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 446,912 shares of Common Stock following the sale of all their Common Stock underlying their 1996 Warrants. Adele Hepburn is a Director of Public Relations of the Company.

(3) William W. Sellers is a Director of the Company. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.

(4) Mr. Boynton is a Director of the Company.

(5) Mr. Lurio is a Director of the Company and his law firm is general counsel to the Company. Margaret Lurio is his spouse.


                       1995 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Vanda G. Adams                                                         1,500
George M. Ahrens                                                       3,000
Mr. and Mrs. James Allen, Jr.                                          3,000
Eleanor S. Allshouse                                                   3,000
Mr. and Mrs. Gordon L. Angell                                          6,000
Charles W.& Katherine K. Apple Trust                                   2,400
Robert S. Appleby                                                      6,000
Richard M. Appleby                                                     6,000
John P. Ayers                                                          2,400
Jody Marjorie Baker                                                    1,500
Judy Ballard, IRA                                                      1,500
Alan A. Ballard                                                        3,000
Judith C. Ballard                                                      3,750
Mr. and Mrs. Charles M. Barclay                                        6,000
Mr. and Mrs. Thomas B. Basile                                          3,000
Robert R. Batt, Jr.                                                      600
William Bauder                                                         3,150
Dr. C. Gottfried Baumann                                               3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Peggy Longstreth Bayer                                                   900
Alexander R. Beard                                                       600
Robert E. Beck                                                           300
Wanda K. Benbow, IRA                                                     900
William E. Benbow, IRA                                                 2,100
Catherine M. Bigoney                                                   3,000
Kathlyne K. Birdsall                                                   3,000
Alexandra O. Bjorklund Trust                                           3,000
Donald F. Blackburn                                                    3,000
Mr. & Mrs. Louis Bodo                                                  6,000
Frederick L. Bowden                                                      750
Edwin R. Boynton                                                       1,500                             119,000(4)      *
Dr. James R. Boynton, M.D., P.C.,
         Pension Trust                                                 6,000
Paul J. Braun                                                          3,000
Dr. Kent D.W. Bream                                                    1,200
Carolyn C. Bream                                                       1,200
Gwen A. Brewster                                                       1,500
Mr. & Mrs. James H. Burdick                                            6,000
Mr. & Mrs. David O. Burdick                                            3,000
Mr. & Mrs. James H. Burdick, Jr.                                       3,000
Dr. James A. Burke                                                       300
Steven Butler                                                          3,000
Natasha A. Canavarro                                                   1,500
Herman Canavarro                                                       3,000
Christian B. Canavarro                                                 1,200
Mr. & Mrs. Peter R. Canavarro                                          1,500
Cindy Cannupp                                                            300
Mr. & Mrs. Henry C. Carlson                                              600
Charles Abbott Carter, III                                            15,000
Edward E. Chandlee, Jr.                                                1,050
Chesapeake Bank - Custodian for
         G. Ebeling, IRA                                               3,000
Mr. & Mrs. Gordon S. Clausen                                             750
Mr. & Mrs. Craig R. Cook                                               1,500
Mr. & Mrs. Frederick Cooper                                            1,800
Mr. & Mrs. Andrew Cooper                                               3,000
Jason Cooper                                                           1,500
Donald W. Cooper                                                       1,500
Mr. & Mrs. Mark A. Costanzo                                              300
Marina Leigh Costanzo                                                    600
Sally S. Costanzo                                                        900
Susan B. Coughlin                                                      4,500
Richard G. Crecraft                                                    1,800
Rick Crecraft                                                          6,600
David Crockett                                                           300
Clifton B. Currin                                                      3,900
John D'Avico                                                             600
W. Corkran Darlington                                                  1,500

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
F. Eugene Dixon, Jr.                                                      3,000
James M. Dorsey                                                           1,500
Mr. & Mrs. Gary G. Dougherty                                                600
William P. Dunham                                                           300
Jean W. Eason                                                               600
Edmund H. Rogers, Jr., Trustee                                            6,000
A. Mary Elder                                                             1,500
Barbara B. Elkin                                                          1,800
D. Diane Fiers                                                            1,500
Mr. & Mrs. Harry S. Finerfrock                                            2,400
Ruth S. Flagg                                                             1,500
Susan C. Forhane                                                          1,500
Mr. Foss                                                                    600
Mr. & Mrs. Richard Fradkin                                                3,000
Robert Ross Frey                                                            600
Ronald V. Futerman                                                        3,000
Margaret R. Geddis                                                          750
Mr. & Mrs. John C. Gelhard                                                  600
Dr. George P. Glauner                                                     1,500
Harriet Glickstein                                                        4,500
Robert P. Gombar                                                            450
Mr. & Mrs. Wenpel C. Green                                                  300
Jacques C. Guequierre                                                     1,500
Joni Southard Guffey                                                        300
Ruth E. Hall                                                                300
Dianna Hall                                                                 300
Thomas E. Hall                                                              750
Nancy S. Hallett                                                          1,500
Zelda S. Hansell                                                            300
Susan J. Hansen                                                             900
Gisela K. Harmelin                                                          300
William F. Harrity, Jr.                                                   6,000
Col. & Mrs. Russell D. Hartz                                              1,500
Robert P. Hauptfuhrer Family Partnership                                  6,000
Jack M. Heald                                                               600
Mr. & Mrs. Clifford J. Heath                                              3,000
Emma K. Heed                                                             22,575
Austin B. Hepburn                                                         3,000                          456,462(2)    2.17%
Adele H. Hepburn                                                          3,450                          456,462(2)    2.17%
Patricia Austin Heppe                                                     3,000
A.D. Hodges                                                               3,000
Michael J. Hodges                                                         3,000
Julia B. Holloway                                                         3,000
David W. Hubbert                                                          1,500
Wilbur E. Hudson                                                          3,000
Christine F. Hughes                                                         750
Robert M. Ihrig                                                           1,500
Janney Montgomery Scott, Inc.
         FBO Judith N. Hemley, IRA                                        1,500

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Janney Montgomery Scott, Inc.
         Custodian FBO R.E. Wagner, IRA                                1,500
John C. Jubin                                                            600
Hugo Kappler, Jr.                                                      3,000
Mr. & Mrs. Harold F. Kauffman                                          1,500
William G. Kay, III                                                      300
Caroline W. Kay                                                          300
Sanford S. Kay                                                           300
Mr. & Mrs. Ralph Kiper                                                 3,000
Harriette D. Klann                                                     3,000
Wayne H. Klapp                                                         1,500
Edward M.K. Klapp                                                      4,500
Carlyle Klise                                                            900
Deborah A. Krull                                                       1,500
Frederick K. Langguth                                                  3,000
Mr. & Mrs. Gary E. Lasher                                              3,000
John N. Lee                                                            3,000
Mr. & Mrs. Michael S. Lehnkering                                       1,500
Lucia E. Lugton                                                          750
Mr. & Mrs. Albert Malischewski                                         3,000
Mr. & Mrs. William B. Malischewski                                     1,500
Alvan Markle                                                           1,500
D. Edward McAllister                                                   3,000
Elaine F. McGlone                                                        150
Mr. & Mrs. Robert G. Meeker                                            6,000
James F. Merriman                                                      3,000
Alfred J. Migliaccio, Custodian for
         Ashlee C. Migliaccio, UGMA
         of Pennsylvania                                               3,000
Harley E. Miller                                                         750
Bernard Millis                                                         3,000
Mr. & Mrs. James F. Mitchell, III                                      3,000
Mr. & Mrs. A. Harry Moffett                                              600
Wanda S. Moffitt                                                       3,000
Donald Moll                                                            1,500
Mr. & Mrs. Robert H. Montgomery                                          900
Gordon E. Montgomery                                                   3,000
Mr. & Mrs. Milton K. Morgan, Jr.                                       3,000
Charles R. Morrow                                                      2,400
Mr. & Mrs. Ronald L. Noll                                                600
Paul Nordin                                                            3,000
David Gregory Nute                                                       300
Kay B. Otterstrom                                                      3,000
Sara Otterstrom                                                        1,500
Lisa Otterstrom                                                        1,500
Victor L. Pack                                                           600
Robert G. Padrick                                                      3,000
Eric Pagh                                                              1,500
Janet P. Patel                                                         3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Walter C. Patterson                                                      300
Mary E. Petro                                                          3,000
George M. Pflaumer                                                     6,000
Robert L. Pollack                                                        750
Genevieve Pondo                                                        1,500
John W. Ponton, Jr.                                                    3,000
J. Steve Powell                                                        1,200
Charles E. Pusey, Jr.                                                    600
Mr. & Mrs. Ashok K. Rajpal                                             1,500
Ernest L. Ransome, III                                                 1,500
Myradean A. Ransome                                                    1,500
McDonald & Co. FBO Rebecca
          A. Osleger, IRA                                              6,000
Stephen D. Reim                                                        3,000
John B. Rettew, III                                                    1,500
Dr. & Mrs. John L. Reynolds                                            3,000
Rosalind Robbins                                                       3,000
Mr. & Mrs. Eric J. Robbins                                             3,000
Dr. Donald Robbins                                                     3,000
Ms. Noma Ann Roberts                                                   1,500
Mr. & Mrs. Gregg F. Robinson                                           3,000
Dorothy S. Rodgers                                                     3,000
Thelma T. Romig                                                        1,500
Mr. & Mrs. John E. Roshelli                                            3,000
Eric S. Rugart                                                         3,000
Robert T. Rugart                                                       1,500
Jacquiline Rugart                                                      1,500
Patricia E. Rugart                                                     3,000
Dr. Karl F. Rugart                                                     1,500
Cedric C. Scarlett                                                     3,000
Eloise R. Schaper                                                      1,500
Peter G. Schaper, Jr.                                                  3,000
Christine M. Schuler                                                   3,000
Candice Scialabbo                                                      1,500
Carissa Scialabbo                                                      1,500
Thomas V. Sedlacek                                                     3,000
Mr. & Mrs. Thomas A. Selders                                           1,500
Mr. & Mrs. Frank R.S. Sellers                                          1,500
Nicholas Sellers                                                         900
Nancy F. Sellers                                                       3,000(3)
William W. Sellers                                                     6,675(3)                            435,400(3)  2.33%
Sellers Pension Plan                                                   6,000(3)
Sellers Process Equipment Company                                      3,000(3)
Helen E. Seltzer                                                         450
Richard A. Shea                                                        3,000
Mr. & Mrs. Horace B. Spackman                                          3,000
Carolyn Stallworth                                                       300
Clarence A. Sterling                                                   3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Edward B. Stokes                                                       3,000
Mr. & Mrs. Jack D. Stratton                                            3,000
Mrs. Ruth M. Strock                                                    1,500
Sun Bank N.A. as Trustee for
         Ally, Meuss, Rogers and Lindsay
         PA, Profit Sharing 401(k) FBO
         Doyle Rogers                                                  3,000
Mr. & Mrs. John M. Taylor                                                600
Judith Ann Taylor                                                        450
John M. Taylor                                                         1,050
Ruth L. Troster                                                        1,500
Roland G.E. Ullman, Jr.                                                  300
Varo Technical Services, Inc.-
         Pension Plan                                                  3,000
Ms. Sabine M. Weghtman                                                   600
Mr. & Mrs. Robert M. Whitbread                                         1,500
Darry Withers                                                            600
Un-Jin Zimmerman                                                         600
Patricia P. Zimmerman                                                    600
                                                                   ----------

                  Total..........................................    510,000
                                                                   ==========

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.


(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 456,462 shares of Common Stock following the sale of all their Common Stock underlying their 1995 Warrants. Adele Hepburn is a Director of Public Relations of the Company.


(3) William W. Sellers is a Director of the Company. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.

(4) Mr. Boynton is a Director of the Company.

                               MANAGEMENT OPTIONS
                               ------------------


                                                                                        Beneficial Ownership
                                                                                        After Offering (1)
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number             Percent
-------------------                               ---------------------------           ------           ----------
Rights
Mr. William W. Fiske                                           3,540
Ms. Emma K. Heed                                               1,650
Mr. George N. Nager                                              900
Mr. William Bauder                                               300
Ms. Judith Ballard                                               300
Mr. Wilmer Wood                                                  150
Ms. Wendy Fox                                                    375
Ms. Arcy Marshall                                                225
Mr. Frederick Cooper                                           4,500
Mr. Justin G. Duryea                                             150
Mr. Mark Cresap                                                  150
Mr. James R. Jaeger, II                                        2,440
Mr. Eugene A. Jaeger, Jr.                                        600
Ms. Jeanne G. Romer                                              450
                                                              -------

         Total                                                15,730
                                                              =======
Options

Mr. George R. Jensen, Jr.                                    180,000             570,000(16)                 3.05%
Mr. Henry B. duPont Smith                                     20,000              30,000(2)                   *
Mr. Keith L. Sterling                                         45,000              10,050(3)                   *
Mr. Stephen P. Herbert                                       210,000              14,050(4)                   *
Mr. Haven Brock Kolls, Jr.                                   170,000              33,850(5)                   *
Mr. William W. Sellers                                        25,500             428,575(6)                  2.29%
Mr. Peter G. Kapourelos                                       27,000              18,800(7)                   *
Mr. William L. Van Alen, Jr.                                  22,500              30,000(8)                   *
Mr. Steven Katz                                               10,000                   0(19)
Mr. Douglas M. Lurio                                          10,000              61,533(17)                  *
Mr. Edwin R. Boynton                                          10,000             110,500(18)                  *
Ms. Adele Hepburn                                             77,000             380,912(9)                 1.76%
Mr. Austin Hepburn                                             5,000             380,912(9)                 1.76%
Mr. Robert Leiser                                              2,000
Mr. Doug Annette                                               2,500
Mr. and Mrs. Alan A. Ballard                                   1,500
Ms. Helen Estes Seltzer                                        1,200
Ms. Peg Longstreth Bayer                                         940
Mr. Clifton B. Currin                                         962.50
Mr. Rick Crecraft                                              2,235
Mr. Edward M.Taylor                                              950
Mr. Joseph Etris, Jr.                                            825
Ms. Emma K. Heed                                                 815
Ms. Mary Farrow Evans                                         512.50
Mr. Jack D. Davis                                             342.50

                                       80




                                                                                        Beneficial Ownership
                                                                                        After Offering (1)
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number            Percent
-------------------                               ---------------------------           ------           ----------
Options


Ms. Joy L. Punchur                                             272.50
Mr. Robert Cryan                                                  250
Mr. Lawrence R. Malcolm                                           225
Ms. Elizabeth E. Logan                                            200
Mr. and Mrs. Ralph Cochran                                        175
Mr. Clark Stull                                                127.50
Ms. Anna Lincoln                                                   60
Ms. Ruth E. Hall                                                   55
Ms. Rosemary Marshall                                              40
Ms. Nancy Victor                                                   20
Mr. Daniel A. Padden                                            17.50
Mr. Jeffrey M. McGarry                                             25
Ms. Susan H. Cortese                                              250
Mrs. Robert Leiser                                              2,000
Mr. Michael Lawlor                                             50,000                20,050 (10)             *
RAM Group                                                      15,000
Mr. Philip A. Harvey                                            7,500                 2,650 (11)             *
Mr. Joseph Donahue                                             16,667                10,150 (12)             *
Mr. Michael Feeney                                              1,500                     0 (13)             *
Mr. Leland P. Maxwell                                          80,000                25,741 (14)             *
Mr. Edward J. Sullivan                                          7,100                     0 (15)             *
Mr. Robert A. Bartlett                                          5,000
Mr. Barry Slawter                                              21,000
Ms. Megan N. Cherney                                            5,000
Ms. Margaret Broadwell                                          5,000                11,500 (20)             *
Ms. Cecil Ledesma                                               2,000                 7,544 (21)             *
Ms. Amy Thigpen                                                 2,000                 2,500 (21)             *
Ms. Vivian Stroud                                               1,000                 1,802 (21)             *
Mr. Dave DeMedio                                                1,000                18,674 (21)             *
Mr. James Tierney                                               1,000                 3,432 (21)
                                                            ---------

         Total                                              1,051,267
                                                            =========

------------------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities, and includes any shares of Common Stock which a person has the right to acquire within 60 days of the date hereof.

(2) Henry B. duPont Smith would own 30,000 shares of Common Stock following the sale of all of the Common Stock underlying his options. Mr. Smith currently serves as a Director of the Company.


(3) Keith L. Sterling would own 10,050 shares of Common Stock following the sale of all of the Common Stock underlying his options. Mr. Sterling is a former officer and Director of the Company.


(4) Stephen P. Herbert would own 14,050 shares of Common Stock following the sale of all of the Common Stock underlying his options. The foregoing amount does not reflect an aggregate of 73,333 shares underlying options which are not vested and do not become vested within 60-days of the date hereof. The table reflects 45,000 shares underlying fully vested options which were granted in November 1999. Mr. Herbert currently serves as President and as a Director of the Company.

(5) Haven Brock Kolls, Jr. would own 33,850 shares of Common Stock following the sale of all of the Common Stock underlying his options. The foregoing amount does not reflect an aggregate of 66,667 shares underlying options which are not vested and do not become vested within 60-days of the date hereof. The table reflects 30,000 shares underlying fully vested options which were granted in November 1999. Mr. Kolls currently serves as Vice President - Research and Development.

(6) William W. Sellers would own 428,575 shares of Common Stock following the sale of all of the Common Stock underlying his options. Mr. Sellers currently serves as a Director of the Company.

(7) Peter G. Kapourelos would own 18,800 shares of Common Stock following the sale of all of the Common Stock underlying his options. Mr. Kapourelos currently serves as a Director of the Company.

(8) William L. Van Alen, Jr. would own 30,000 shares of Common Stock following the sale of all of the Common Stock underlying his options. Mr. Van Alen currently serves as a Director of the Company.

(9) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 327,382 shares of Common Stock following the sale of all of the Common Stock underlying their options. Adele Hepburn serves as Director of Public Relations of the Company.

(10) Michael Lawlor would own 20,050 shares of Common Stock following the sale of all of the Common Stock underlying his options. The foregoing does not reflect an aggregate of 33,333 shares underlying options which are not vested and do not become vested within 60-days of the date hereof. Mr. Lawlor is a current employee of the Company.

(11) Mr. Harvey is a former employee of the Company.

(12) Mr. Donahue is a former employee of the Company.

(13) Mr. Feeney is a former employee of the Company.

(14) Leland P. Maxwell would own 25,741 shares of Common Stock following the sale of all of the Common Stock underlying his options. The foregoing amount does not reflect an aggregate of 26,667 shares underlying options which are not vested and do not become vested within 60-days of the date hereof. The table reflects 15,000 shares underlying fully vested options which were granted in November 1999. Mr. Maxwell currently serves as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

(15) Mr. Sullivan is a former officer of the Company.

(16) Mr. Jensen is the Chief Executive Officer and Chairman of the Company. This table does not reflect the right granted to him under his employment agreement to receive eight percent of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements." The table reflects the transfer by Mr. Jensen of 190,000 shares subsequent to September 30, 1999.

(17) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to the Company.

(18) Mr. Boynton is a Director of the Company.

(19) Mr. Katz is a Director of the Company.

(20) Ms. Broadwell is a former employee of the Company.

(21) Current employee of the Company.

                              CONSULTANT WARRANTS

                                                                  Beneficial
                                                               Ownership After
                                                                 Offering (1)
                                                              ------------------
Selling Shareholder       Common Stock Offered Hereby         Number     Percent
-------------------       ---------------------------         ------     -------

I. W. Miller, Inc.                 100,000

Harmonic Research, Inc.            150,000
                                   -------
    Total                          250,000
                                   =======
_________
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities, and includes any shares of Common Stock which a person has the right to acquire within 60 days of the date hereof.

                             MARKET FOR COMMON STOCK

         The Common Stock and Preferred Stock are currently traded on the OTC Electronic Bulletin Board under the symbols USTT and USTTP, respectively.

         The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:


Fiscal

1998                                                     High            Low
----                                                     ----            ---
First Quarter (through September 30, 1997)              $ 8.00          $2.70
Second Quarter (through December 31, 1997)              $ 6.00          $2.20
Third Quarter (through March 31, 1998)                  $ 4.90          $2.50
Fourth Quarter (through June 30, 1998)                  $ 4.60          $2.50

1999
----
First Quarter (through September 30, 1998)              $ 3.10          $1.20
Second Quarter (through December 31, 1998)              $ 1.70          $ .80
Third Quarter (through March 31, 1999)                  $ 3.20          $1.10
Fourth Quarter (through June 30, 1999)                  $ 4.75          $1.20

2000
----
First quarter (through September 30, 1999)              $ 2.94          $1.63
Second quarter (through December 31, 1999)              $ 6.56          $1.63


         Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         On September 30, 1999, there were 958,840 shares of Common Stock issuable upon exercise of outstanding Management Options. See "Description of Securities-Shares Eligible for Future Sale." Of such Management Options, 15,000 are exercisable at $5.00 per share, 84,000 are exercisable at $4.50 per share, 131,500 are exercisable at $2.50 per share, 579,500 are exercisable at $2.00 per share, 132,100 are exercisable at $1.50 per share, and 5,000 are exercisable at $.50 per share. In addition, there are 11,740 purchase rights exerciseable at $10.00 per share. The Company has agreed, at its cost and expense, to file a registration statement under the Act covering the resale of the Common Stock underlying the Management Options. All of the Management Options have been issued by the Company to employees, Directors, officers, and consultants.

         As of September 30, 1999, there were 67,300 shares of Common Stock issuable upon exercise of the outstanding 1995 Warrants, which when and if issued would be freely tradeable under the Act. As of September 30, 1999, there are 86,800 shares of Common Stock issuable upon exercise of the outstanding 1996 Warrants, which when and if issued would be freely tradeable under the Act. As of September 30, 1999, there were 4,000 shares of Common Stock issuable upon exercise of the outstanding 1996-B Warrants, which when and if issued would be freely tradeable under the Act. As of September 30, 1999, there are 1,500 shares of Common Stock issuable upon exercise of the outstanding 1997 Warrants, which when and if issued would be freely tradeable under the Act. As of September 30, 1999, there were 110,000 shares of Common Stock issuable upon the exercise of outstanding Warrants issued to affiliates and/or consultants to GEMA in connection with the sale of Convertible Securities. As of September 30, 1999, there were 4,000 shares of Common Stock issuable upon the exercise of the outstanding 1998-A Warrants, which when and if issued would be freely tradeable under the Act. As of September 30, 1999, there were 5,000 shares of Common Stock issuable upon the exercise of the outstanding 1998-B Warrants, which when and if issued would be freely tradeable under the Act. As of September 30, 1999, there were 807,000 shares of Common Stock issuable upon the exercise of the outstanding 1999-A Warrants, which when and if issued would be freely tradeable under the Act.

         On September 30, 1999 there were 874 record holders of the Common Stock and 684 record holders of the Preferred Stock.

         The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of September 30, 1999, such accumulated unpaid dividends amount to $3,704,254.

         During the first quarter of fiscal year 2000, certain holders of the Company's Preferred Stock converted 15,500 shares into 15,500 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $93,370 into 9,337 shares of Common Stock.

         During August and September 1999, certain holders of 136,000 of the Company's 1999-A Warrants exercised them at $.50 per warrant, generating $68,000 in gross proceeds to the Company. From October 1, 1999 through December 31, 1999, an additional 627,700 of the 1999-A Warrants were exercised generating $313,850 in gross proceeds to the Company.

         During December 1999, the holder of 10,000 of the GEM Warrants exercised such Warrants for 10,000 shares of Common Stock at $2.00 per share.

         During December 1999, an aggregate of 100,000 Consultant Warrants were exercised at $2.00 per share.

         On June 7, 1999, the Company effectuated a 1-for-10 reverse stock split of all of its issued and outstanding Common Stock. Pursuant thereto, on the effective date of the reverse stock split (i) each 10 shares of outstanding Common Stock were reduced to one share of Common Stock; (ii) the number of shares of Common Stock into which each outstanding warrant, purchase right or option is exercisable was proportionately reduced on a 10-to-1 basis; (iii) the exercise price of each outstanding warrant, purchase right, or option was proportionately increased on a 1-to-10 basis; (iv) the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible was reduced from 10 shares to 1 share; (v) the conversion rate of the accrued and unpaid dividends on the Series A Preferred Stock was increased from $1.00 to $10.00 per share of Common Stock; and (vi) each share of Series B Preferred Stock was converted into 4 shares of Common Stock. All of the share numbers, share prices, exercise prices, and all other similar items contained in this Prospectus have been properly adjusted, on a retroactive basis, to reflect all of the foregoing.

                            DESCRIPTION OF SECURITIES
General

         The Company is authorized to issue up to 62,000,000 shares of Common Stock, no par value ("Common Stock"), and 1,800,000 shares of undesignated Preferred Stock. As of the date hereof, 900,000 shares have been designated as Series A Convertible Preferred Stock, no par value ("Series A Preferred Stock"), and 350,000 shares have been designated as Series B Equity Participating Preferred Stock ("Series B Preferred Stock"), no par value.

         As of September 30, 1999, there were 6,629,934 shares of Common Stock issued and outstanding and 625,077 shares of Series A Preferred Stock issued and outstanding which are convertible into 625,077 shares of Common Stock. Through September 30, 1999, a total of 486,073 shares of Preferred Stock have been converted into 562,536 shares of Common Stock and $1,872,673 of accrued and unpaid dividends thereon have been converted into 217,344 shares of Common Stock. As of September 30, 1999, there were 874 record owners of the Common Stock and 684 record owners of the Preferred Stock.

         On June 7, 1999 the Company effectuated a 1-for-10 reverse stock split of all of its issued and outstanding Common Stock. Pursuant thereto, on the effective date of the reverse stock split (i) each 10 shares of outstanding Common Stock were reduced to one share of Common Stock; (ii) the number of shares of Common Stock into which each outstanding warrant, purchase right or option is exercisable was proportionately reduced on a 10-to-1 basis; (iii) the exercise price of each outstanding warrant, purchase right, or option was proportionately increased on a 1-to-10 basis; (iv) the number of share of Common Stock into which each share of Series A Preferred Stock is convertible was reduced from 10 shares to 1 share; (v) the conversion of the accrued and unpaid dividends on the Series A Preferred Stock was increased from $1.00 to $10.00 per share of Common Stock; and (vi) each share of Series B Preferred Stock was converted into 4 shares of Common Stock. All of the share numbers, share prices, exercise prices, and all other similar items contained in this Prospectus have been properly adjusted, on a retroactive basis, to reflect the foregoing.

         From September 1998 through June 1999, the Company sold 466.8 units at $10,000 each, for an aggregate of $4,668,000. Each unit consisted of a $10,000 principal amount 12% Senior Note, 2,000 1999-A Warrants, and 1,000 shares of Series B Equity Participating Preferred Stock. The offering was sold to 223 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. The Company paid compensation to Harmonic Research, Inc., a broker-dealer, in connection with the 46 units sold by such broker-dealer. In this regard, the Company paid to such broker-dealer cash compensation of $46,000 as well as 43,400 shares of Common Stock and 9,400 1999-A Warrants. The shares of Common Stock issued to such broker-dealer are restricted securities as such term is defined under Rule 144 promulgated under the Act. Pursuant to the private placement offering, the Company had issued 466,800 shares of Series B Preferred Stock. The Series B Preferred Stock was convertible into 4 shares of Common Stock in the event of a reverse stock split of the Common Stock. As a result of the 1-for-10 reverse stock split which became effective on June 7, 1999, all of the shares of Series B Preferred Stock were exchanged for 1,867,200 shares of Common Stock, and as of the date hereof, there are no issued and outstanding shares of Series B Preferred Stock. The shares of Common Stock issued to the holders of the Series B Preferred Stock are restricted securities as defined under Rule 144 promulgated under the Act, and can not be sold or transferred without registration under the Act or pursuant to an applicable exemption therefrom. The Company has registered for resale under the Act the shares of Common Stock underlying the 1999-A Warrants.

         In June and July 1999, the Company issued options to purchase an aggregate of 470,000 shares of Common Stock to its executive officers and an aggregate of 70,000 shares of Common Stock to its directors who were not executive officers. See "Management -- Director Compensation and Stock Options" and "Executive Stock Options."

         In June 1999, the Company issued options to purchase an aggregate of 12,000 shares of Common Stock to six employees. The options are fully vested and may be exercised at any time for five years following vesting at $2.00 per share of Common Stock.

         In July 1999, the Company extended the expiration dates until June 30, 2001, of various options held by certain directors, officers, and employees of the Company. See "Certain Transactions."

         During August 1999, the Company's Board of Directors authorized issuance of a total of 377,800 shares of Common Stock to various employees and consultants at $2.00 per share for services rendered or to be rendered in fiscal year 2000, in lieu of cash compensation. Of such shares, 3,000 constitute restricted securities as such term is defined under the Act, and the remaining shares are to be registered under the Act. Of the 377,800 total shares, 278,000 shares were issued during the quarter ended September 30, 1999 and an additional 66,263 shares were issued during the quarter ended December 31, 1999.

         During the quarter ended September 30, 1999, an aggregate of 136,000 1999-A Warrants were exercised at $.50 per warrant, generating gross proceeds of $68,000. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 4(2) of the Act.

         During the quarter ended September 30, 1999, the Company issued 15,500 shares of Common Stock upon the conversion of 15,500 shares of Series A Preferred Stock and issued 9,337 shares of Common Stock upon the conversion of $93,370 of cumulative dividends accrued and unpaid on the aforesaid shares of Preferred Stock. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Act.

         In August 1999, the Company issued to an executive officer fully vested options to acquire up to 20,000 shares of Common Stock at $2.00 per share. The options are exercisable at any time within five years following issuance. The Company issued the options pursuant to the exemption from registration set forth in Section 4(2) of the Act. The Company has agreed to register for resale under the Act the Common Stock underlying the options.

         In July 1999, the Company extended the expiration date until June 30, 2001 of options to acquire Common Stock held by certain Directors, officers or employees. All of such options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001.

         In October 1999, the Company authorized a temporary reduction in the exercise price of 11,740 purchase rights for shares of Common Stock from $10.00 per share to $2.00 per share through January 31, 2000. At that time the price shall revert back to $10.00 per share.

         In October 1999, the Company authorized a temporary reduction in the exercise price of 168,600 Common Stock purchase warrants from the exercise prices listed below to $2.00 per share of Common Stock, as follows: 67,300 1995 Warrants from $5.00 to $2.00; 86,800 1996 Warrants from $5.00 to $2.00; 4,000
1996-B Warrants from $3.00 to $2.00; 1,500 1997 Warrants from $4.00 to 2.00;
4,000 1998-A Warrants from $4.00 to $2.00; and 5,000 1998-B Warrants from $4.00 to $2.00.

         During January 1999, the Company issued an aggregate of 160,000 shares of Common Stock to consultants for services rendered or to be rendered to the Company. All of such shares were registered under the Act.

         During the quarter ended December 31, 1999, an aggregate of 627,700 1999-A Warrants were exercised at $.50 per warrant, generating gross proceeds of $313,850. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 4(2) of the Act.

        During December 1999, the holder of 10,000 GEM Warrants exercised such Warrants for 10,000 shares of Common Stock at $2.00 per share. Such shares were issued pursuant to Regulation S promulgated under the Act.

        During December 1999, an aggregate of 100,000 Consultant Warrants were exercised at $2.00 per share. Such shares were registered for resale by the holder thereof under the Act.
                                       87

Consultant Warrants

         Pursuant to a Financial Public Relations Agreement between the Company and I.W. Miller Group, Inc. ("Miller"), the Company retained Miller as its public relations consultant effective August 1, 1999. As part of the agreement, the Company issued to Miller fully vested warrants to acquire up to 100,000 shares, 50,000 of which are exercisable at $2.00 per share and 50,000 of which are exercisable at $3.00 per share. In October 1999, the exercise price of the warrants exercisable at $3.00 per share was temporarily reduced to $2.00 through January 30, 2000. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Miller pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the warrants will be issued to Miller pursuant to such exemption. During December 1999, Miller exercised all of his Warrants at $2.00 per share.

         The Company entered into a consulting agreement with Harmonic Research, Inc. ("Harmonic") pursuant to which the Company issued to Harmonic fully vested warrants to acquire up to 150,000 shares of Common Stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Harmonic pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the warrants will be issued to Harmonic pursuant to such exemption. Pursuant to the consulting agreement, the Company retained Harmonic as a consultant for a three month period ending December 1, 1999, and agreed to pay Harmonic a fee of $5,000 per month.

         The Company has agreed to prepare and file at its expense a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock underlying the Consultant Warrants. The Company will also seek to have the resale of the Common Stock exempted from registration in applicable states.

Management Options

         As of September 30, 1999, the Company had issued to its directors, executive officers, consultants, and employees Options to acquire up to 15,000 shares of Common Stock at $5.00 per share, options to acquire up to 84,000 shares of Common Stock at $4.50 per share, options to acquire up to 131,500 shares of Common Stock at $2.50 per share, options to acquire up to 579,500 shares of Common Stock at $2.00 per share, options to acquire up to 132,100 shares of Common Stock at $1.50 per share, and options to acquire up to 5,000 shares of Common Stock at $.50 per share. See "Management--Executive Stock Options", and "Management - Director Compensation and Stock Options." The Company has also issued purchase rights to acquire up to 11,740 shares of Common Stock at $10.00 per share. In October 1999, the exercise price of the purchase rights was temporarily reduced to $2.00 per share through January 30, 2000. In connection with the Management Options, the Company has, at its cost and expense, filed a registration statement under the Act covering the resale of all the Common Stock underlying the options.

Common Stock

        The holder of each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders of the Company, including the election of directors. There is no cumulative voting for directors.

        The holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Series A Preferred Stock have been paid.

        Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution, subject to the liquidation preference of the Series A Preferred Stock of $10.00 per share and any unpaid and accumulated dividends on the Series A Preferred Stock. The holders of the Common Stock do not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of the Company.

Series A Convertible Preferred Stock

         The holders of shares of Series A Preferred Stock have the number of votes per share equal to the number of shares of Common Stock into which each such share is convertible (i.e., 1 share of Series A Preferred Stock equals 1 vote). The shares of Preferred Stock are entitled to vote on all matters submitted to the vote of the shareholders of the Company, including the election of directors.

         The holders of Series A Preferred Stock are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors. The record dates for payment of dividends on the Series A Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of September 30, 1999 the accumulated and unpaid dividends on the Series A Preferred Stock were $3,704,254.

         Each share of Series A Preferred Stock is convertible at any time into 1 share of fully issued and non-assessable Common Stock. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $10.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by the Company. As of September 30, 1999, a total of 486,073 shares of Series A Preferred Stock have been converted into Common Stock and accrued and unpaid dividends thereon have been converted into 217,344 shares of Common Stock. The conversion rate of the Series A Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of Common Stock by the Company. Upon any liquidation, dissolution, or winding-up of the Company, the holders of Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         The Company has the right, at any time, to redeem all or any part of the issued and outstanding Series A Preferred Stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by the Company of such call, the holders of the Series A Preferred Stock so called will have the opportunity to convert their shares of Series A Preferred Stock and any unpaid and accumulated dividends thereon into shares of Common Stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of the Company at the time the Series A Preferred Stock was created and first issued. The Company currently has no plans to redeem the Preferred Stock.

         The Company paid a special stock dividend consisting of one-third of a share of Common Stock for each share of Series A Preferred Stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 190,860 shares of Common Stock.

12% Senior Notes

         The principal amount of each 12% Senior Note which is not voluntarily converted shall be payable on December 31, 2001, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2001. The Senior Notes are senior to all existing equity securities of the Company, including the Series A Preferred Stock.

         During October 1999, the Company's Board of Directors authorized voluntary conversion of all or any part of the 12% Senior Notes into shares of Common Stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. If all of the $4,668,000 principal amount of the Notes are converted, the Company would issue 1,867,200 shares of Common Stock. The Company has agreed to use its best efforts to register for resale under the Act the shares of Common Stock into which the Senior Notes are convertible.

         The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of the Company as follows: Upon any distribution of its assets in a liquidation or dissolution of the Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Company, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the Senior Note shall be made in accordance with this Senior Note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to the Company and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the Senior Note shall be made by the Company until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default then the Company shall be required to continue making payments under the Senior Note, including any which had not been paid during such 180 day period. In the event that any institutional lender to the Company at any time so requires, the Lender shall execute, upon request of the Company, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this Senior Note.

         The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by the Company with respect to any future bank or other financial institutional indebtedness of the Company, or (b) any indebtedness created, incurred, or assumed, by the Company secured by a lien on any assets of the Company.

         Notwithstanding anything herein to the contrary, Senior Indebtedness does not include (i) unsecured accounts payable to trade creditors of the Company incurred in the ordinary course of business, (ii) any debt owed by the Company, to any officer, director or stockholder of the Company, (iii) any obligation of Borrower issued or contracted for as payment in consideration of the purchase by the Company of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which the Company was a party, (iv) any operating lease obligations of the Company, (v) any other indebtedness which by its terms is subordinated to the Senior Note, or (vi) any "other indebtedness" which is subordinated to all indebtedness to which the Senior Note is subordinated in substantially like terms as the Senior Note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the Senior Note.

Series B Equity Participating Preferred Stock

         Pursuant to the private placement offering conducted by the Company from September 1998 through June 1999, the Company had issued 466,800 shares of Series B Preferred Stock. The Series B Preferred Stock was convertible into 4 shares of Common Stock in the event of a reverse stock split of the Common Stock. As a result of the 1-for-10 reverse stock split which became effective on June 7, 1999, all of the shares of Series B Preferred Stock were exchanged for 1,867,200 shares of Common Stock, and as of the date hereof, there are no issued and outstanding shares of Series B Preferred Stock. The 1,867,200 shares of Common Stock issued to the holders of the Series B Preferred Stock are restricted securities as defined under Rule 144 promulgated under the Act, and can not be sold or transferred without registration under the Act or pursuant to an applicable exemption therefrom.

Convertible Securities and GEM Warrants

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. ("GEM") which provided GEM with the exclusive right to place the Convertible Securities with qualified purchasers. Through December 31, 1997, the holders of all $500,000 of Convertible Securities converted their securities into 191,574 shares of Common Stock at an average price of $2.60 per share. The Convertible Securities were issued by the Company pursuant to Regulation S promulgated under the Act.

         Affiliates and/or consultants to GEM received non-redeemable warrants to purchase up to 200,000 shares of the Company's Common Stock at a price of $2.00 per share at any time prior to June 23, 2002 ("GEM Warrants"). These warrants have been issued by the Company pursuant to Regulation S. Through September 30, 1999, 90,000 GEM Warrants had been exercised, leaving a balance of 110,000 GEM Warrants. During December 1999, an additional 10,000 GEM Warrants were exercised.

1999-A Common Stock Purchase Warrants

         Each 1999-A Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $1.00 per share, except that through December 31, 1999, the exercise price has been reduced to $.50 per share. The 1999-A Warrants are exercisable at any time on or prior to December 31, 2001, or such later date as may be determined by the Company. As of December 31, 1999, an aggregate of 179,300 1999-A Warrants remain outstanding.

         The Company has agreed to use its best efforts to prepare and file at its expense a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock underlying the 1999-A Warrants.
The Company will also seek to have the resale of the Common Stock by non-affiliates of the Company exempted from registration in applicable states.

         The 1999-A Warrants will be issued pursuant to a warrant agreement (the "1999-A Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates.

         The exercise price of the 1999-A Warrants and the number of shares of Common Stock issuable upon exercise of the 1999-A Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1999-A Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1999-A Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1999-A Warrants.

1999-B Common Stock Purchase Warrants

         Each 1999-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $2.00 per share. The 1999-B Warrants are exercisable at any time on or prior to March 31, 2000, or such later date as may be determined by the Company. As of the date hereof, all 3,560,000 1999-B Warrants remain outstanding.

         The Company has agreed to use its best efforts to prepare and file at its expense a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock underlying the 1999-B Warrants. The Company will also seek to have the resale of the Common Stock by non-affiliates of the Company exempted from registration in applicable states.

         The 1999-B Warrants will be issued pursuant to a warrant agreement (the "1999-B Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates.

         The exercise price of the 1999-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1999-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1999-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1999-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1999-B Warrants.

1998-B Common Stock Purchase Warrants

         Each 1998-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $4.00 per share, subject to reduction at any time by the Company. In October 1999, the exercise price was temporarily reduced to $2.00 through January 31, 2000. The 1998-B Warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by the Company.

         The 1998-B Warrants have been issued pursuant to a warrant agreement (the "1998-B Warrant Agreement") dated as of July 1, 1998 by and between the Company and American Stock Transfer & Trust Company, the transfer agent. The Company issued 139,000 1998-B Warrants to the Selling Shareholders pursuant to the 1998-B Warrant Agreement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. As of September 30, 1999, 5,000 1998-B Warrants remain outstanding.

         The Company has agreed, at its expense, to register for resale of the Common Stock underlying the 1998-B Warrants under the Act, and to exempt from registration such Common Stock for resale by non-affiliates of the Company, in those states in which the holders of the 1998-B Warrants are located.

         The exercise price of the 1998-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1998-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1998-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1998-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-B Warrants.


1998-A Common Stock Purchase Warrants

         Each 1998-A Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $4.00 per share, subject to reduction at any time by the Company. In October 1999, the exercise price was temporarily reduced to $2.00 through January 31, 2000. The 1998-A Warrants are exercisable at any time prior to March 5, 2003 or such later date as may be determined by the Company.

         The 1998-A Warrants have been issued pursuant to a warrant agreement (the "1998-A Warrant Agreement") dated as of January 28, 1998 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 375,000 1998-A Warrants to the Selling Shareholders pursuant to the 1998-A Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of September 30, 1999, 4,000 1998-A Warrants remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1998-A Warrants under the Act, and to exempt from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1998-A Warrants are located.

     The exercise price of the 1998-A Warrants and the number of shares of Common Stock issuable upon exercise of the 1998-A Warrants are subject to adjustment in certain circumstances, including a stock split of stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1998-A Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1998-A Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-A Warrants.

1997 Common Stock Purchase Warrants

         Each 1997 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $4.00 per share, subject to reduction at any time by the Company. In October 1999, the exercise price was temporarily reduced to $2.00 per share through January 31, 2000. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by the Company.

         The 1997 Warrants have been issued pursuant to a warrant agreement (the "1997 Warrant Agreement") dated as of April 8, 1997 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 160,000 1997 Warrants to the Selling Shareholders pursuant to the 1997 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of September 30, 1999, 158,500 1997 Warrants have been exercised and 1,500 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1997 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1997 Warrants are located.

         The exercise price of the 1997 Warrants and the number of shares of Common Stock issuable upon exercise of the 1997 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1997 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1997 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1997 Warrants.

1996-B Common Stock Purchase Warrants

         Each 1996-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $3.00 per share, subject to reduction at any time by the Company. In October 1999, the exercise price was temporarily reduced to $2.00 per share through January 31, 2000. The 1996-B Warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by the Company.

         The 1996-B Warrants have been issued pursuant to a warrant agreement dated as of February 28, 1997 (the "1996-B Warrant Agreement") dated as of December 27, 1996 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 37,400 1996-B Warrants to the Selling Shareholders pursuant to the 1996-B Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable securities laws. As of September 30, 1999, 33,400 1996-B Warrants were exercised and 4,000 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996-B Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996-B Warrants are located.

         The exercise price of the 1996-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1996-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1996-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1996-B Warrants.

1996 Common Stock Purchase Warrants

         Each 1996 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $5.00, or such lower price as may be determined by the Company from time to time. In October 1999, the exercise price was temporarily reduced to $2.00 per share through January 31, 2000. The 1996 Warrants are exercisable at any time through May 31, 2001, or such later date as may be determined by the Company.

         The 1996 Warrants have been issued pursuant to a 1996 Warrant Agreement dated as of May 1, 1996, by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 520,000 1996 Warrants to the Selling Shareholders pursuant to the 1996 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of September 30, 1999, 433,200 1996 Warrants were exercised and 86,800 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996 Warrants are located.

         The exercise price of the 1996 Warrants and the number of shares of Common Stock issuable upon exercise of the 1996 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1996 Warrant holders shall, at the option of the Company, be required to exercise the 1996 Warrants immediately prior to the closing of the transaction, or such 1996 Warrants shall automatically expire. Upon such exercise, the 1996 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1996 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1996 Warrant Termination Date.

1995 Common Stock Purchase Warrants

         Each 1995 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $5.00, or such lower exercise price as may be determined by the Company from time to time. In October 1999, the exercise price was temporarily reduced to $2.00 per share through January 31, 2000. The 1995 Warrants are exercisable at any time through January 31, 2001, or such later date as may be determined by the Company.

         The 1995 Warrants have been issued pursuant to a 1995 Warrant Agreement dated as of June 21, 1995, by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 510,000 1995 Warrants to the Selling Shareholders pursuant to the 1995 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of September 30, 1999, 442,700 1995 Warrants were exercised and 67,300 remain outstanding.

         The Company has registered for resale the Common Stock underlying the 1995 Warrants under the Act, and has registered or exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1995 Warrants are located.

         The exercise price of the 1995 Warrants and the number of shares of Common Stock issuable upon exercise of the 1995 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1995 Warrant holders shall, at the option of the Company, be required to exercise the 1995 Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the 1995 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1995 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1995 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1995 Warrant Termination Date.

Shares Eligible for Future Sale

         Of the 6,629,934 shares of Common Stock issued and outstanding on September 30, 1999, 4,499,560 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 2,130,374 are "restricted securities". As of September 30, 1999, there were 625,077 shares of Preferred Stock issued and outstanding, 420,677 of which are freely transferable without further registration or restriction under the Act (other than shares held by "affiliates" of the Company), and the remaining 204,400 are "restricted securities". The 625,077 shares of Preferred Stock issued and outstanding as of September 30, 1999 are convertible into 625,077 shares of Common Stock. Of such shares of Common Stock, 420,677 would be fully transferrable without registration or regulation under the Act or eligible for sale under the Rule and 204,400 would not be eligible for sale.

         As set forth in the prior paragraph, there were 2,130,374 shares of Common Stock and 204,400 shares of Preferred Stock which are "restricted securities" and cannot be resold without registration. All of such shares would become eligible for sale under Rule 144 during calender year 1999.

        In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

        As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), the Company's By-laws provide that Directors of the Company will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of the Company's Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock, Series A Preferred Stock, 1999-B Warrants, 1999-A Warrants, 1998-B Warrants, 1998-A Warrants, 1997 Warrants, 1996-B Warrants, 1996 Warrants and 1995 Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

        The Common Stock is being registered to permit public secondary trading of the Common Stock by the Selling Shareholders from time to time after the date of this Prospectus. The Company has agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the Common Stock covered by this Prospectus.

         The Common Stock offered by the Selling Shareholders pursuant to this Prospectus may be sold from time to time by the Selling Shareholders. The sale of the Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

         The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock and will pay all selling commissions, if any, applicable to the sale of the Common Stock. The Company is responsible for all other expenses incident to the offer and sale of the Common Stock.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless it has been registered or qualified for resale by the Selling Shareholder in the applicable state or an exemption from the registration or qualification requirement is available and complied with.


                                  LEGAL MATTERS

         The validity of the Common Stock has been passed upon for the Company by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.


                                     EXPERTS


         The consolidated financial statements of USA Technologies, Inc. at June 30, 1999 and 1998, and for each of the two years in the period ended June 30, 1999, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.


Report of Independent Auditors                                       F-1

Consolidated Balance Sheets                                          F-2

Consolidated Statements of Operations                                F-3

Consolidated Statements of Shareholders' Equity                      F-4

Consolidated Statements of Cash Flows                                F-6

Notes to Consolidated Financial Statements                           F-7

                        Report of Independent Auditors

To the Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations from its inception and its accumulated deficit through June 30, 1999, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                            /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
September 14, 1999

                             USA Technologies, Inc.
                           Consolidated Balance Sheets

                                                                                              June 30                September 30,
                                                                                     1999              1998             1999
                                                                                                                      (Unaudited)
                                                                                 -------------------------------------------------
Assets
Current assets:
    Cash and cash equivalents                                                    $  1,665,016     $    324,824     $    411,282
    Accounts receivable, less allowance for uncollectible accounts of $69,555 and $23,764 in 1999 and 1998, respectively and
       $75,505 at September 30, 1999 (unaudited)                                      361,463          222,743          441,456
    Inventory                                                                       1,255,836          436,971        1,120,687
    Subscriptions receivable                                                          178,873           19,875           96,060
    Prepaid expenses and deposits                                                      42,746           20,515          578,725
                                                                                 ----------------------------------------------
Total current assets                                                                3,503,934        1,024,928        2,648,210

Property and equipment, net                                                           143,670          151,906          184,715
Other assets                                                                           10,250           10,250           10,250
                                                                                 ----------------------------------------------
Total assets                                                                     $  3,657,854     $  1,187,084     $  2,843,175
                                                                                 ==============================================

Liabilities and shareholders' equity (deficit)
Current liabilities:
    Accounts payable                                                             $    917,141     $    576,787     $    907,176
    Equipment line of credit                                                          804,485               --          780,787
    Accrued expenses                                                                  498,548          430,643          711,776
    Current obligations under capital leases                                            4,393           22,810            4,613
                                                                                 ----------------------------------------------
Total current liabilities                                                           2,224,567        1,030,240        2,404,352

Senior Note, net of unamortized discount                                            2,054,232             --          2,310,842
Obligations under capital leases, less current portion                                 22,584            1,669           20,366
                                                                                 ----------------------------------------------
Total liabilities                                                                   4,301,383        1,031,909        4,735,560

Shareholders' equity (deficit):
   Preferred Stock, no par value:
     Authorized shares - 1,800,000
       Series A Convertible Preferred Authorized shares - 900,000
       Issued and outstanding shares - 640,577 and 618,236 at
       June 30, 1999 and 1998, respectively and 625,077 at September 30, 1999 -
       unaudited (liquidation preference of $9,734,212 at June 30, 1999 and
       $9,955,024 at September 30, 1999 - unaudited)                               4,537,128        4,538,114        4,427,388

   Common Stock, no par value:
     Authorized shares - 62,000,000
     Issued and outstanding shares - 6,191,097 and 4,016,384 at
       June 30, 1999 and 1998, respectively and 6,629,934 at                       14,277,763       11,223,213       15,104,873
       September 30, 1999 (unaudited)
   Subscriptions receivable                                                           (83,983)              --          (69,308)
   Accumulated deficit                                                            (19,374,437)     (15,606,152)     (21,355,338)
                                                                                 ----------------------------------------------
Total shareholders' equity (deficit)                                                 (643,529)         155,175       (1,892,385)
                                                                                 ----------------------------------------------
Total liabilities and shareholders' equity (deficit)                             $  3,657,854     $  1,187,084     $  2,843,175
                                                                                 ==============================================

See accompanying notes.

                             USA Technologies, Inc.
                      Consolidated Statements of Operations

                                                       Year ended                     Three months ended
                                                        June 30,                         September 30,
                                                  1999             1998             1999             1998
                                              -----------      -----------      -----------      -----------
                                                                                         (Unaudited)
Revenues:
    Equipment Sales                           $ 3,442,197      $ 1,588,487      $   358,327      $   712,294
    License and transaction fees                  448,319          236,742          154,865           80,165
                                              -----------      -----------      -----------      -----------
Total revenues                                  3,890,516        1,825,229          513,192          792,459


Operating Expenses:
    Cost of equipment sales                     2,962,922        1,261,729          316,385          623,178
    General and administrative                  2,687,744        2,213,984        1,185,611          453,420
    Compensation                                1,553,189        1,909,682          447,293          339,480
    Depreciation and amortization                  91,773          116,255           17,169           23,082
                                              -----------      -----------      -----------      -----------
Total operating expenses                        7,295,628        5,501,650        1,966,458        1,439,160
                                              -----------      -----------      -----------      -----------
                                               (3,405,112)      (3,676,421)      (1,453,266)        (646,701)


Other income (expense):
    Interest income                                 8,347           18,225           17,252            2,509
    Interest expense                             (135,505)          (8,443)        (418,375)          (1,411)
    Joint Venture activities                     (119,354)          98,358          (33,142)         (24,878)
                                              -----------      -----------      -----------      -----------
Total other income (expense)                     (246,512)         108,140         (434,265)         (23,780)
                                              -----------      -----------      -----------      -----------
Net loss                                       (3,651,624)      (3,568,281)      (1,887,531)        (670,481)


Cumulative preferred dividends and other
adjustments                                    (1,002,453)      (1,754,566)        (469,183)        (503,420)

                                              -----------      -----------      -----------      -----------
Loss applicable to common shares              $(4,654,077)     $(5,322,847)     $(2,356,714)     $(1,173,901)
                                              ===========      ===========      ===========      ===========
Loss per common share (basic and diluted)     $     (1.07)     $     (1.51)     $     (0.37)     $     (0.29)
                                              ===========      ===========      ===========      ===========
Weighted average number of common shares
outstanding (basic and diluted)                 4,348,866        3,532,048        6,410,516        4,022,912
                                              ===========      ===========      ===========      ===========


See accompanying notes.

                             USA Technologies, Inc.
                 Consolidated Statements of Shareholders' Equity


                                                   Series A
                                                  Convertible
                                                   Preferred        Common         Accumulated
                                                     Stock           Stock           Deficit          Total
                                                -----------------------------------------------------------------
Balance, June 30, 1997                          $  7,024,811   $   4,355,334     $ (10,534,004)   $    846,141
Issuance of 20,500 shares of Common Stock in
   exchange for consulting services                       --          68,096                --          68,096
Issuance of 950 shares of Common Stock to
   employees as compensation                              --           2,565                --           2,565
Conversion of 392,969 shares of Convertible
   Preferred Stock to 466,453 shares of
   Common Stock                                   (3,188,207)      3,188,207                --              --
Conversion of $1,388,772 of cumulative
   preferred dividends into 167,455 shares of
   Common Stock at $8.30 per share                        --       1,388,772        (1,388,772)             --
Conversion of $115,095 of cumulative
   preferred dividends into 11,509 shares of
   Common Stock at $10.00 per share                       --         115,095          (115,095)             --
Common Stock warrants exercised - 371,000 at
   $1.50 per warrant                                      --         556,500                --         556,500
Common Stock warrants exercised - 281,900 at
   $2.00 per warrant, net of offering costs
                                                          --         521,639                --         521,639
Common Stock warrants exercised - 187,100 at
   $2.50 per warrant                                      --         467,750                --         467,750
Exercise of 7,000 Common Stock options -
   at $.50 per share                                      --           3,500                --           3,500
Exercise of 4.50 Common Stock purchase rights
   - at $2.50 per share                                   --           1,125                --           1,125
Cancellation of 436,500 shares of Common
   Stock by the President of the Company                  --              --                --              --
Issuance of 150,000 shares (75 units) of
   Convertible Preferred Stock at $5.00 per
   share, in connection with 1997B Private
   Placement, net of offering costs                  701,510              --                --         701,510
Reduction in exercise price below the fair
   market value for 189,600 Common Stock
   options                                                --         554,630                 -         554,630
Net loss                                                  --              --        (3,568,281)     (3,568,281)
                                               ------------------------------------------------------------------
Balance, June 30, 1998                          $  4,538,114   $  11,223,213     $ (15,606,152)   $    155,175


                             USA Technologies, Inc.
           Consolidated Statements of Shareholders' Equity (continued)

                                                     Series A
                                                    Convertible
                                                     Preferred         Common       Subscriptions    Accumulated
                                                       Stock            Stock         Receivable       Deficit          Total
                                                    -------------------------------------------------------------------------------
Issuance of 55,600 shares (27.8 units) of
   Convertible Preferred Stock at $5.00 per
   share, in connection with 1998B Private
   Placement, net of offering costs                 $    234,485    $         --     $       --     $          --    $    234,485
Issuance of 9,200 warrants of Common Stock in
   exchange for services                                      --          18,400             --                --          18,400
Issuance of 80,400 shares of Common Stock in
   exchange for services                                      --         150,820             --                --         150,820
Issuance of 50 shares of Common Stock to an
   employee as compensation                                   --             100             --                --             100
Conversion of 3,326 shares of Convertible
   Preferred Stock to 3,326 shares of
   Common Stock                                         (235,471)        235,471             --                --              --
Conversion of $116,661 of cumulative
   preferred dividends into 11,666 shares of
   Common Stock at $10.00 per share                           --         116,661             --          (116,661)             --
Common Stock warrants exercised - 134,000 at
   $1.00 per warrant                                          --         134,000             --                --         134,000
Exercise of 45,000 Common Stock options - at
   $1.00 per share                                            --          45,000             --                --          45,000
Exercise of 3,540 Common Stock purchase
   rights - at $1.00 per share                                --           3,540             --                --           3,540
Issuance of 1,867,200 shares of Common
   Stock from the conversion of 466,800
   shares of Series B Equity Participating
   Preferred Stock, in connection with the
   1999 Senior Note Offering (Note 9)                         --         524,485             --                --         524,485
Issuance of 933,600 warrants in connection
   with the 1999 Senior Note Offering                         --       1,826,073             --                --       1,826,073
Subscriptions receivable relating to the 1999
   Senior Note Offering                                       --              --        (83,983)               --         (83,983)
Net loss                                                      --              --             --        (3,651,624)     (3,651,624)
                                                    -------------------------------------------------------------------------------
Balance, June 30, 1999                                 4,537,128      14,277,763        (83,983)      (19,374,437)       (643,529)

                             USA Technologies, Inc.
           Consolidated Statements of Shareholders' Equity (continued)

                                                     Series A
                                                    Convertible
                                                     Preferred         Common       Subscriptions    Accumulated
                                                       Stock            Stock         Receivable       Deficit          Total
                                                    -------------------------------------------------------------------------------
Issuance of 55,000 shares of Common Stock
   to employees as prepaid compensation                  --            110,000                              --           110,000
  (unaudited)
Conversion of 15,500 shares of Convertible
   Preferred Stock to 15,500 shares of
   Common Stock (unaudited)                        (109,740)           109,740                              --                --
Conversion of $93,370 of cumulative
   Preferred dividends into 9,337 shares of
   Common Stock at $10.00 per share
   (unaudited)                                           --             93,370                         (93,370)               --
Issuance of 223,000 shares of Common
  Stock in exchange for prepaid professional
  and consulting services (unaudited)                    --            446,000                              --           446,000
Exercise of 136,000 Common Stock
   warrants at $.50 per share (unaudited)                --             68,000                              --            68,000
Collection of subscriptions receivable
   (unaudited)                                                                          14,675                            14,675
Net loss (unaudited)                                     --                 --                      (1,887,531)       (1,887,531)
                                               ---------------------------------------------------------------------------------
Balance, September 30, 1999 (unaudited)          $4,427,388        $15,104,873       $ (69,308)   $ 21,355,338      $ (1,892,385)
                                               =================================================================================

See accompanying notes

                             USA Technologies, Inc.
                      Consolidated Statements of Cash Flows

                                                              Year ended June 30            Three months ended
                                                                                                September 30,
                                                              1999           1998           1999            1998
                                                          --------------------------------------------------------
                                                                                                 (Unaudited)
Operating activities
Net loss                                                  $(3,651,624)   $(3,568,281)   $(1,887,531)   $  (670,481)
Adjustments to reconcile net loss to net cash used in
    operating activities:
       Compensation charges incurred in connection
           with the issuance of Common Stock and
           Common Stock Purchase Warrants and
           Repricing Purchase Warrants and repricing of       169,320        625,291          6,000            100
           Common Stock options
       Depreciation                                            91,773        116,255         17,169         23,082
       Interest relating to Senior Note Offering               35,494             --        256,610             --
       Provision for allowance for uncollectible               45,791         10,441          5,950             --
            accounts
       Changes in operating assets and liabilities:
          Accounts receivable                                (184,511)      (204,224)       (85,943)      (437,207)
          Inventory                                          (832,685)      (147,634)       106,669       (306,410)
          Prepaid expenses, deposits, and other assets        (22,231)         5,155         14,021         (1,731)
          Accounts payable                                    340,354        200,499         (9,965)       980,155
          Accrued expenses                                     67,905        383,901        213,228        (10,410)
                                                          --------------------------------------------------------
Net cash used in operating activities                      (3,940,414)    (2,578,597)    (1,363,792       (422,902)
Investing activities
Purchase of property and equipment                            (40,141)          (723)       (29,734)        (8,650)
                                                          --------------------------------------------------------
Net cash used in investing activities                         (40,141)          (723)       (29,734)        (8,650)
Financing activities
Proceeds/(repayment) of line of credit agreement              804,485             --        (23,698)            --
Net proceeds from issuance of Senior Notes                  4,106,440             --             --             --
Net proceeds from issuance of Common Stock and
    Exercise of Common Stock Purchase Warrants                182,540      1,530,639         68,000         19,875
Collection of subscriptions receivable                             --             --         97,488             --
Net proceeds from issuance of Convertible
    Preferred Stock                                           254,360        761,510             --        234,485
Repayment of principal on capital lease obligations           (27,078)       (18,271)        (1,998)        (5,103)
                                                          --------------------------------------------------------
Net cash provided by financing activities                   5,320,747      2,273,878        139,792        249,257
                                                          --------------------------------------------------------
Net increase (decrease) in cash and cash equivalents        1,340,192       (305,442)    (1,253,734)      (182,295)
Cash and cash equivalents at beginning of year                324,824        630,266      1,665,016        324,824
                                                          --------------------------------------------------------
Cash and cash equivalents at end of year                  $ 1,665,016    $   324,824        411,282        142,529
                                                          ========================================================
Supplemental disclosures of cash flow information:
Conversion of Convertible Preferred Stock to
    Common Stock                                          $   235,471    $ 3,188,207             --             --
                                                          ========================================================
Conversion of Cumulative Preferred Dividends to
    Common Stock                                          $   116,661    $ 1,503,867             --             --
                                                          ========================================================
Subscriptions receivable                                  $   262,856    $    19,875             --             --
                                                          ========================================================
Cash paid during the year for interest                    $    95,089    $    18,777             --    $    18,777
                                                          ========================================================
Prepaid stock compensation                                         --             --    $   550,000             --
                                                          ========================================================
Transfer of inventory to property and equipment           $    13,820    $    88,981    $    28,840             --
                                                           ========================================================
Capital lease obligations incurred                        $    29,576    $        --             --             --
                                                           ========================================================

See accompanying notes.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements


1. Business

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. The Company is a provider and licensor of unattended, credit card activated control systems for the copying, debit card and personal computer industries. The Company's customers are principally located in the United States and are comprised of hotels, retail locations, university libraries, and public libraries. The Company generates its revenues from the direct sale of equipment utilizing its control systems, from retaining a percentage of the gross licensing fees generated by the control systems, and from a monthly administrative service fee. The Company offers the Business Express(R) principally to the hospitality industry. The Business Express(R) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit.

2. Accounting Policies

Basis of Financial Statement Presentation

The consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred substantial losses of $3.7 million and $3.6 million during each of the fiscal years ending June 30, 1999 and 1998, respectively, and cumulative losses from its inception through June 30, 1999 amounting to $16.6 million. Losses have continued through September 1999. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Interim Financial Information

The consolidated financial statements and disclosures included herein for the three months ended September 30, 1999 and 1998 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments consisting of adjustments of a normal and recurring nature which, in the opinion of management, are necessary for a fair presentation of the Company's consolidated financial position and the results of its operations and cash flows.

                             USA Technologies, Inc.

2. Accounting Policies (continued)

Consolidation

The consolidated financial statements include the accounts of the Joint Venture (Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation for the years ended June 30, 1999 and 1998, respectively.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.
Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment consists of control systems, which generate monthly transaction fees from usage and are depreciated using the straight-line method over three years, and furniture and vehicles, which are depreciated using the straight-line method over seven and five years, respectively, for financial statement purposes and accelerated methods for income tax reporting purposes.

Revenue Recognition

Revenue from the sale of equipment is recognized upon installation and customer acceptance of the related equipment. License and transaction fee revenue is recognized upon the usage of the Company's credit card activated control systems.

                             USA Technologies, Inc.

Research and Development

Research and development costs are charged to operations as incurred. Such research and development costs amounted to approximately $198,000 and $199,000 for the years ended June 30, 1999 and 1998, respectively. These costs are reflected in general and administrative and compensation expenses in the accompanying financial statements.

Income Taxes

The Company provides for income taxes using the asset and liability approach whereby deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Such differences result from differences in the timing of recognition by the Company of certain expenses, and the periods of amortization and depreciation of certain assets.

Accounting for Stock Options

Financial Accounting Standards Board issued Statement No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determination of stock- based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a proforma basis in Note 12.

                             USA Technologies, Inc.

2. Accounting Practices (continued)

Loss Per Common Share

Basic earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding of the period plus the dilutive effect of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock and cumulative preferred dividends was assumed during fiscal 1999 or 1998 because the assumed exercise of these securities would be antidilutive.

Impact of Recent Accounting Pronouncements

During June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130") and Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 130 requires financial statement reporting of all non-owner related changes in equity for the periods presented. SFAS 131 requires disclosure about revenue, earnings and other financial information pertaining to business segments by which a company is managed, as well as factors used by management to determine segments. Both SFAS 130 and SFAS 131 are effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 130 and SFAS 131 had no material effect on the Company's results of operations or financial condition.

Fair Value of Financial Instruments

Financial Accounting Standards Board Statement No. 107, Disclosures About Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes approximates book value as such notes are at market rates currently available to the Company.

                             USA Technologies, Inc.

3. Joint Venture

During September 1997, the Company entered into a five year Joint Venture Agreement with Mail Boxes Etc. ("MBE") to operate under the name "MBE Express Joint Venture" (hereinafter referred to as "Joint Venture") and exclusively sell and market the Company's Business Express(R) product under the name MBE Business Express(TM). Gross profits earned by the Joint Venture from sales on a National Account level and sales referred to the Joint Venture by MBE franchisees are split equally by the partners. Any sales generated by either of the partners responsible for obligating the customer for the sale would receive 75% of the gross profit and the other partner would receive 25% of the gross profit. The agreement also allows the Company to have the option to directly sell its Business Express products. All other revenues and expenses of the Joint Venture are shared equally by the partners. The Joint Venture Agreement specifies that if certain sales goals are not met by the Joint Venture, the Company may terminate the exclusivity provisions of the agreement after the second year. The Company manages the operations of the Joint Venture and handles all of its administrative matters. The Joint Venture also specifies that it may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided that the terminating partner has allowed the other partner at least a sixty-day period to cure any alleged breach.

During March 1998, the Joint Venture entered into an agreement with International Business Machines Corporation ("IBM") whereby IBM agreed to be the executional partner for certain aspects of the Joint Venture's business, including project management services, asset procurement and inventory financing, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. Services provided under this agreement commenced during the first quarter of fiscal 1999.

During 1998, the Joint Venture entered into an agreement with a hospitality corporation ("Corporation") that represented various hotel chains. The agreement provided for the Corporation to purchase a minimum of 100 MBE Business Express(TM) units for installation. Through June 30, 1999, all but two installations were completed. Revenues generated in connection with this agreement represented 49% of the fiscal year 1999 consolidated revenues.

                             USA Technologies, Inc.

3. Joint Venture (continued)

During September 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, (subsequently removed to the United States District Court for the southern District of California), alleging that 195 terminals purchased by MBE were defective and a refund of $141,260 plus lost profits (claimed to be several hundred thousand dollars) were sought by MBE. MBE further claimed that it was not obligated to purchase 600 additional terminals ordered in April 1998. The Company filed a counterclaim against MBE which claimed numerous areas where MBE breached the Joint Venture Agreement, breached its fiduciary responsibility, and trade libel. The counterclaim seeks recovery from MBE of monetary damages caused by MBE's actions, including lost profits, consequential damages and/or incidental damages and punitive damages for a total amount in excess of $10 million. As of June 30, 1999, limited discovery has been conducted by the parties and a trial date has not been set. Discovery is to be completed by February 18, 2000. On May 14, 1999 the Company notified MBE that the Company was terminating the Joint Venture Agreement, citing the numerous breaches of the Joint Venture Agreement. The Company believes the claims made by MBE are without merit and it will prevail in this matter. Accordingly, there has been no provision recorded in the consolidated financial statements.

At June 30, 1999 and 1998 the Joint Venture recorded accounts payable to MBE of approximately $64,000 and $64,000, respectively and approximately $95,000 (unaudited) at September 30, 1999 which principally represents amounts payable for inventory and other expenditures paid by MBE on behalf of the Joint Venture.

4. Property and Equipment

Property and equipment consist of the following:

                                            June 30             September 30
                                       1999         1998            1999
                                    --------      --------    ----------------
                                                                (Unaudited)

Control systems                     $410,983      $357,021       $461,971
Furniture and equipment              105,286        75,710        112,511
Vehicles                              10,258        10,259         10,259
                                    --------      --------       --------
                                     526,527       442,990        584,741
Less accumulated depreciation        382,857       291,084        400,026
                                    --------      --------       --------
                                    $143,670      $151,906       $184,715
                                    ========      ========       ========

Depreciation expense was approximately $92,000 and $116,000 for the years ended June 30, 1999 and 1998, respectively and $17,169 and $23,082 for the three months ended September 30, 1999 and 1998.

                             USA Technologies, Inc.

5. Accrued Expenses

Accrued expenses consist of the following:
                                                                 September 30,
                                              June 30                1999
                                        1999          1998        (Unaudited)
                                     ---------      --------     -------------

Accrued product warranty costs       $ 117,300      $102,520       $ 90,293
Accrued professional fees              101,000        76,000        258,260
Accrued compensation and related
   sales commissions                    88,135        79,147         87,095
Accrued other                          110,831        75,154        198,843
Accrued software license and
  support costs                         60,312        84,297         77,285
Advanced customer billings              20,970        13,525              -
                                     ---------      --------       --------
                                     $ 498,548      $430,643       $711,776
                                     =========      ========       ========

6. Related Party Transactions

At June 30, 1999 and 1998, and September 30, 1999 approximately $84,000, $26,000 and $113,904, respectively, of the Company's accounts payable were due to several shareholders for various legal and technical services performed. During the years ended June 30, 1999 and 1998 and for the three months ended September 30, 1999, the Company incurred approximately $381,000, $340,000 and $148,014, respectively, for these services.

7. Commitments

During May 1999, the Company entered into an agreement with IBM whereby IBM agreed to be the executional partner for certain aspects of the Company's business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. The agreement expands the original agreement entered into with the Joint Venture (Note 3) and provides for an increase from 1,000 to 5,000 locations and expanded the array of USA products which are eligible for IBM installation. In connection with this agreement, the Company has also entered into an inventory financing arrangement with IBM Credit Corporation whereby IBM Credit Corporation granted the Company an equipment line of credit of up to $1.5 million. Interest accrues on the outstanding line of credit balance at 10% per annum. At June 30, 1999 and September 30, 1999, respectively, $804,485 and $780,787 (unaudited) was outstanding.

                             USA Technologies, Inc.

7. Commitments (continued)

During November 1997, the Company entered into a new Employment and Non-Competition Agreement through June 30, 2000 (the Employment Agreement) with the Company's Chief Executive Officer, providing for a base annual salary of $100,000. The Employment Agreement is automatically renewed annually thereafter unless canceled by either the Chief Executive Officer or the Company. In connection with the Employment Agreement, the Chief Executive Officer canceled an aggregate of 436,500 shares of Common Stock held in escrow in accordance with the terms of an agreement with Pennsylvania Securities Commission entered into at the time of the initial public offering. The Employment Agreement also granted the Chief Executive Officer in the event of a "USA Transaction," as defined, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals five percent (subsequently amended to eight percent during fiscal year 1999) of all the then issued and outstanding shares of the Company's Common Stock. The Chief Executive Officer is not required to pay any additional compensation for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer's termination of employment.

The Company conducts its operations from various facilities under operating leases. Rental expense under such arrangements was approximately $83,000, $70,000 and $33,245 during the years ended June 30, 1999 and 1998 and for three months ended September 30, 1999 (unaudited), respectively. During the year ended June 30, 1999, the Company entered into agreements to lease $29,576 of equipment which was accounted for as capital leases. This computer equipment is included in control systems in the accompanying consolidated financial statements. Lease amortization of $25,076, $30,121 and $24,980 is included in depreciation expense for the years ended June 30, 1999 and 1998, and for three months ended September 30, 1999 (unaudited), respectively.

   Future minimum lease payments subsequent to June 30, 1999 under capital and noncancelable operating leases are as follows:

                                                                    Capital         Operating
                                                                    Leases           Leases
                                                                   --------        ----------
2000                                                               $  8,478         $139,000
2001                                                                  8,478          135,000
2002                                                                  8,478          133,000
2003                                                                  8,478          132,000
2004, thereafter                                                      4,413          126,000
                                                                   --------         --------
Total minimum lease payments                                         38,325         $665,000
Less amount representing interest                                    11,348         ========
                                                                   --------
Present value of net minimum lease payments                          26,977
Less current obligation under capital leases                          4,393
                                                                   --------
Obligation under capital leases, less current portion              $ 22,584
                                                                   ========

                             USA Technologies, Inc.

8. Income Taxes

At June 30, 1999 and 1998, the Company had net operating loss carryforwards of approximately $15,115,000 and $11,231,000, respectively, to offset future taxable income expiring through 2013. At June 30, 1999 and 1998, the Company recorded a deferred tax asset of $6,013,100 and $4,905,000, respectively, which were reduced by a valuation allowance of the same amount as the realization of these deferred tax assets are not certain.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                                            June 30
                                                                     1999               1998
                                                                 -----------        -----------
Deferred tax asset:
   Net operating loss carryforwards                              $ 5,530,000        $ 4,384,000
   Compensation expense on stock option re-pricing                   207,000            222,000
   Deferred research and development costs                           143,000            207,000
   Deferred pre-operating costs                                          900             18,000
   Other temporary differences                                       132,200             81,000
                                                                 -----------        -----------
                                                                   6,013,100          4,912,000
Deferred tax liabilities:
   Depreciation                                                            -             (7,000)
                                                                 -----------        -----------
Deferred tax asset, net                                            6,013,100          4,905,000
Valuation allowance                                               (6,013,100)        (4,905,000)
                                                                 -----------        -----------
                                                                 $         -        $         -
                                                                 ===========        ===========


As of June 30, 1993, the timing and manner in which the Company can utilize operating loss carryforwards and future tax deductions for capitalized items in any year was limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. The Company believes that such limitation could have an impact on the ultimate realization of its carryforwards and future tax deductions (generated through June 30, 1993). Cumulative losses generated for income tax purposes after June 30, 1993 through June 30, 1999, may be subject to similar limitation.

                             USA Technologies, Inc.

9. Senior Note Offering

During September 1998, the Company's Board of Directors authorized a $2,000,000 private placement offering (the "Senior Note Offering") of 200 units at a unit price of $10,000. Each unit consisted of a 12% Senior Note in the principal amount of $10,000, 1,500 1999-A Common Stock Purchase Warrants (subsequently increased to 2,000 Warrants) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). The Board of Directors also authorized the creation of 200,000 shares of the Series B. Each 1999-A Common Stock purchase warrant entitles the holder to purchase one share of Common Stock for $1.00 at any time through December 31, 2001. During January 1999, the Board of Directors authorized the reduction of the exercise price of the 1999-A Common Stock purchase warrants to $.50 through December 31, 1999. Each share of the Series B was automatically convertible into 4 shares of Restricted Common Stock at the time of a "USA Transaction," as defined in the Offering agreement. During January 1999, the Company's Board of Directors authorized the expanding of the rights of the Series B holders providing for each share of Series B to convert into 4 shares of Restricted Common Stock in the event of a reverse stock split.

During fiscal year 1999, the Company's Board of Directors authorized several increases to the allowable size of the Senior Note Offering with a total authorization of 500 units, $5,000,000 in gross proceeds, 1,000,000 1999-A Common Stock Purchase Warrants and 500,000 shares of Series B Equity Participating Preferred Stock.

During January 1999, the Chief Executive Officer purchased ten units of the Senior Note Offering for $100,000. The Board of Directors also approved the Chief Executive Officer's commitment to purchase an additional ten units for $100,000 which will be funded by his foregoing salary from April 1, 1999 through June 30, 2000. At June 30, 1999 and September 30, 1999, $84,296 and $69,308,
(unaudited), respectively, of this amount is included in subscriptions receivable.

The Senior Note Offering closed on June 23, 1999, generating net proceeds of $4,106,440 through the sale of 466.8 units, the issuance of 933,600 1999-A Common Stock purchase warrants and the issuance of 466,800 shares of Series B. In connection with the reverse stock split approved by the Company's shareholders at the Annual Meeting on May 27, 1999 (Note 11), the 466,800 shares of Series B were converted into 1,867,200 shares of restricted Common Stock effective June 7, 1999. The estimated fair value of the debt issue costs consisting of the 1999-A Common Stock purchase warrants and the Restricted Common Stock issued in connection with this Offering in the amount of $2,350,558 have been allocated to paid in capital. The resulting debt discount is being amortized over the term of the Senior Notes. Accumulated debt discount amortization at June 30, 1999 and September 30, 1999 was $35,494 and $64,165, (unaudited), respectively.

                             USA Technologies, Inc.

10. Preferred Stock

The Preferred Stock authorized may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock (1.2 shares from March 31, 1997 to December 31, 1997). Each share of Common Stock entitles the holder to one voting right. Series A Convertible Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 1999 and 1998 and September 30, 1999 amounted to $3,328,442, $2,442,650 and $3,704,254, respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder ($8.30 from March 31, 1997 to December 31, 1997). During the years ended June 30, 1999 and 1998 and September 30, 1999, certain holders of the Preferred Stock converted 33,259, 392,969 and 15,500 shares, respectively, into 33,029, 466,453 and 15,500 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $116,661, $1,503,867 and $93,370, respectively, into 11,564,
178,964 and 9,337 shares of Common Stock during the years ended June 30, 1999 and 1998 and three months ended September 30, 1999, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 1999. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

11. Common Stock Transactions

On May 27, 1999 the Company's shareholders approved a Plan of Recapitalization and amendment to the Company's Articles of Incorporation to effect a 1-for-10 reverse split of Common Stock. The reverse stock split became effective on June 7, 1999. All Common Stock per share amounts, and related Common Stock equivalents have been restated to reflect the reverse split in the accompanying consolidated financial statements.

The shareholders also approved an increase in the number of authorized shares of undesignated Series Preferred Stock from 1,200,000 to 1,800,000 and an increase in the number of authorized shares of Series A Preferred Stock from 787,591 to 900,000.

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

During July 1998, the Company's Board of Directors authorized a $700,000 private placement offering of 70 units at a unit price of $10,000. Each unit includes 2,000 shares of Convertible Preferred Stock and 5,000 1998-B Common Stock purchase warrants at an exercise price of $1.50 through January 1, 1999 and $4.00 per warrant thereafter. The Company terminated the offering on August 17, 1998, with 27.8 units sold generating net proceeds of $234,485 ($278,000 less offering costs of $43,515). During January 1999, the Company's Board of Directors reduced the exercise price of the 1998-B warrants to $1.00 per warrant through March 31, 1999. During fiscal year 1999, 134,000 warrants were exercised generating gross proceeds of $134,000. At June 30, 1999, there were 5,000 1998-B Common Stock purchase warrants outstanding from this offering.

During January 1998, the Company's Board of Directors authorized a $750,000 private placement offering of 75 units at a unit price of $10,000. Each unit included 2,000 shares of Convertible Preferred Stock and 5,000 1998-A Common Stock purchase warrants at an exercise price of $1.50 through June 30, 1998 and $4.00 thereafter through March 5, 2003. The Company terminated this offering during February 1998 selling all 75 units and generating net proceeds of $701,510 ($750,000 less offering costs of $48,490). During fiscal year 1998, 371,000 1998-A Common Stock purchase warrants were exercised at $1.50 per warrant generating gross proceeds of $556,500. At June 30, 1999, there were 4,000 1998-A Common Stock purchase warrants outstanding from this offering.

During June 1997, the Company closed on a private placement offering of Convertible Debentures (the Placement) resulting in net proceeds to the Company of $451,169. The Placement was issued pursuant to Regulation S of the Securities Act of 1933 to five qualified purchasers, as defined, (Purchasers). The Placement was convertible by the Purchasers into Common Stock at any time after 45 days from issuance (August 7, 1997) and through the Placement's maturity of June 1, 2002 at the option of the Purchaser. The conversion or redemption rate (hereinafter referred to as conversion rate) was equal to the lesser of 100% of the average closing bid price of the Common Stock for the five trading days immediately preceding June 23, 1997, or 65% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date prior to the conversion or redemption date. Upon maturity (unless converted or redeemed prior thereto), the Placement would be automatically converted into shares of Common Stock at the conversion rate. During fiscal year 1998, the entire Placement was converted (at varying prices) into 191,574 common shares. Certain affiliates of the placement agent

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

were issued non-detachable Common Stock purchase warrants, exercisable immediately, to purchase up to 200,000 shares of the Company's Common Stock at $2.00 per warrant at any time through June 22, 2002. Through June 30, 1999, 90,000 of these warrants were exercised generating gross proceeds of $180,000. At June 30, 1999, there were 110,000 purchase warrants outstanding.

In connection with a March 1997 private placement offering, the Company issued 160,000 1997 Common Stock purchase warrants at an exercise price of $2.00 per warrant through October 31, 1997 and $4.00 per warrant thereafter through February 28, 2002. Through June 30, 1999, 158,500 warrants were exercised at $2.00 per warrant generating gross proceeds of $317,000. At June 30, 1999, 1,500 of the 1997 Common Stock purchase warrants were outstanding.

In connection with a November 1996 private placement offering, the Company issued 37,400 1996-B Common Stock purchase warrants at an exercise price of $2.00 per share through October 31, 1997 and $3.00 per warrant thereafter through February 28, 2002. Through June 30, 1999, 33,400 warrants were exercised at $2.00 per warrant generating gross proceeds of $66,800.
At June 30, 1999, 4,000 of the 1996-B Common Stock purchase warrants were outstanding.

In connection with a 1996 private placement offering, the Company issued 520,000 1996 Common Stock purchase warrants at an exercise price of $4.00 through December 31, 1996 and $5.00 per warrant thereafter through May 31, 2001. Through June 30, 1999, 433,200 warrants were exercised generating gross proceeds of $922,900. At June 30, 1999, 86,800 1996 Common Stock purchase warrants were outstanding.

In connection with a 1995 private placement offering, the Company issued 141,400 1995 Common Stock purchase warrants at an exercise price of $2.50 through October 1997 and $5.00 per warrant thereafter through January 31, 2001. Through June 30, 1999, 74,100 warrants were exercised at $2.50 per warrant generating gross proceeds of $185,250. At June 30, 1999, 67,300 1995 Common Stock purchase warrants were outstanding.

At June 30, 1999 and 1998, the Company had outstanding 11,740 and 15,280 Common Stock purchase rights, respectively. These Common Stock purchase rights, issued in 1993, allow the holder to purchase shares of the Company's Common Stock at $10.00 per share and are exercisable through June 30, 2000. During fiscal year 1999, the Company's Board of Directors authorized a reduction in the exercise price from $10.00 per share to $1.00 per share from January 21, 1999 through March 31, 1999.

                             USA Technologies, Inc.

12. Stock Options

The Company's Board of Directors has granted options to employees and consultants to purchase shares of Common Stock at or above fair market value. All options granted have 5 year terms and vest and become fully exercisable on the schedule established by the contract which granted the option. During April 1998, the Company's Board of Directors authorized the reduction in the exercise price of 189,600 options from $2.50-$4.50 per share to $.50-$2.00 per share. As the new exercise prices were below the fair market value of the Company's common stock on the date of repricing, the Company recorded a non-cash charge to compensation expense of approximately $555,000 during fiscal year 1998.

The following table summarizes all stock option activity:

                                                                    Exercise
                                          Common Shares Under         Price
                                            Options Granted         Per Share
                                          -------------------      ----------
Balance at June 30, 1997                        397,100           $  .50-$5.00
Granted                                          30,000           $ 4.50-$5.00
Exercised                                        (7,000)              $  .50
                                                -------           ------------
Balance at June 30, 1998                        420,100           $  .50-$5.00
Granted                                         542,000               $ 2.00
Exercised                                       (45,000)              $ 1.00
                                                -------           ------------
Balance at June 30, 1999                        917,100           $  .50-$5.00
Granted (unaudited)                              30,000               $ 2.00
                                                -------           ------------
Balance at September 30, 1999                   947,100           $  .50-$5.00
                                                =======           ============

The price range of the outstanding and exercisable common stock options at June 30, 1999 is as follows:

                                           Weighted
                                            Average                                                Weighted
     Option                                Remaining          Weighted                             Average
    Exercise              Options        Contract Life        Exercise              Options        Exercise
     Prices             Outstanding          (Yrs.)             Price             Exercisable       Price
    --------            -----------      -------------        ---------           -----------      --------
   $   0.50                 5,000             2.02          $    0.50                 5,000        $   0.50
   $   1.50               132,100             1.31          $    1.50               132,100        $   1.50
   $   2.00               549,500             4.76          $    2.00               346,167        $   2.00
   $   2.50               131,500             2.76          $    2.50               131,500        $   2.50
   $   4.50                84,000             2.34          $    4.50                84,000        $   4.50
   $   5.00                15,000             2.55          $    5.00                15,000        $   5.00
                          -------                           ---------------         -------
                          917,100                           $    0.50-$5.00         713,767
                          =======                           ===============         =======

The price range of the outstanding and exercisable common stock options at September 30, 1999 is as follows:

                                           Weighted
                                            Average                                                Weighted
     Option                                Remaining          Weighted                             Average
    Exercise              Options        Contract Life        Exercise              Options        Exercise
     Prices             Outstanding          (Yrs.)             Price             Exercisable       Price
    --------            -----------      -------------        ---------           -----------      --------
   $   0.50                 5,000             1.77          $    0.50                 5,000        $   0.50
   $   1.50               132,100             1.22          $    1.50               132,100        $   1.50
   $   2.00               579,500             4.71          $    2.00               371,167        $   2.00
   $   2.50               131,500             1.14          $    2.50               131,500        $   2.50
   $   4.50                84,000             2.31          $    4.50                84,000        $   4.50
   $   5.00                15,000             2.29          $    5.00                15,000        $   5.00
                          -------                           ---------------         -------
                          947,100                           $    0.50-$5.00         738,767
                          =======                           ===============         =======

                             USA Technologies, Inc.

12. Stock Options (continued)

Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                                                 June 30                   September 30
                                                                          1999             1998                1999
                                                                      -------------    -------------     ----------------
                                                                                                            (unaudited)
Net loss applicable to common shares as reported under APB 25:
                                                                      $ (4,654,077)    $ (5,322,847)       $(2,356,714)
Stock option expense per SFAS 123                                         (620,236)        (391,704)          (167,062)
                                                                      ------------     ------------        -----------
Pro forma net loss                                                    $ (5,274,313)    $ (5,714,551)       $(2,523,776)
                                                                      ============     ============        ===========

Loss per common share as reported                                     $      (1.07)    $      (1.51)       $     (0.37)
Pro forma net loss per common share                                   $      (1.21)    $      (1.62)       $     (0.39)

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 1999 and 1998; risk-free interest rate of 6.0% and 5.5%, respectively; an expected life of 2 years; no expected cash dividend payments on common stock and volatility factors of the expected market price of the Company's common stock, based on historical volatility of
1.364 and 0.793, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options.

                             USA Technologies, Inc.

13. Retirement Plan

During September 1998, the Company adopted a Savings and Retirement Plan (the
Plan) which allows employees who have attained the age of 21 and have completed one year of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. The Plan does not provide for any matching contribution by the Company, however, the Board of Directors may authorize, at its sole discretion, Company contributions to the Plan. During fiscal year 1999 and 1998, there were no contributions made to the Plan by the Company.

14. Subsequent Events

During July 1999, the Company's Board of Directors granted a new director 10,000 options to purchase Common Stock of the Company at $2.00 per share. The Board also granted to two consultants a total of 250,000 Common Stock purchase warrants at $2.50 per share in connection with financial and public relations services. During August 1999, the Company's Board of Directors issued to various employees and consultants a total of 377,800 shares of Common Stock at $2.00 per share for services rendered or to be rendered in fiscal year 2000 in lieu of cash compensation.

Subsequent to June 30, 1999 136,000 1999-A Common Stock purchase warrants were exercised at $.50 per warrant, generating gross proceeds of $68,000.

15. Events (Unaudited) Subsequent to the Date of the Auditors' Report

During October 1999, the Company's Board of Directors authorized that at any time through December 31, 2001, each holder of the 12% Senior Notes shall have the right to convert all or any portion of the principal amount of their Note into shares of the Company's Common Stock at $2.50 per share. As of September 30, 1999, there were no conversions of the Notes.

During October 1999, the Company's Board of Directors authorized a private placement offering for up to $1,500,000. Each $10,000 unit in the offering consisted of 10,000 shares of the Company's restricted Common Stock and 10,000 1999-B Common Stock purchase warrants. Each 1999-B Common Stock purchase warrant is exercisable at $2.00 per share. The warrants expire on March 31, 2000 or such later date as may be determined by the Company. During November 1999 and January 2000, the Company's Board of Directors authorized two increases in the aggregate amount of the pending private placement offering from $1,500,000 to $3,560,000. Through December 12, 1999, the Company sold 356 units generating gross proceeds of $3,560,000 and has issued 3,560,000 1999-B Common Stock purchase warrants.

During October 1999, the Company's Board of Directors reduced the exercise price of the outstanding Common Stock purchase rights from $10.00 to $2.00 per share through January 31, 2000. Additionally, through January 31, 2000, the 1995 and 1996 Common Stock Purchase Warrants were reduced from $5.00 to $2.00; the 1996-B warrants were reduced from $3.00 to $2.00 and the 1997, 1998-A and 1998-B warrants were reduced from $4.00 to $2.00. Additionally, the Company's Board of Directors reduced the exercise price from $3.00 to $2.00 of the outstanding Common Stock purchase warrants issued to I.W. Miller Group, Inc., to purchase up to 50,000 shares of Common Stock. The reduction is effective through January 31, 2000.

From October 1, 1999 through December 31, 1999, an additional 627,700 1999-A Common Stock purchase warrants were exercised at $.50 per warrant generating gross proceeds of $313,850.

During November 1999, the Company issued fully vested Common Stock options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers. Each option is exercisable at $2.00 per share and any time within 5 years from the issuance date.

During November 1999, the Company's Board of Directors authorized the issuance of 50,000 shares of fully vested Common Stock to members of the law firm that currently represents the Company in connection with the pending litigation with Mail Boxes Etc. in lieu of a cash payment for such services.

         On January 7, 2000 the Company filed a First Amended Answer and Counterclaims to the legal action described in Note 3. As set forth above, the Company has denied the allegations set forth in MBE's original complaint of September 1998. In addition to the counterclaims previously set forth, the Company has stated additional claims against MBE, including that MBE misrepresented to USA that MBE's franchisees would be capable of selling the Joint Venture's products. The new counterclaims seek relief from MBE for intentional and negligent misrepresentation and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages. The Company has eliminated its demand for injunctive relief regarding the Joint Venture Agreement and ICW Project as described above because the Joint Venture has now been terminated.

        On January 7, 2000, MBE filed a First Amended Complaint. In addition to the allegations set forth in MBE's original complaint, MBE has stated numerous additional claims against the Company, including that the Company failed to develop for MBE a working ICW Project as promised, the Company owes MBE $392,760 under the Joint Venture Agreement, the Company has breached the Joint Venture Agreement, and the Company's technology was not viable and "public proof" as promised. The new claims seek relief from the Company for intentional misrepresentation, breach of the Joint Venture Agreement, breach of express and implied warranty, breach of fiduciary duty, and trade libel, and seek recovery of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         The Company believes that the claims of MBE are without merit and that it will prevail in this matter. Accordingly, there continues to be no provision recorded for this action in the accompanying consolidated financial statements.

         Both parties have requested a jury trial. To date, the parties have been conducting discovery but no trial date has been set. By court order, discovery is currently required to be completed by February 18, 2000, although both parties are seeking an extension of this deadline.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

        Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. The Company's Bylaws substantively provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

        Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. The Company's By-laws eliminate the personal liability of the directors to the fullest extent permitted by
Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Common Stock, other than underwriting discounts and commissions.




Securities and Exchange Commission - Registration Fee .          $ 7,617.20
Printing and Engraving Expenses . . . . . . . . . . . .          $ 5,000.00
Accounting Fees and Expenses. . . . . . . . . . . . . .          $10,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . .          $10,000.00
                                                                 ----------

         Total . . . . . . . . . . . . . . . . . .               $32,617.20
                                                                 ----------





Item 26. Recent Sales of Unregistered Securities.


        During the three years immediately preceding the date of the filing of this Registration Statement, the following securities were issued by the Company without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.


        During January and February 1997, the Company sold 9.35 units at $10,000. Each unit consisted of 1,000 shares of Preferred Stock and 4,000
1996-B Common Stock Purchase Warrants. An aggregate of 9,350 shares of Preferred Stock and 37,400 1996-B Common Stock Purchase Warrants were sold to 16 accredited investors. The offering was offered and sold only to accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

        During April, May, June and July 1997, the Company sold 40 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 4,000 1997 Common Stock Purchase Warrants. An aggregate of 80,000 shares of Preferred Stock and 160,000 1997 Common Stock Purchase Warrants were sold to 44 accredited investors and 10 non-accredited investors. In connection therewith, Adele and Austin Hepburn purchased a total of 1 1/4 units for $12,500. Ms. Hepburn is the Director of Public Relations of the Company. The offering was sold to accredited investors and less than 35 non-accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. ("GEMA") which provided GEMA with the exclusive right to place the Convertible Securities with qualified purchasers. Upon completion of the sale of the Convertible Securities, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 200,000 shares of the Company's Common Stock at a price of $2.00 per share at any time prior to June 23, 2002. The securities were offered and sold in an offshore transaction to a non-U.S. person and was therefore exempt from registration under Regulation S promulgated under the Act.

         During the quarter ended March 1997, the Company sold 75 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 5,000 1998-A Common Stock Purchase Warrants. An aggregate of 150,000 shares of Preferred Stock and 375,000 1998-A Common Stock Purchase Warrants were sold to 44 accredited investers and 15 non-accredited investors. The offering was sold to accredited investors and less than 35 non-accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During July and August 1998, the Company sold 27.8 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 5,000 1998-B Common Stock Purchase Warrants. An aggregate of 55,600 shares of Preferred Stock and 139,000 1998-B Common Stock Purchase Warrants were sold to 20 accredited investors. The offering was sold only to accredited investors, involved no general solicitation or advertising, and was therefor exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         Other than the securities issued pursuant to Regulation S, the above securities were isued pursuant to the exemption set forth in Section 4(2) of the Act.

         From September 1998 through June 23, 1999, the Company sold 466.8 units at $10,000 each, for an aggregate of $4,668,000. Each unit consisted of a $10,000 principal amount 12% Senior Note, 2,000 1999-A Common Stock Purchase Warrants, and 1,000 shares of Series B Equity Participating Preferred Stock. The offering was sold to 223 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         In June 1999, pursuant to the terms of the Series B Preferred Stock, each share of Series B Preferred Stock was exchanged for 4 shares of Common Stock, or an aggregate of 1,867,200 shares of Common Stock. Such exchange was exempt from registration under the Act pursuant to Section 3(a)(9) of the Act. The 1,867,200 shares of Common Stock are restricted securities as defined under Rule 144 promulgated under the Act.

         In June 1999, the Company issued 43,400 shares of Common Stock to Harmonic Research, Inc., a broker-dealer, as part of its compensation in connection with its assisting the Company to raise monies in a private placement offering. The Company also issued to Harmonic Research, Inc. 9,400 1999-A Common Stock Purchase Warrants. The shares and warrants are restricted securities as such term is defined in Rule 144 promulgated under the Act and were issued pursuant to Section 4(2) thereof.

         In June 1999, the Company issued to Robert Flaherty 4,000 shares of Common Stock in connection with public relations services rendered to the Company. Such shares were exempt from registration under Section 4(2) promulgated under the Act.

         In June 1999, the Company issued 10,000 shares of Common Stock to Rick Joshi in consideration of consulting services performed on behalf of the Company. The shares were esxempt from registration pursuant to Section 4(2) promulgated under the Act.

         In July 1999, the Company issued to I. W. Miller Group, Inc. fully vested warrants to acquire up to 100,000 shares, 50,000 of which are exercisable at $2.00 per share and 50,000 of which are exercisable at $3.00 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Miller pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the Warrants will be issued pursuant to such exemption.

         In July 1999, the Company issued to Harmonic Research, Inc. fully vested warrants to acquire up to 150,000 shares of Common Stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued pursuant to Rule 506 under the Act, and the shares of Common Stock underlying the Warrants will be issued pursuant to such exemption.

         In August 1999, the Company issued 3,000 shares of Common Stock to Robert Flaherty in consideration of public relations services performed on behalf of the Company. The shares were exempt from registration under Rule 701 promulgated under the Act.

         During October, November and December, 1999, the Company sold 356 units at $10,000 each, for an aggregate of $3,560,000. Each unit consisted of
10,000 shares of Common Stock and 10,000 1999-B Common Stock Purchase Warrants. The offering was sold to 196 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

II. Stock Options

         In February 1997, the Company issued to Leland P. Maxwell options to purchase up to 20,000 shares of Common Stock at $4.50 per share.

         In June 1997, the Company issued to Haven Brock Kolls options to purchase up to 10,000 shares of Common Stock at $4.50 per share.

         In June 1997, the Company issued to Keith Sterling options to purchase up to 10,000 shares of Common Stock at $4.50 per share.

         In June 1997, the Company issued to Stephen Herbert options to purchase up to 10,000 shares of Common Stock at $4.50 per share.

         In June 1997, the Company issued to Michael Feeney options to purchase up to 500 shares of Common Stock at $4.50 per share.

         In September 1997, the Company issued to RAM Group, a consultant, options to purchase up to 5,000 shares of Common Stock at $5.00 per share.

         In December 1997, the Company issued to Joseph Donahue options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In December 1997, the Company issued Phillip A. Harvey options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In April 1998, the Company issued to Stephen Herbert options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In April 1998, the Company issued to Haven Brock Kolls options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In April 1998, the Company issued to Leland P. Maxwell options to purchase up to 5,000 shares of Common Stock at $4.50 per share.

         In June 1999, the Company issued options to purchase an aggregate of 470,000 shares of Common Stock at $2.00 per share to its executive officers, as follows: George R. Jensen, Jr. - 180,000 options; Stephen P. Herbert - 110,000 options; Haven Brock Kolls - 100,000 options; Leland Maxwell - 40,000 options; Michael Lawlor - 20,000 options; and Joseph Donahue - 20,000 options.

         In June and July 1999, the Company issued options to purchase an aggregate of 70,000 shares of Common Stock at $2.00 per share to its outside directors, as follows; Steven Katz - 10,000 options; Edwin R. Boynton - 10,000 options; Peter Kapourelos - 10,000 options; William Sellers - 10,000 options; Henry Smith - 10,000 options; William Van Alen, Jr. - 10,000 options; and Douglas M. Lurio - 10,000 options.

         In June 1999, the Company issued options to purchase an aggregate of 12,000 shares of Common Stock at $2.00 per share to six employees as follows:
Margaret Broadwell - 5,000 options; Cecil Ledesma - 2,000 options; Amy Thigpen - 2,000 options; Vivian Stroud - 1,000 options; Jim Tierney - 1,000 options; and Dave DeMedio - 1,000 options.

         In August 1999, the Company issued to Michael Lawlor options to purchase an aggregate of 20,000 shares of Common Stock at $2.00 per share.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share.

         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants to the Company, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

III.     Common Stock-For Cash.

         In June 1997, options to purchase 15,000 shares of Common Stock at $.50 per share were exercised by the holders thereof.

         In September 1997, options to purchase 7,000 shares of Common Stock at $.50 per share were exercised by the holders thereof.

         In December 1999, warrants to purchase 100,000 shares of Common Stock at $2.00 per share were exercised by the holder thereof.

         All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing securityholders of the Company, the securities issued contained restrictive legends, and the issuance did not involve any general solicitation or advertising.

            Exhibit
            Number                           Description
            -------------------------------------------------------
            3.1 Articles of Incorporation of Company filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.1 First Amendment to Articles of Incorporation of the Company filed on July 17, 1992 (Incorporated by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.2 Second Amendment to Articles of Incorporation of the Company filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

            3.1.3 Third Amendment to Articles of Incorporation of the Company filed on October 5, 1992 (Incorporated by reference to Exhibit 3.1.3 to Form SB-2 Registration Statement No. 33-70992).

            3.1.4 Fourth Amendment to Articles of Incorporation of the Company filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

            3.1.5 Fifth Amendment to Articles of Incorporation of the Company filed on June 7, 1995(Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

            3.1.6 Sixth Amendment to Articles of Incorporation of the Company filed on May 1, 1996 (Incorporated by reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465).

            3.1.7 Seventh Amendment to Articles of Incorporation of the Company filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

            3.1.8 Eighth Amendment to Articles of Incorporation of the Company filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for fiscal year ended June 30, 1998).

            3.1.9 Ninth Amendment to Articles of Incorporation of the Company filed on October 1, 1998. (Incorporated by reference to Exhibit 3.1.9 to Form SB-2 Registration Statement No. 333-81591).

            3.1.10 Tenth Amendment to Articles of Incorporation of the Company filed on April 12, 1999. (Incorporated by reference to Exhibit 3.1.10 to Form SB-2 Registration Statement No. 333-81591).

            3.1.11 Eleventh Amendment to Articles of Incorporation of the Company filed on June 7, 1999. (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

            3.2 By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

            4.1 Warrant Agreement dated as of June 21, 1995 between the company and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31,
                       1995).

            4.2        Form of Warrant Certificate (Incorporated by reference to
                       Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

            4.3 1996-B Warrant Agreement dated as of December 27, 1996 between the Company and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement No. 333-30853).

            4.4 Form of 1996-B Warrant Certificate (Incorporated by reference to Exhibit 4.2 to Form SB-2 Registration Statement No. 333-30853).

            4.5        Form of 1997 Warrant (Incorporated by reference to
                       Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

            4.6        Form of 12% Senior Note (Incorporated by reference to
                       Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

            4.7        Warrant Certificate of I.W. Miller Group, Inc.
                       (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 333-84513, filed August 4,
                       1999)

            4.8        Warrant Certificate of Harmonic Research, Inc.
                       (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513, filed August 4,
                       1999)

          **5.1        Opinion of Lurio & Associates, P.C.

            10.1 Employment and Non-Competition Agreement between the Company and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

            10.2 Robert L. Bartlett common Stock Options dated as of July 1, 1993 (incorporated by reference to Exhibit 10.9 to Form SB-2 Registration Statement No. 33-70992).

            10.3 Edward J. Sullivan Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.10 to Form SB-2 Registration Statement No. 33-70992).

            10.4 Keith L. Sterling Common Stock Options dated July 1, 1993 (Incorporated by reference to Exhibit 10.11 to Form SB-2 Registration Statement No. 33-70992).

            10.5 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

            10.6 Gregory C. Rollins Common Stock Options dates as of August 23, 1993 (Incorporated by reference to Exhibit
                       10.13 to Form SB-2 Registration Statement No. 33-70992).


            10.7 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit
                       10.23 to Form SB-2 Registration Statement No.
                       33-70992).

            10.8 Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

            10.8.1 First Amendment to Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit
                       10.13.1 to Form SB-2 Registration Statement No.
                       333-09465).

            10.9 Agreement of Lease dated March 16,1994, by and between the Company and G.F. Florida Operating Alpha, Inc. (Incorporated by reference to Exhibit 10.33 to Form SB-2 Registration Statement No. 33-70992).

            10.10 Megan N. Cherney Common Stock Options dated as of April 1, 1994 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration Statement No. 33-70992).

            10.11 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

            10.11.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

            10.12 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).


            10.13 Employment and Non-Competition Agreement between the Company and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

            10.14 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit
                       10.29 to Form SB-2 Registration Statement
                       No.333-09465).

            10.15 Employment and Non-Competition Agreement between the Company and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

            10.16 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).


            10.17 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit
                       10.34 to Form SB-2 Registration No. 33-98808).

            10.18 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit
                       10.35 to Form SB-2 Registration No. 33-98808).

            10.19 Philip A. Harvey Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.36 to Form SB-2 Registration No. 33-98808).

            10.20 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

            10.21 Employment and Non-Competition Agreement between the Company and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

            10.22 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit
                       10.40 to Form SB-2 Registration No. 33-98808).

            10.23 Letter between the Company and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

            10.24 Business Express Agreement between the Company and 1217909 Ontario Inc. dated May 20, 1997 (Incorporated by reference to Exhibit 10.42 to Form 8-K filed on May 22, 1997).

            10.25 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.43 to Form SB-2 Registration Statement No.
                       333-30853).

            10.26 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

            10.27 Keith Sterling Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.45 to Form SB-2 Registration Statement No.
                       333-30853).

            10.28 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.46 to Form SB-2 Registration Statement No.
                       333-30853).

            10.29 Joint Venture Agreement dated September 24, 1997 between the Company and Mail Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on September 26, 1997).

            10.30 Employment and Non-competition Agreement between the Company and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

          **10.31.1    First Amendment to Employment and Non-Competition
                       Agreement between the Company and George R. Jensen, Jr., dated as of June 17, 1999.

            10.31 Agreement between the Compapny and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit
                       10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.32 Agreement between the Company and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.33 Agreement between the Company and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit
                       10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.34 Separation Agreement between the Company and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12,
                       1998).

            10.35 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

            10.36 Consulting Agreement between Ronald Trahan and the Company dated November 16, 1998 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998).

            10.37 Consulting Agreement between Mason Sexton and the Company dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

            10.38 Financial Public Relations Agreement between the Company and I.W. Miller Group, Inc. dated August 1, 1999 (incorporated by reference to Exhibit 10.38 to Registration Statement No. 333-84513 on Form SB-2 filed on August 4, 1999).

            10.39 Consulting Agreement between Harmonic Research, Inc. and the Company dated August 3, 1999 (incorporated by reference to Exhibit 10.39 to Registration Statement No. 333-84513 on Form SB-2 filed on August 4, 1999).

          **23.1       Consent of Ernst & Young LLP.

          **27.1       Power of Attorney


     -------------------------------------------------------------------
     ** -- Filed herewith.

Item 28.  Undertakings.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on January 18, 2000.

                                    USA TECHNOLOGIES, INC.

                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Jensen, Jr. and Leland P. Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.

     Signatures                          Title                Date
     ----------                          -----                ----

/s/ George R. Jensen, Jr.        Chairman of the Board,       January 18, 2000
----------------------------        and Chief Executive
George R. Jensen, Jr.               Officer (Principal
                                    and Chief Executive
                                    Officer) Director

/s/ Leland P. Maxwell            Vice President, Chief        January 18, 2000
----------------------------        Financial Officer
Leland P. Maxwell                   Treasurer (Principal
                                    Accounting Officer)

/s/ Stephen P. Herbert           President, Chief             January 18, 2000
----------------------------        Operating Officer,
Stephen P. Herbert                  Director


/s/ William W. Sellers           Director                     January 18, 2000
----------------------------
William W. Sellers


/s/ Peter G. Kapourelos          Director                     January 18, 2000
----------------------------
Peter G. Kapourelos

                                 Director                     January __, 2000
----------------------------
Henry B. duPont Smith


                                 Director                     January __, 2000
----------------------------
William L. Van Alen, Jr.

                                 Director                     January __, 2000
----------------------------
Steven Katz

/s/ Douglas M. Lurio             Director                     January 18, 2000
----------------------------
Douglas M. Lurio

                                 Director                     January __, 2000
----------------------------
Edwin R. Boynton



                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

   5.1            Opinion of Lurio & Associates


  10.31.1 First Amendment to Employment and Non-Competition Agreement between the Company and George R. Jensen, Jr., dated as of June 17, 1999.


  23.1            Consent of Independent Auditors


  24.1            Power of Attorney (appears as part of signature page)


----------------